EXHIBIT 99.1

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                              SYRATECH CORPORATION,

                      WALLACE INTERNATIONAL de P.R., INC.,

                             CHI INTERNATIONAL, INC.

                                       and

                             SYRATECH (H.K.) LIMITED

                                 as the Sellers

                                       AND

                        SYRATECH ACQUISITION CORPORATION

                                as the Purchaser

                                       and

                              LIFETIME BRANDS, INC.









                            Dated as of March 8, 2006


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  DEFINITIONS.........................................................1
           1.1    Certain Definitions..........................................1
           1.2    Terms Defined Elsewhere in this Agreement...................10
           1.3    Other Definitional and Interpretive Matters.................12
           1.4    Interpretation..............................................12
ARTICLE II        PURCHASE AND SALE OF ASSETS.................................13
           2.1    Purchase and Sale...........................................13
           2.2    Excluded Assets.............................................14
           2.3    Nonassignable Assets........................................14
           2.4    Assumption of Assumed Liabilities...........................15
           2.5    Excluded Liabilities........................................18
           2.6    Transition Services.........................................19
ARTICLE III       PURCHASE PRICE AND PURCHASE PRICE ADJUSTMENT................19
           3.1    Purchase Price..............................................19
           3.2    Allocation of Purchase Price; Withholding Taxes.............21
           3.3    Adjustment of Purchase Price................................21
           3.4    Preliminary Working Capital Estimate;
                    Pre-Closing Certificate...................................21
           3.5    Determination of Closing Net Working Capital................22
           3.6    Payment of Purchase Price Adjustment........................25
           3.7    Inventory Count.............................................25
           3.8    Escrow......................................................25
ARTICLE IV        CLOSING AND TERMINATION.....................................28
           4.1    Closing Date................................................28
           4.2    Deliveries by the Sellers...................................28
           4.3    Deliveries by the Purchaser.................................29
           4.4    Termination of Agreement....................................30
           4.5    Termination Fee.............................................31
           4.6    Termination Date; Extension.................................32
ARTICLE V         REPRESENTATIONS AND WARRANTIES OF THE SELLERS...............32
           5.1    Organization and Good Standing..............................32
           5.2    Subsidiaries................................................33
           5.3    Authorization of Agreement..................................33
           5.4    Conflicts; Permits; Consents of Third Parties...............34
           5.5    Capitalization..............................................34
           5.6    Financial Statements, Etc...................................35
           5.7    No Undisclosed Liabilities..................................36
           5.8    Accounts Receivable.........................................36
           5.9    Inventory...................................................37
           5.10   Absence of Certain Changes or Events........................37
           5.11   Taxes.......................................................39


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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

           5.12   Real Property...............................................40
           5.13   Tangible Personal Property..................................42
           5.14   Intellectual Property.......................................42
           5.15   Material Contracts..........................................43
           5.16   Acquired Assets.............................................45
           5.17   Employee Benefits...........................................45
           5.18   Employees...................................................48
           5.19   Litigation..................................................48
           5.20   Compliance with Laws; Permits...............................49
           5.21   Environmental Matters.......................................49
           5.22   Insurance...................................................50
           5.23   Affiliated Transactions.....................................50
           5.24   Accounts; Lockboxes; Safe Deposit Boxes.....................50
           5.25   Seller Disclosure...........................................51
           5.26   Financial Advisors..........................................51
           5.27   Certain Payments............................................51
           5.28   Product Warranties..........................................51
           5.29   Suppliers, Distributors and Customers.......................52
           5.30   No Defective or Unsafe Products.............................52
           5.31   Compliance with the Plan....................................52
ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                      AND LIFETIME............................................52
           6.1    Organization and Good Standing..............................53
           6.2    Authorization of Agreement..................................53
           6.3    Conflicts; Permits, Consents of Third Parties...............53
           6.4    Litigation..................................................53
           6.5    SEC Reports of Lifetime.....................................54
           6.6    Consideration Shares........................................54
           6.7    Available Financing.........................................54
ARTICLE VII       COVENANTS...................................................54
           7.1    Access to Information.......................................54
           7.2    Conduct of the Business Pending the Closing.................55
           7.3    Regulatory Approvals........................................56
           7.4    Consents and Permits........................................56
           7.5    Further Assurances..........................................57
           7.6    Confidentiality.............................................57
           7.7    Publicity...................................................58
           7.8    No Shop; No Transfer of Equity Interests....................58
           7.9    Notifications...............................................60
           7.10   Supplementation and Amendment of Schedules..................60
           7.11   Releases....................................................61
           7.12   Tax Returns; Taxes..........................................61

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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

           7.13   No Solicitation of Employees, Suppliers or Customers........61
           7.14   Letters of Credit, Collateral, Etc..........................61
           7.15   Cooperation by the Sellers..................................61
           7.16   Registration of Consideration Shares........................62
           7.17   Possible Acquisition of Stock of Subsidiary.................62
           7.18   Accounts Receivable Received by a Party.....................62
           7.19   Delivery of Inventory.......................................62
           7.20   Bulk Sales Law..............................................62
           7.21   Lifetime Guaranty...........................................62
           7.22   Winding Up Expenses.........................................63
ARTICLE VIII      EMPLOYEES...................................................63
           8.1    Continuing Employees........................................63
           8.2    Employment Benefits.........................................64
           8.3    Employee Severance..........................................64
           8.4    Alternate Procedure.........................................65
ARTICLE IX        CONDITIONS TO CLOSING.......................................66
           9.1    Conditions Precedent to Obligations of the Purchaser........66
           9.2    Conditions Precedent to Obligations of the Sellers..........67
           9.3    Conditions Precedent to Obligations of the Purchaser
                     and the Sellers.................68
           9.4    Frustration of Closing Conditions...........................68
ARTICLE X         TAXES.......................................................68
           10.1   Preparation of Tax Returns..................................69
           10.2   Allocation of Taxes for Straddle Periods....................69
           10.3   Contests and Cooperation....................................69
           10.4   Transfer Taxes..............................................69
           10.5   Successors....................................................
           10.6   Tax Treatment of Indemnity Payments.........................69
           10.7   Survival....................................................70
ARTICLE XI        SELLER REPRESENTATIVE.......................................71
           11.1   The Seller Representative...................................71
ARTICLE XII SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION.......72
           12.1   Limited Survival of Representations and Warranties..........72
           12.2   Indemnification by the Sellers................................
           12.3   Indemnification by the Purchaser............................73
           12.4   Limitations on Indemnification..............................73
           12.5   Indemnification Notices; Third Party Claims.................74
ARTICLE XIII      MISCELLANEOUS...............................................76
           13.1   Expenses....................................................76
           13.2   Submission to Jurisdiction; Consent to Service of Process...76
           13.3   Waiver of Right to Trial by Jury............................77



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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

           13.4   Entire Agreement; Amendments and Waivers....................77
           13.5   Governing Law...............................................77
           13.6   Notices.....................................................77
           13.7   Severability................................................78
           13.8   Binding Effect; Assignment..................................78
           13.9   Non-Recourse................................................79
           13.10  Remedies....................................................79
           13.11  Counterparts................................................79


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                                TABLE OF CONTENTS

                                   (CONTINUED)


Schedules

Schedule 1.1(a)         Knowledge of the Sellers
Schedule 1.1(b)         Knowledge of the Purchaser and Lifetime
Schedule 2.1(viii)      Leases with Respect to Tangible Personal Property
Schedule 2.1(ix)        Purchased Contracts
Schedule 2.2(viii)      Deposits
Schedule 2.2(x)         Non-Purchased Contracts
Schedule 2.2(xi)        Other Excluded Assets
Schedule 2.3(a)         Nonassignable Assets
Schedule 2.4(ii)        Liabilities of the Sellers Arising Under Purchased
                        Contracts With Respect to
                        Periods After the Closing
Schedule 2.4(iv)        Other Assumed Liabilities
Schedule 2.6            Transitional Services
Schedule 5.1            Qualification to Do Business
Schedule 5.2            Subsidiaries
Schedule 5.4            Conflicts; Permits; Consents of Third Parties
Schedule 5.5(a)         Capitalization
Schedule 5.5(b)         Contracts Regarding Disposition of Shares of the Sellers
Schedule 5.6(a)         Audited 2004 Financial Statements
Schedule 5.6(b)         Unaudited Year-End Financial Statements
Schedule5.7             No Undisclosed Liabilities
Schedule 5.8            Accounts Receivable
Schedule 5.9(a)         Inventory
Schedule 5.9(b)         Inventory on Consignment
Schedule 5.9(c)         Current Backlog of Inventory
Schedule 5.10           Absence of Certain Changes



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Schedule 5.10(vii)      Corporate Reorganizations
Schedule 5.11           Taxes
Schedule 5.12(a)        Owned Real Property
Schedule 5.12(b)        Leased Real Property
Schedule 5.12(d)        Rental Payments of Leased Real Property
Schedule 5.12(e)        Utility Service Providers for Leased Real Property
Schedule 5.12(f)        Services Performed on Leased Real Property
Schedule 5.12(p)        Real Property Broker Contracts
Schedule 5.13(a)        Furniture and Fixtures
Schedule 5.13(b)        Company Vehicles
Schedule 5.13(c)        Leases of Tangible Personal Property
Schedule 5.14           Sellers Intellectual Property
Schedule 5.14(d)        Intellectual Property Exceptions
Schedule 5.14(e)        Claims Against Sellers Intellectual Property
Schedule 5.14(f)        Third Party Rights to Sellers Intellectual Property
Schedule 5.15(a)        Material Contracts
Schedule 5.15(b)        Material Contract Defaults
Schedule 5.15(c)        Consents Required Under Material Contracts
Schedule 5.16           Assets
Schedule 5.17(a)        Employee Benefits
Schedule 5.17(b) Employee Benefit Plans Qualified Under Section 401(a) of the Code
Schedule 5.17(c)        Exceptions to Maintenance of Seller Employee Benefit
                        Plans
Schedule 5.17(f)        Exceptions to Seller Employee Benefit Plans
Schedule 5.17(g)        New and Amended Syratech Employee Benefit Plans
Schedule 5.17(h)        Employee Benefit Plan Legal Actions
Schedule 5.17(i)        Acceleration of Employee Payments
Schedule 5.18(b)        Work Stoppages; Unfair Labor Practice Complaints
Schedule 5.18(c)        Employees
Schedule 5.18(d)        Labor and Collective Bargaining Agreements
Schedule 5.18(e)        Policies
Schedule 5.19           Litigation
Schedule 5.20(a)        Compliance with Laws
Schedule 5.20(c)        Permits
Schedule 5.21           Environmental Matters
Schedule 5.22           Insurance
Schedule 5.22(d)        Summary of Losses
Schedule 5.22(e)        Self-Insured Policies
Schedule 5.23           Affiliated Transactions



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Schedule 5.24           Accounts; Lockboxes; Safe Deposit Boxes
Schedule 5.25           Syratech Disclosure
Schedule 5.26           Sellers Financial Advisors
Schedule 5.28           Product Warranties
Schedule 5.29           Suppliers; Distributors and Customers
Schedule 5.30           Unsafe Products - Recalls
Schedule 5.31(c)        Obligations under the Plan
Schedule 6.3            Conflicts; Permits, Consents of Third Parties
Schedule 7.14(a)        Letters of Credit
Schedule 9.1(e)         Required Consents
Schedule 9.1(j)         Employees to Enter Into Employment Agreements



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Exhibits

Exhibit 7.16      Vera Wang Assets
Exhibit 7.17      Registration Rights


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                                       47

ASSET PURCHASE AGREEMENT


ASSET PURCHASE AGREEMENT, dated as of March 8, 2006 (this "Agreement"), by and among Syratech Corporation, a Delaware corporation ("Syratech"), Wallace International de P.R., Inc., a Delaware corporation ("Wallace"), Syratech (H.K.) Limited, a Hong Kong corporation ("Limited"), and CHI International, Inc., a Maryland corporation ("CHI International" and, together with Syratech, Wallace and Limited, the "Sellers") on the one hand, and Syratech Acquisition Corporation, a Delaware corporation (the "Purchaser") and Lifetime Brands, Inc., a Delaware corporation ("Lifetime"), on the other hand.

W I T N E S S E T H:

               WHEREAS, the Sellers design, license, manufacture, import, market and sell, at wholesale (for ultimate sale to consumers through various channels including department stores, high end specialty stores, jewelers, mass merchants and discounters) and by direct marketing and internet marketing, a variety of high quality branded products for the home, including: (i) tabletop products: including sterling silver flatware, stainless steel flatware, silver plated hollowware, dinnerware, glassware, crystal, giftware and alternative metal products; (ii) frames: including photo albums, picture frames and photo storage products; and (iii) home decor products: including lighting, giftware, ceramics, holiday items, decorative glassware, wall and garden products (the "Business").

               WHEREAS, the Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, certain of the Sellers' assets and properties in connection with or relating to the operation of the Business, excluding certain assets expressly referred to below, in consideration for the payment of cash and shares of the Purchaser's Common Stock (as herein defined) and the assumption of the liabilities expressly referred to below, on the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

DEFINITIONS

 Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 0:

"Accounting    Firm"   means   the   certified   public   accounting   firm   of
PricewaterhouseCoopers LLP.

"Affiliate"  means,  with  respect  to  any  Person,   any  director,   officer,
stockholder or other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For purposes hereof, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.



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"Average  Lifetime  Share Price" means the amount equal to one-fifth  (1/5th) of the sum of the Weighted Average Closing Prices on each of the Five Trading Days.

"Business Combination" means, with respect to any Person, (i) the acquisition of more than fifty (50) percent of the outstanding shares of common stock or any other voting securities of Syratech, (ii) a merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, liquidation, dissolution or similar transaction, or a series of any such transactions, that would result in any Person acquiring assets of Syratech representing more than fifty (50) percent or more of the consolidated assets, revenues or earnings of the Syratech, (iii) any other transaction that would result in any Person acquiring assets of Syratech representing more than fifty
(50) percent or more of the consolidated assets, revenues or earnings of the Syratech, immediately prior to such transaction (whether by purchase of assets, acquisition of stock or otherwise) or (iv) any combination of the foregoing; provided, however, that a Business Combination shall not be deemed to have occurred as a result of the sale of inventory in the Ordinary Course of Business.

"Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

"CapitalSource  Facility"  means that  certain  Revolving  Credit  and  Security
Agreement, dated as of June 3, 2005, among Syratech, certain Subsidiaries thereof named therein and CapitalSource Finance LLC.

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidentiality Agreement" means that certain Confidentiality Agreement between Syratech and the Purchaser, dated October 4, 2005.

"Contract" means any written contract, agreement, indenture, note, bond, mortgage, understanding, arrangement or other binding instrument, obligation or commitment of any kind.

"Convertible Senior Notes" means the Convertible Senior Notes Due 2010 issued pursuant to the Indenture, dated June 2, 2005, between Syratech, as issuer, each of Wallace International DE P.R., Inc. and CHI International, Inc. and Syratech (H. K.) Ltd., as subsidiary guarantors, and U.S. Bank National Association, as trustee.

"Copyrights" means all registered copyrights and applications, unregistered copyrights and copyrightable works.

"Determination Time" means 12:00:01a.m. on the Closing Date.

"Domain Names" means any and all internet domain names.

"Employees" means all individuals, whether or not actively at work, who are a party to an employment agreement with any of the Sellers, or who are employed by any of the Sellers in connection with the Business.

"Environmental Law" means all applicable statutes, regulations, rules, policies, guidances, ordinances, codes, common law, licenses, permits, orders, approvals, authorizations, of all Governmental Bodies and all judicial and administrative and regulatory writs, injunctions, decrees, judgments and orders relating to:
(i) occupational health or safety; (ii) the protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata); (iii) Environmental Releases or threatened Environmental Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Hazardous Materials; or (iv) exposure of Persons to Hazardous Materials. Environmental Laws include but



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are not limited to the Comprehensive  Environmental  Response,  Compensation and
Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq.; the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 11001 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; the Oil Pollution Act, 33 U.S.C. ss. 2701 et seq., 42 U.S.C. ss. 6901 et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 5101 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; and the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., and the corresponding implementing regulations, in each case as amended, as of the Closing.

"Environmental Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, abandonment, pouring, emitting, emptying, dumping, allowing to escape or migrate, or leach into or through the indoor or outdoor environment (including ambient air, surface water, ground water, land surface, subsurface strata, soil and sediments, or within any building, structure, facility or fixture), or into or out of any property of any Hazardous Material, including the abandonment or discarding of Hazardous Material in barrels, drums or other containers.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

"Escrow Fund" means the Working Capital Escrow Fund and the Indemnity Escrow Fund, collectively.

"Five Trading Days" means the last five days on which the Lifetime Common Stock trades on the Nasdaq National Market (or, if applicable, the principal exchange or market on which the Lifetime Common Stock then trades) immediately prior to the third trading day before the Closing.

"Furniture and Equipment" means all furniture, fixtures (including any point of sale displays located in or in the property of third parties), floor samples, sales and promotional products and materials, tradeshow booths, signage, literature and brochures, furnishings, equipment, vehicles, leasehold improvements, supplies, tools, machinery and equipment, tooling, dies, molds, forms, jigs, computer equipment, software and other data processing hardware and other tangible personal property or fixed assets of a similar nature which are owned or used by the Sellers in the conduct of the Business, including all artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles, office supplies and miscellaneous office furnishings.

"GAAP" means generally accepted accounting principles in the United States of America consistently applied, as the same are in effect from time to time.

"Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, board, commission, department, instrumentality or authority thereof, including any court.

"Hardware" means any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.

"Hazardous Material" means any substance that is defined as a "solid waste," "hazardous waste," "hazardous substance," "hazardous material," "pollutant," "contaminant" or similar term under any Environmental Law; or that is regulated by any Governmental Body because it is toxic,



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explosive,  corrosive,   flammable,   infectious,   radioactive,   carcinogenic,
mutagenic or otherwise hazardous, and for the avoidance of doubt Hazardous Material shall include any substance that contains gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, polychlorinated biphenyls, asbestos, or urea formaldehyde.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Incentive Plan" has the meaning ascribed to such term in the Plan.

"Indebtedness" of any Person means, without duplication, (i) the principal of, premium and accrued interest in respect of (A) indebtedness of such Person for money borrowed, however evidenced, and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for which such Person or its subsidiaries is responsible or liable; (ii) all obligations of such Person or its subsidiaries issued or assumed as the deferred purchase price of any asset, service or property, all conditional sale obligations of such Person or its subsidiaries and all obligations of such Person or its subsidiaries under any title retention agreement; (iii) all obligations of such Person or its subsidiaries under leases required to be capitalized in accordance with GAAP;
(iv) all obligations of such Person or its subsidiaries for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of such Person or its subsidiaries under any interest rate protection, foreign currency exchange, or other interest or exchange rate swap or hedging agreement or arrangement; (vi) all obligations of such Person or its subsidiaries to reimburse or compensate any other Person respecting any provisional or other temporary credit in advance of collection for deposits of any checks, instruments or other documents made by the referenced Person or any of its Affiliates; (vii) all obligations of the type referred to in clauses (i) through (vi) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and
(viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person or its subsidiaries (whether or not such obligation is assumed by such Person).

"Intellectual Property Licenses" means (i) any grant to a third Person of any rights to any of the Sellers Intellectual Property owned by or licensed to any of the Sellers, and (ii) any grant to any of the Sellers of any rights to a third Person's intellectual property which is necessary to exercise the rights associated with any of the Sellers Intellectual Property which is not owned by any of the Sellers.

"Intercompany Arrangements" means any liability or obligation arising from or related to any intercompany liabilities owed by or charged to the Business, or any owner thereof, by any Seller or any of its Affiliates, including without limitation, management fees, corporate overhead charges or accruals, or any contract or arrangement in respect of any intercompany transaction between any of the Sellers on the one hand, and any Seller or Affiliate of any Seller on the other hand, whether or not such transaction relates to any contribution to capital, loan, the provision of goods or services, tax sharing arrangements, payment arrangements, intercompany advances, charges or balances or the like.

"Inventory" means all inventory of any of the Sellers used in connection with the Business, wherever located including, without limitation, all goods intended for sale, work in process, raw materials and supplies, packaging, inventory in transit or otherwise owned by any of the Sellers but in the possession of third parties, including inventory located at Syratech's warehouse in Mira Loma, California, Puerto Rico and in East Boston, Massachusetts, and shall include, without limitation, all items of Inventory set forth on Schedule 5.9(a) hereto.

"IRS" means the Internal Revenue Service, or any successor agency.



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

"Knowledge" means in any instance herein that refers to the "Knowledge" or "knowledge" of a party, or any reference to any matter of which a party hereto is "aware" of any matter, or words of similar effect or meaning, the actual knowledge that a party would have after reasonable due inquiry with respect to the event or circumstance in question. For purposes of any of the Sellers, "Knowledge" shall include the actual knowledge of the individuals identified on
Schedule 0(a) after reasonable due inquiry by them with respect to the event or circumstance in question. For purposes of the Purchaser and Lifetime, "Knowledge" shall include the actual knowledge of the individuals identified on
Schedule 0(b) after reasonable due inquiry by them with respect to the event or circumstance in question.

"Law" means any statute, code, ordinance, rule, regulation, law, judgment, order decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction, or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Body whether now or hereafter in effect.

"Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or any proceedings by or before a Governmental Body.

"Liability" means any debt, liability, obligation claim or cause of action of any kind or nature whatsoever (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, special, consequential or punitive or other, due or to become due), and including all costs and expenses relating thereto (including court costs and attorneys' fees and disbursements and other legal or litigation costs or expenses reasonably incurred in connection with any claim of or dispute over any other Liability).

"Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, UCC-1 financing statement, claim, lease, sublease, charge, claim, levy, option, right of first refusal, warrant, tenancy, restriction, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or encumbrance.

"Losses" means all losses, claims, damages, penalties, assessments, demands, suits, judgments, obligations, diminution of value, liabilities, payments, fines, costs and expenses (including reasonable attorneys' fees) of any kind, net of amounts recovered under any insurance policy in respect thereof.

               "Net Working Capital" means:

                  (i) the sum of receivables (less any allowances for doubtful accounts and other applicable reserves), Inventory (less any reductions for obsolescence and shrinkage and other applicable reserves), deposits (subject to Section 7.14) and prepaid expenses, in each case, to the extent included in the Acquired Assets, and (to the extent not otherwise included in the foregoing) those same asset categories that are part of the Vera Wang Assets (notwithstanding the fact that the Vera Wang Assets are Excluded Assets under Section 2.2 hereof), less

                  (ii) the sum of accounts payable, accrued payables, accrued expenses (including without limitation all accrued employment related expenses such as salaries, wages, vacation, severance and other benefits and payroll Taxes), Taxes (subject to Section 2.5(vi) hereof), deferred revenue for QVC sales, and any other liability or obligation, in each case to the extent included as part of the Assumed Liabilities;

                           all determined in accordance with GAAP; provided, however, that Net Working Capital shall not include any cash or cash equivalents.

"Option" with respect to any Person, means any security, right (including, without limitation, any preemptive right, conversion right, stock appreciation right, exercise right, redemption right or repurchase right), subscription, warrant, option, "phantom" stock right or other Contract that directly or indirectly gives or provides for the right to (i) purchase or otherwise receive or be issued any shares of capital stock (or other equity securities or beneficial or other interests) of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock (or other equity securities or beneficial or other interests) of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock (or other equity securities or beneficial or other interests) of such Person, including any rights to participate in the equity, income or election of directors or officers (or persons of a similar capacity) of such Person.

"Order" means any order, injunction, judgment, decree, ruling, writ, settlement, assessment or arbitration award with or of a Governmental Body.

"Ordinary Course of Business" means for each of the Sellers, the operation of the Business in the ordinary and usual course consistent with past custom and practice, including both day-to-day and seasonal operations and including, in particular, without any changes in its accounting practices.

"Patents" means patents, patent applications (including any divisionals, continuations, continuations-in-part, revisions substitutions, extensions, reexaminations or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted) and invention disclosures.

"Permits"  means  any  approvals,  registrations,   notifications,   franchises,
authorizations, consents, licenses, permits or certificates of a Governmental Body.

"Permitted Exceptions" means (i) statutory Liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings for which an adequate reserve is established therefor in the books of the Sellers to the extent required by GAAP; (ii) any mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business; (iii) any zoning, entitlement and other land use and environmental regulations by any Governmental Body; provided, that such regulations have not been violated; (iv) Liens securing debt as disclosed in the Unaudited Year-End Financial Statements which are scheduled to be prepaid, and Liens which are to be removed either prior to the Closing at the Sellers' expense, or at the Closing in accordance with Section 3.1(i)(A); (v) title of a lessor under a capital or operating lease which is disclosed on Schedule 5.12(b) hereto; and (vi) such other minor imperfections in title, charges, easements, restrictions and encumbrances, which are not, individually or in the aggregate, material on the Business and do not adversely affect the value of the property subject to such Lien or the use of such property in the Ordinary Course of Business and, in the case of the Owned Real Property, do not interfere with or diminish good, marketable and insurable title required by Section 5.12(b) hereto.

"Person"  means  any  individual,   corporation,   limited  liability   company,
partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

"Plan" means the Debtors' First Amended Joint Plan of Reorganization of Syratech Corporation, effective June 3, 2005, as filed with the United States Bankruptcy Court for the District of Massachusetts (Eastern Division).

"Post-Closing Tax Period" shall mean any taxable period ending after the Closing Date (and in the case of a Straddle Period including only the portion of such taxable period beginning on the day after the Closing Date).

"Pre-Closing Tax Period" shall mean any taxable period ending on or before the Closing Date (and in the case of a Straddle Period including only the portion of such taxable period ending on and including the Closing Date).

"Products" means any and all products developed, manufactured, licensed, designed, marketed or sold by any of the Sellers with respect to the Business, a list of which is attached as Schedule 5.9(a) hereto.

"Properties" of any Person means all properties, assets, claims, rights (including without limitation rights under Contracts) and entitlements of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, owned, operated, leased or licensed by such Person, including without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

"Purchaser Material Adverse Effect" means (i) a change in (or effect on) the condition (financial or otherwise), Properties, business or prospects, which change (or effect) is materially adverse to the financial condition, Properties, Liabilities, rights, obligations, operations, business or prospects of the Purchaser; provided, however, that "Purchaser Material Adverse Effect" shall not include any change or effect due solely to general economic conditions; or (ii) a material adverse effect on the ability of the Purchaser to consummate any of the transactions contemplated hereby.

"Rauch Discontinued Operations Liabilities" means the environmental insurance and indemnification obligations of Syratech pursuant to the stock purchase agreement dated April 12, 2004 between Syratech and Rauch Acquisition Corporation and Rauch Industries Inc., as reflected in the Unaudited Year-End Financial Statements.

"Records" means books, records, files, documents and other miscellaneous archival property and information relating solely or primarily to the Business, including (i) any and all corporate data backups regarding Inventory, sourcing detail, employee data, sales, market information, and customers and (ii) any and all marketing images and collateral, historical photos, advertising and other sales information or materials regarding the Business, including all customer and supplier lists, telephone numbers and listings, mailing lists, catalogs, brochures and handbooks.

"Remedial Action" means all actions of any kind to (i) clean up, remove, treat or in any other way address the presence of any Hazardous Material, or an Environmental Release or threatened Environmental Release of any Hazardous Material; (ii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iii) to correct or investigate a condition of noncompliance with Environmental Laws, including the following: (a) monitoring, investigation, cleanup, containment, remediation, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Body necessary to conduct any such work; (c) preparing and implementing any plans or studies for such work; (d) obtaining a written notice from a Governmental Body with jurisdiction under applicable Environmental Laws that no material additional work is required by such
Governmental Body; or (e) any response to, or preparation for, any investigation, inquiry, order, hearing or other proceeding by or before any Governmental Body with respect to any such Environmental Release or threatened Environmental Release or presence of Hazardous Material..

"Representative" means, with respect to any Person, any of such Person's investment bankers, financial advisors, attorneys, accountants or other agents or representatives or Persons retained by or acting for or on behalf of such Person.

"Sellers Intellectual Property" means, collectively, all Trademarks, Copyrights, Patents, Software, Domain Names, material Technology, styles, designs, design libraries, product development plans, research and development plans, URLs, secure socket layer certificates, keywords or equivalents, Internet web sites, and all other material technology, intellectual property, know-how, trade secrets and confidential or proprietary information owned or used by any of the Sellers and relating to Business.

"Sellers Material Adverse Effect" means (i) a material adverse effect on the Business, on the Acquired Assets taken as a whole, or on the results of operations, Properties, condition, prospects, or financial condition of the Sellers taken as a whole, or (ii) a material adverse effect on the ability of the Sellers to consummate the Acquisition Transactions or perform their other material obligations under this Agreement, other than an effect resulting from an Excluded Matter. For the purposes of the foregoing, "Excluded Matter" means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects the tabletop, picture frame or home decor markets; (iii) the effect of any change arising after the date hereof in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) the effect of any changes in applicable Laws or accounting rules; or (v) the effect of any action taken by the Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to any of the Sellers, including their respective Employees, or any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the Acquisition Transactions; provided, however, that notwithstanding the foregoing, including those events described in items (i) through (v) above, any event, circumstance, condition, change or effect described in this definition that, individually or in the aggregate, causes or would reasonably be likely to cause a diminution in value of the Properties of any of the Sellers in an amount of $1,500,000 shall in all cases constitute a "Sellers Material Adverse Effect"; and provided further, however, that a reduction in Net Working Capital shall not in and of itself necessarily constitute a Sellers Material Adverse Effect.

"Software" means any and all (i) computer programs, including any and all software, implementations of algorithms, models and methodologies, whether in source code or object code (but excluding any "off-the-shelf" pre-packaged computer programs or software), (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise,
(iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documents including user manuals and other training documentation related to any of the foregoing other than "off-the-shelf" or otherwise commercially available software.

"Special Deferred Compensation Liabilities" means the retirement benefits payable to each of Alan Kanter, Faye Florence and Mel Levine, pursuant to the employment agreements between each of those persons and Syratech, as reflected in the Unaudited Year-End Financial Statements.

"Straddle Period" shall mean any taxable period that begins on or before and ends after the Closing Date.

"Subsidiary" of a person means any other Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such Person.

"Tangible Personal Property" means all tangible property, other than land and buildings. and includes without limitation, Furniture and Fixtures, leasehold improvements with respect to any Leased Real Property, and Vehicles.

"Taxes" means (i) all federal, state, local, provincial or foreign taxes, charges fees, levies or other assessments, including, without limitation, all net income, gross receipts, gross income, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, environmental, stamp, occupation, property and estimated taxes, and
(ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing or other Governmental Body in connection with any item described in clause (i), and (iii) all liability for the payment of any amounts described in clause (i) or (ii) as the result of being a member of an affiliated, consolidated, combined or unitary group.

"Tax Return" means all returns, declarations, reports, estimates, information returns and statements, including any consolidated, or combined or unitary return filed or required to be filed with any federal, state, local or foreign Governmental Body in respect of any Taxes, including any schedule or attachment thereto, and including any amendment thereto.

"Technology" means, collectively, all recipes, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, Software, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all product development plans, prototypes, samples, recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used or useful in the design, development, manufacture, production, reproduction, maintenance or modification of, any of the foregoing.

"Trademarks" means trademarks and service marks, trade dress rights, trade names, service names, brand names, designs, corporate names, logos, likenesses and other symbols of origin or general intangibles of like nature, whether registered or unregistered together with the goodwill associated therewith.

"Vehicles" means all transportation vehicles registered to, owned or leased by the Sellers, including without limitation, cars, trucks, tractors, trailers, busses, vans, forklifts, warehouse and distribution vehicles, movable generators and tanks, railcars, aircraft, and rolling stock, wherever located.

"Vera Wang Assets" means those items of inventory that have been purchased or manufactured by or for Syratech or the other Sellers solely to be marketed and sold pursuant to the Vera Wang License, and all fixtures, tooling, dies, molds and forms which are unique to, and utilized solely for, products to be marketed and sold pursuant to the Vera Wang License. A list of Vera Wang Assets as of December 31, 2005 is attached to the Agreement as Exhibit 7.16.

"Vera Wang License" means that certain license agreement between Syratech and W.E.V Ltd. dated as of April 16, 2003 pursuant to which Syratech has the right to use certain "Vera Wang" trademarks in connection with the marketing and sale of flatware and silver giftware as more particularly described therein.

"WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

"Weighted Average Closing Price" means, for each of the Five Trading Days, the amount determined by multiplying (A) the closing price on such day for one share of Lifetime Common Stock on the Nasdaq National Market (or, if other, the principal exchange or market on which the Lifetime Common Stock then trades) by
(B) a fraction, of which the numerator is the volume of shares of Lifetime Common Stock traded on such market or exchange on that day and the denominator is the volume of shares of Lifetime Common Stock traded on such market or exchange on all five of the Five Trading Days.

 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

      Term                                                   Section
      ----                                                   -------

      2004 Audited Financial Statements                      5.6(a)
      2005 Audited Financial Statements                      9.1(f)
      Accounts Payable                                       5.7
      Accounts Receivable                                    5.8
      Acquired Assets                                        2.1
      Acquisition Transactions                               2.4
      Agreement                                              Preamble
      Alternative Transaction                                7.8(d)
      Assumed Liabilities                                    2.4
      Balance Sheet Date                                     5.7
      Bill of Sale                                           4.2(i)
      Board Recommendation                                   7.8(d)
      Broker                                                 5.26
      Business                                               Recitals
      CHI International                                      Preamble
      Closing                                                4.1
      Closing Cash Increase                                  3.6(i)
      Closing Cash Payment                                   3.1(i)
      Closing Date                                           4.1
      Closing Date Working Capital Calculation               3.5(a)
      Closing Net Working Capital                            3.5(a)
      COBRA                                                  5.17(f)
      Confidential Information                               7.6(b)
      Consideration Shares                                   3.1(ii)
      Continuing Employees                                   8.1(b)
      DGCL                                                   7.4(a)
      Dispute Notice                                         3.5(b)
      Employees                                              5.18(c)
      Employee Benefit Plans                                 5.17(a)
      ERISA Affiliate                                        5.17(a)
      Escrow Agent                                           3.8(a)
      Escrow Agreement                                       3.8(a)
      Excluded Assets                                        2.2

      Term                                                   Section
      ----                                                   -------

      Excluded Liabilities                                   2.5
      Final Closing Date Balance Sheet                       3.3
      Final Closing Net Working Capital                      3.3
      Financial Statements                                   5.6(b)
      Guaranty                                               7.21
      Indemnification Claim                                  12.5(b)
      Indemnification Notice                                 12.5(a)
      indemnified person                                     12.5(b)
      indemnifying party                                     12.5(b)
      Indemnity Escrow Fund                                  3.8(b)
      Indemnity Holdback Shares                              3.1(ii)(B)
      Inventory Count                                        3.7
      Leased Real Property                                   5.12(b)
      Lifetime                                               Preamble
      Lifetime Common Stock                                  3.1(ii)
      Limited                                                Preamble
      Liquidating Trust                                      13.8(a)
      Material Contracts                                     5.15(a)
      Negative Net Working Capital                           3.3
      No-Shop Period                                         7.8(a)
      Nonassignable Assets                                   2.3(a)
      Noteholder Conversion Consent                          7.4(a)
      Owned Real Property                                    5.12(a)
      Party                                                  10.3
      PBGC                                                   5.17(d)
      Personnel                                              5.10(xvi)
      Plans                                                  5.17(a)
      Positive Net Working Capital                           3.3
      Pre-Closing Certificate                                3.4(a)
      Preliminary Working Capital Estimate                   3.4(b)
      Purchase Price                                         3.1
      Purchased Contracts                                    2.1(ix)
      Purchaser                                              Preamble
      Purchaser Documents                                    6.2
      Purchaser Indemnitee                                   12.2
      Real Property Lease                                    5.12(b)
      Real Property Leases                                   5.12(b)
      Review Period                                          3.5(b)
      SEC                                                    6.5
      SEC Reports                                            6.5
      Seller Documents                                       5.3
      Seller Employee Benefit Plan                           5.17(b)
      Seller Indemnitee                                      12.3
      Seller Representative                                  11.1(a)
      Sellers                                                Preamble
      Stockholder Approval                                   7.4(a)
      Superior Proposal                                      7.8(c)
      Syratech                                               Preamble

      Term                                                   Section
      ----                                                   -------

      Takeover Proposal                                      7.8(c)
      Tax Proceedings                                        10.3
      Termination Fee                                        4.5(a)
      Termination Date                                       4.6
      Transfer Taxes                                         10.4
      Transitional Services                                  2.6
      Transitional Services Agreement                        2.6
      Unaudited Year-End Financial Statements                5.6(a)(ii)
      Wallace                                                Preamble
      Working Capital Escrow Cash                            3.1(i)(B)
      Working Capital Escrow Fund                            3.8(b)
      Working Capital Holdback Shares                        3.1(ii)(A)

Other  Definitional  and  Interpretive   Matters.   Unless  otherwise  expressly
provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

Sections/Exhibits/Schedules. All references herein to "Sections" without further description shall refer to Sections of this Agreement, unless the context otherwise requires. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one Schedule shall be deemed to have been disclosed on each other Schedule to the extent that such disclosure is set forth in sufficient detail so that the relevance of such disclosure to each other Schedule is manifest or obvious from a reading of the Schedules as a whole. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

PURCHASE AND SALE OF ASSETS

Purchase and Sale. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Sellers shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Sellers, all right, title and interest in and to the following Properties of the Sellers (collectively, the "Acquired Assets"), free and clear of all Liens, claims and encumbrances (except for Permitted Exceptions):

all right to conduct the Business (including the exclusive right to sell any and all of the Products and the exclusive right to sell and manage all of the Product lines and brand names);

all receivables including Accounts Receivable;

all right, title and interest in and to the real property in Crisfield, Maryland known as "Carvel Hall", the lease with respect thereto and the buildings, improvements and furniture and fixtures thereat;

all of the Sellers' worldwide right, title, and interest in, to and under the Sellers Intellectual Property and all Intellectual Property Licenses;

all Inventory;

all Furniture and Equipment;

the Leases and the Leased Real Property, including any leasehold interest or other use and occupancy rights and interests, rights of way, and easements with or in favor or for the benefit of one or more of the Sellers therein, and any furniture and fixtures related thereto (but not the leasehold interest in the Owned Real Property);

 the Tangible Personal Property and any leases of any Tangible Personal Property set forth on Schedule 2.1(viii) attached hereto;

 the Contracts listed on Schedule 2.1(ix) attached hereto (such Contracts, excluding any for which consents are not obtained as contemplated in Section 9.1(e) hereof, the "Purchased Contracts");

all prepaid expenses, advances (including prepaid royalties), credits and deposits (other than the items listed on Schedule 2.2(viii) attached hereto) of any of the Sellers for or in connection with the Business, and any and all rights and/or products associated therewith;

copies of any and all Records;

the names of each of the Sellers, including but not limited to "Syratech," and any and all derivatives and similar names (it being understood and agreed that the Sellers shall change their names as of the Closing to names that are not similar to their current names; provided, however, that for a reasonable time after the Closing (but not longer than 18 months) the Sellers may use check stock that indicates that the Sellers were formerly known as "Syratech" or, as applicable, were formerly affiliates of Syratech;

all rights related to any portion of the Acquired Assets, including any express or implied third party warranties, guarantees, representations, covenants, indemnities, and other similar contractual rights or claims as to third parties held by or in favor of any Seller and arising out of, resulting from or relating to the Acquired Assets, including, but not limited to, any warranties or claims with respect to damaged or defective goods;

all rights to insurance and condemnation proceeds relating to any damage, destruction, taking or other similar impairment of any of the Business or any of the Acquired Assets prior to the Closing (provided that the Purchaser acknowledges that any insurance policy may contain a deductible provision that could result in less than 100% recovery of any Loss; provided further that the foregoing acknowledgement shall not limit the Purchaser's right to obtain indemnity under Article XII hereunder for any amount of Loss not recovered as a result of such deductible);

all rights to obtain any Permits with respect to the Business (and to the extent assignable in connection with the Acquisition Transactions, all such assignable Permits); and

all goodwill related to the foregoing.

The foregoing notwithstanding, the transfer of the Acquired Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Acquired Assets unless the Purchaser expressly assumes such Liability pursuant to Section 2.4 hereof.

Excluded Assets. Anything to the contrary contained in Section 2.1 hereof or elsewhere in this Agreement notwithstanding, the Acquired Assets do not include, and the Sellers shall not assign or otherwise transfer to the Purchaser, and the Purchaser shall not purchase from the Sellers pursuant to this Agreement, the following Properties (collectively, the "Excluded Assets"):

the Purchase Price hereunder;

all cash and cash equivalents and marketable securities on hand or on deposit;

the Vera Wang Assets;

the Vera Wang License;

all minute books, stock records and corporate seals of any of the Sellers;

the shares of capital stock of any of the Sellers held in treasury;

the shares of capital stock of any subsidiary of any of the Sellers, except as may be provided in Section 7.17 hereof;


without duplication of any matters set forth in Section 7.14 hereof, those rights relating to deposits listed on Schedule 2.2(viii) attached hereto;

all insurance policies of the Sellers and all rights thereunder (except to the extent specified in item (xv) of Section 2.1);

all of the Sellers' Contracts listed on Schedule 2.2(x);

any Tax asset, such as Tax refunds receivable; and

items listed on Schedule 2.2(xii).

Nonassignable Assets.

Schedule 2.3(a) is a true and complete list of all Purchased Contracts, Governmental Licenses or rights to Acquired Assets which are not assignable or which provide that the Sellers' attempt to assign or transfer such Purchased Contract, Governmental License or right to Acquired Asset would result in a default of a provision of or an invalidation of such Purchased Contract, Governmental License or right to Acquired Asset, and for which the required consent or approval has not been obtained prior to the date hereof (excluding any such item for which consent has been obtained as of the Closing, collectively, the "Nonassignable Assets"). Neither anything in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any of the Nonassignable Assets unless and until such consent shall have been obtained.

To the extent permissible under applicable Law and the terms of the Nonassignable Assets, each of the Sellers shall hold or shall cause the Liquidating Trust to hold the legal title and/or all of its rights to the Nonassignable Assets in trust for the benefit, use and enjoyment of the Purchaser, its successors, and assigns, and the Purchaser shall be responsible for all the costs and obligations associated with the benefit, use and enjoyment of the same. To the extent permissible under applicable Law, each of the Sellers, or in lieu of the Sellers, the Liquidating Trust, shall: (i) from and after the Closing Date continue to make all reasonable efforts, to obtain and secure any and all Consents that may be necessary to effect a valid transfer of title and/or all of its rights to the Nonassignable Assets to the Purchaser;
(ii) as available from time to time, make or complete such transfers as soon as possible after the Closing Date; (iii) cooperate with the Purchaser in any other reasonable arrangement designed to provide for the Purchaser the benefits of and under any of the Nonassignable Assets; and (iv) do all such things relating to the Nonassignable Assets as the Purchaser shall reasonably request; provided, however, that such arrangements for providing the benefits of the Nonassignable Assets to the Purchaser after the Closing Date shall not require the Sellers (or the Liquidating Trust) or any of its Affiliates to incur any expenses or Liabilities or provide any financial accommodation. As of and from the Closing Date, each of the Sellers authorize the Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at the Purchaser's expense, and solely at the Purchaser's election, to perform all the obligations and receive all the benefits of that Seller or its Affiliates under the Nonassignable Assets and appoints Purchaser its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of that Seller and on such Affiliate's behalf with respect thereto, and the Purchaser agrees to indemnify and hold each Seller and its Affiliate, agents, successors and assigns harmless from and against any and all Liabilities and Losses based upon, arising out of or relating to Purchaser's performance of, or failure to perform, such obligations under the Nonassignable Assets, it being understood that the Purchaser shall have no obligation to undertake or perform or assume any obligation under any Nonassignable Asset until all necessary consents and approvals to the assignment thereof to Purchaser have been obtained.

The Sellers shall be responsible for, and shall indemnify and hold the Purchaser and the Purchaser Indemnitees harmless from and against any Losses incurred in meeting or attempting to meet any of the Sellers' Liabilities under this Section 2.3.

Assumption of Assumed Liabilities. Upon the terms and subject to all of the conditions contained herein, at the Closing, upon the consummation of the transactions contemplated by this Agreement (collectively, the "Acquisition Transactions") the Purchaser shall assume, and agree to pay, perform and discharge, only the following Liabilities of the Sellers incurred in connection with Acquired Assets and the operation of the Business in the Ordinary Course of Business, and no others (collectively, the "Assumed Liabilities"), such that the Sellers will incur no liability in connection therewith (without, however, diminishing any right of the Purchaser Indemnitees to obtain indemnification as provided pursuant to Article XII hereof), and the Purchaser shall forever indemnify the Seller Indemnitees with respect to and shall forever hold the Sellers and Seller Indemnitees harmless from and against all such Assumed Liabilities (again, without, however, diminishing any right of the Purchaser Indemnitees to obtain indemnification as provided pursuant to Article XII hereof), including but not limited to the following:

the Liabilities of the Sellers with respect to periods after the Closing under and in connection with (A) the Leases with respect to the Leased Real Property and (B) the Owned IP Rights and the Licensed IP Rights;

the Liabilities of the Sellers arising under the Purchased Contracts with respect to periods after the Closing (other than any Liability set forth on Schedule 2.4(ii) or arising out of or relating to a breach by the Sellers of such Purchased Contract that occurred prior to the Closing);

the Liabilities that are attributable to or arising out of the ownership or operation of any Acquired Assets or the Business with respect to periods after the Closing;

the Liabilities set forth on Schedule 2.4(iv);

liabilities  arising in connection with the Legal Proceedings listed on Schedule
5.19 attached hereto (but not any of the items listed on the continuation portion of Schedule 5.19 titled "Proof of Claim Status - Unresolved Claims," not any of the items listed in the "Second Omnibus Objection to Allowance of Claims attached to Schedule 5.19, or titled "Proof of Claim Status - Unresolved Claims," or any of the items referred to on the "Order Granting the Reorganized Debtors' First Omnibus Objection to Allowance of Claims attached to Schedule 5.19) and liabilities arising in connection with any Legal Proceeding arising after the Closing with respect to an event, fact or circumstance that occurred or existed prior to the Closing, provided that if the Purchaser is required to pay any amount in respect of any such Legal Proceeding in excess of the amount, if any, accrued therefor on the Closing Date Working Capital Calculation, the Purchaser shall be entitled to reimbursement from the Indemnity Escrow for such excess amount as a Loss indemnifiable pursuant to Article XII hereof; provided, further, that nothing in this clause (v) shall preclude the Purchaser from seeking indemnification for any matter that may constitute a breach of any of the Sellers' representations and warranties hereunder; and provided further, that nothing herein (including without limitation this Section 2.4(v)) shall result in the Purchaser from assuming any Excluded Liability;

any Liabilities related to the Special Deferred Compensation Liabilities;

any accrued employment-related Liabilities with respect to vacation, severance and other benefits owing as of the Determination Time, all of which obligations and liabilities shall be reflected in the Closing Date Working Capital Calculation prepared pursuant to Section 3.5(a) hereof;

the Liabilities arising from or relating to the employment or services of any employee (i.e., accrued salaries, wages and associated items) with respect to incomplete pay periods as of the Determination Time, all of which obligations and liabilities shall be reflected in the Closing Date Working Capital Calculation prepared pursuant to Section 3.5(a) hereof, any accrued obligations for matching contributions or other related payable with respect to any Employee Benefit Plans to the extent reflected as a payable in the Closing Date Working Capital Calculation prepared pursuant to Section 3.5(a) hereof; provided, however, that it is acknowledged and agreed by the Sellers that the Purchaser is not becoming legally obligated under any of the Sellers' Employee Benefit Plans under this provision or any other provision of this Agreement, and that the obligation assumed hereby is an obligation by the Purchaser to pay, on behalf of the Sellers, the matching contribution or other related payable to the applicable third party plan, trustee or other Person;

any accounts payable (including, for the avoidance of doubt, (i) invoiced accounts payable and (ii) accrued but uninvoiced accounts payable), and other accrued expenses owing as of the Determination Time and incurred in the Ordinary Course of Business;

the portion of the Transfer Taxes payable by the Purchaser under Section 10.3; and any Tax reflected as a liability on the Final Closing Date Balance Sheet (but not any Tax referred to in item (vi) of Section 2.5 hereof).

The Purchaser and the Sellers shall use their commercially reasonable efforts to obtain, or cause to be obtained, any consent or approval required for the purchase hereunder of any and all Purchased Contracts (without any obligation to make any payment to the other party to any of such Purchased Contracts).

Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser is only assuming the Liabilities of the Sellers expressly set forth in Section 2.4. Without limiting the generality of the foregoing, the Purchaser will not be assuming, and the Sellers shall remain responsible for and shall promptly pay, perform and discharge, any and all of the other Liabilities of the Sellers (the "Excluded Liabilities"), such that the Purchaser will incur no liability in connection therewith, and the Sellers shall forever indemnify the Purchaser and Purchaser Indemnitees with respect to and shall forever hold the Purchaser and Purchaser Indemnitees harmless from and against all such Excluded Liabilities, including but not limited to the following:

any Liability of any of the Sellers arising from a breach of a representation or warranty herein on its part or its failure to fully, faithfully and promptly perform any agreement or covenant on its part contained therein;

any Liability of any of the Sellers to the extent that such Seller shall be indemnified by an insurer;

any expenses of the Sellers incurred in connection with the transactions contemplated hereunder;

any Liabilities relating to an Excluded Asset, including without limitation any liability relating to a Contract of the Sellers that is not included as a Purchased Contract on Schedule 2.1(ix) hereof (provided, however, that, as provided in Article VIII hereof, if the Purchaser elects to enter into a new employment agreement with any person, the Purchaser shall honor the provisions of such employment agreement);

any Liabilities related to the Rauch Discontinued Operations Liabilities;

any Liability for Taxes  attributable to any Seller or imposed on any Seller and
(1) attributable to the operation of the Business prior to the Closing Date, (2) attributable to the ownership of the Acquired Assets prior to the Closing Date, or (3) incurred by a Seller as a result of the transactions contemplated hereby, none of which Taxes described in subclauses (1) through (3) hereof shall be included in the Closing Date Working Capital Calculation; provided, however, that (A) Purchaser's portion of the Transfer Taxes under Section 10.3, and (B) Seller's Taxes arising from compensation paid or payable by the Sellers to their respective employees on or before the Closing Date, including but not limited to Taxes of Seller arising by reason of Sections 280G or Section 409A of the Code shall be deemed Assumed Liabilities and shall be included in the Closing Date Working Capital Calculation;

any Liability to any holder of any shares of the capital stock or other securities of any Seller, or any Option to purchase any of the foregoing (including, but not limited to, the Convertible Senior Notes);

any Liability for Indebtedness;

any Liability arising out of or with respect to the Plan (including any Liability related to the settlement of any claims under and pursuant to the
Plan), regardless of when occurring;

any Liability relating to, resulting from, or arising out of, any operation of the Sellers other than the Business or any former operation of the Business that has been discontinued or disposed of prior to the Closing;

any Liability related to any Intercompany Arrangements; and

except as expressly provided in Section 2.4, attributable to or arising out of the ownership or operations of the Sellers, any Acquired Assets or the Business prior to the Closing.

Transition Services. At the Closing the parties shall enter into a Transitional Services Agreement (the "Transitional Services Agreement"), in a form that shall be mutually agreed to in the good faith of the Purchaser and the Seller Representative, which shall provide that the Purchaser shall provide information and clerical, administrative and similar support services to the directors, officers. professionals and other agents of the Sellers, or as applicable the Liquidating Trust, in the performance of the transitional services identified in
Schedule 2.6 (the "Transitional Services") hereof from and after the Closing Date and for a period of up to eighteen (18) months, in each case without charge to the Sellers (unless any employee of the Purchaser is required to out of the office for a full day), other than (i) reimbursement for out-of-pocket expenditures of Purchaser and (ii) indemnification for all Liabilities incurred by Purchaser to third parties in undertaking or providing the Transitional Services. The foregoing notwithstanding, it is understood and agreed by the Sellers that Purchaser shall not, by reason of undertaking or providing the Transitional Services, assume any Liabilities of Seller, and shall not assume or undertake any professional responsibility for providing any tax, legal, bankruptcy or fiduciary services. The provisions of this Section 2.6 shall survive the Closing to the extent contemplated herein.

PURCHASE PRICE AND PURCHASE PRICE ADJUSTMENT

Purchase Price. In consideration for the sale, assignment, transfer and delivery of the Acquired Assets by the Sellers to the Purchaser, and upon the terms and subject to the conditions contained herein, the Purchaser shall pay to the Sellers the following at the Closing, subject to increase or reduction before the Closing pursuant to Section 3.3 hereof and after the Closing pursuant to Sections 3.1 and 3.4 hereof (as so adjusted, the "Purchase Price") in the manner set forth below:

Thirty-Seven Million Dollars ($37,000,000) in cash (the "Closing Cash Payment"), of which:

an amount of cash (but in any event not more than Thirty-Seven Million Dollars ($37,000,000)) sufficient to fully repay all of the Indebtedness of the Sellers under the CapitalSource Facility, under any other bank or revolving credit facility and under any other arrangement pursuant to which a Lien may exist on any of the Acquired Assets shall be paid by the Purchaser on behalf of the Sellers at the Closing directly to the holders of such Indebtedness against receipt by the Sellers and the Purchaser of payoff letters duly executed by the lenders of such Indebtedness, which payoff letters shall be in customary form and shall otherwise be reasonably acceptable to the Purchaser, together with documentation reasonably acceptable to the Purchaser releasing any Liens securing such Indebtedness;

an amount of cash equal to One Hundred Thousand Dollars ($100,000) (which is intended to cover the fees and expenses of the Accounting Firm contemplated under Section 3.5 hereof) shall be paid by the Purchaser to the Escrow Agent to be held as part of the Working Capital Escrow Fund under the Escrow Agreement (the "Working Capital Escrow Cash"); the remainder shall be paid by the Purchaser directly to the Sellers at the Closing by wire transfer of immediately available funds; and Twelve Million Five Hundred Thousand Dollars ($12,500,000) in shares (as such shares may be reduced pursuant to the proviso below, the "Consideration Shares") of the Lifetime's common stock, par value $0.01 per share (the "Lifetime Common Stock"), of which, subject to the proviso below:

Four million Dollars ($4,000,000) shall be paid by the Purchaser by delivery to the Escrow Agent, pursuant to the Escrow Agreement to be executed and delivered pursuant to Section 3.8 hereof, of a number of shares (the "Working Capital

Holdback Shares") of Lifetime Common Stock equal to the quotient obtained by dividing Four million Dollars ($4,000,000) by the Average Purchaser Share Price;

Three Million Dollars ($3,000,000) shall be paid by the Purchaser by delivery to the Escrow Agent, pursuant to the Escrow Agreement to be executed and delivered pursuant to Section 2.3 hereof, of a number of shares (the "Indemnity Holdback Shares") of Lifetime Common Stock equal to the quotient obtained by dividing Three Million Dollars ($3,000,000) by the Average Purchaser Share Price; and

the remainder, if any, shall be paid by the Purchaser by delivery to the Seller Representative of a number of shares of Lifetime Common Stock equal to the quotient obtained by dividing such remainder by the Average Lifetime Share Price, in such number of certificates in the names of the Sellers and in such denominations as the Seller
Representative shall designate in writing by written notice to the Purchaser not fewer than three (3) Business Days before the Closing;

        provided, however, that, notwithstanding the foregoing, the Purchaser may in its sole discretion elect, by written notice to the Seller
        Representative, to pay any or all of the Twelve Million Five Hundred Thousand Dollars ($12,500,000) to be paid pursuant to this Section 3.1(ii) in cash and to the extent cash is so paid, the number of Consideration Shares shall be proportionately reduced.

Allocation of Purchase Price; Withholding Taxes.

The Purchase Price shall be allocated by the Purchaser among the Acquired Assets in accordance with Section 1060 of the Code (it being understood and agreed that the Purchaser shall base such allocation on the relative fair market values of the Acquired Assets as reasonably determined by the Purchaser) and shall be set forth by the Purchaser in a written notice delivered to the Seller Representative within 180 days after the Closing; provided, however, that if there is an adjustment in the Purchase Price pursuant to Section 3.3, an appropriate corresponding adjustment to the allocation shall be made by the Purchaser in accordance with Section 1060 of the Code acting in good faith. The Purchaser and the Sellers shall prepare and file their respective federal, state and local income Tax returns, together with a copy of Internal Revenue Service Form 8594, on a basis consistent with the foregoing allocations, and shall not take any tax reporting position inconsistent therewith.

Anything herein to the contrary notwithstanding, to the extent that the Purchaser determines that any Governmental Body imposes upon the Purchaser the obligation to withhold Taxes with respect to any payments made to a Seller hereunder, the Purchaser is hereby authorized to withhold such Taxes from the payment to the Sellers and remit such Taxes to the appropriate Governmental Body. Any such withheld Taxes shall be deemed paid to the Sellers on account of the Purchase Price.

Adjustment of Purchase Price. The Purchase Price shall be (i) increased by the amount (such amount, the "Positive Net Working Capital"), if any, by which the Net Working Capital as shown on (or determined in accordance with) the Closing Date Working Capital Calculation, as it becomes final and binding on the parties in accordance with Section 3.5 hereof (the "Final Closing Net Working Capital" and the "Final Closing Date Working Capital Calculation," respectively), is greater than $38,000,000 or (as applicable) (ii) decreased by the amount (such amount, the "Negative Net Working Capital"), if any, by which the Final Closing Date Balance Sheet is less than $38,000,000.

Preliminary Working Capital Estimate; Pre-Closing Certificate.

Not less than two (2) Business Days and not more than five (5) Business Days before the Closing Date, the Sellers shall deliver to the Purchaser: (i) a written calculation in reasonable detail of the amount of the Closing Net Working Capital (calculated in a manner that is consistent with the manner in which such amount is to be calculated in accordance with Section 3.5(a) hereof, and whether positive, negative or zero) that the Sellers expect to be timely determined in accordance with Section 3.5(a) hereof (the "Preliminary Working Capital Estimate"); and (ii) a certificate (the "Pre-Closing Certificate"), in the form attached as Exhibit 3.4(a) attached hereto, signed by the Sellers stating the amount of the Preliminary Working Capital Estimate and certifying that such amount is the best estimate thereof by the Sellers and the reasonable, good faith belief of and forecast by the Sellers, after due consideration and consultation with the outside accountants of the Sellers, of such Closing Net Working Capital.

If the certificate of the Sellers as delivered pursuant to Section 3.4(a) hereof (absent manifest error therein and subject to Section 3.4 hereof, or material variance in the Inventory included therein from the results of the Inventory Count (to the extent available prior to the Closing)) shows that the Preliminary Working Capital Estimate is greater than $38,000,000, then the Purchase Price shall be increased by seventy-five percent (75%) of the amount by which the Preliminary Working Capital Estimate is greater than $38,000,000, according to the certificate of the Sellers, and such increased amount shall be added by the Purchaser to the cash component of the Purchase Price and shall be paid at the Closing pursuant to Section 3.1(i) hereof in addition to any amount that would otherwise be paid by the Purchaser pursuant to such provision, subject to adjustment pending the final determination of Closing Net Working Capital in accordance with Section 3.5 hereof and the payment thereof in accordance with
Section 3.6 hereof.  If the certificate of the Sellers as delivered  pursuant to
Section 3.4(a) hereof (absent manifest error therein and subject to Section 3.4 hereof, or material variance in the Inventory included therein from the results of the Inventory Count (to the extent available prior to the Closing)) shows that the Preliminary Working Capital Estimate is less than $38,000,000, then the Purchase Price shall be decreased by the amount by which Preliminary Working Capital Estimate is less than $38,000,000, according to the certificate of the Sellers, and such decreased amount shall be reduced by the Purchaser from the cash component of the Purchase Price and shall be deducted at the Closing pursuant to Section 3.1(i) hereof from any amount that would otherwise be paid by the Purchaser pursuant to such provision, subject to adjustment pending the final determination of Closing Net Working Capital in accordance with Section
3.5 hereof and the payment thereof in accordance with Section 3.6 hereof.

Determination of Closing Net Working Capital.

As promptly as practicable after the Closing Date (but in any event not more than sixty (60) days thereafter), the Purchaser shall deliver to the Seller Representative a calculation (which shall be prepared in a manner consistent with the definition of Net Working Capital herein and otherwise) in reasonable detail setting forth the Purchaser's calculation of the Net Working Capital that the Purchaser has acquired by virtue of the acquisition of the Acquired Assets and the assumption of the Assumed Liabilities of the Determination Time pursuant to Article II hereof (the "Closing Date Working Capital Calculation") which shall be prepared in accordance with GAAP applied, to the extent applicable, in a manner consistent with the manner in which GAAP was applied in the preparation of the Unaudited Year-End Financial Statements of Syratech referred to in
Section 5.6 hereof (the "Closing Net Working Capital") and, as applicable, the Positive Net Working Capital or the Negative Net Working Capital (including the differences, category-by-category, to the extent reasonably practicable). Promptly after the delivery of the Closing Date Working Capital Calculation (but in any event, within three (3) Business Days thereafter), the parties shall direct the Escrow Agent to release, pursuant to the terms of the Escrow Agreement, to the Seller Representative on behalf of the Sellers such amount, if any, of the Working Capital Escrow Fund as would not be required to be paid to the Purchaser according to Section 3.6(iii) hereof based on such Closing Date Working Capital Calculation, less any amount that the Purchaser estimates, in its reasonable determination, will be required to pay the Accounting Firm (as hereinafter defined), if any, pursuant to this Article III; provided that the Purchaser and the Seller Representative shall direct the Escrow Agent to release any excess amount deposited in respect of the Accounting Firm. For purposes of accruals of any items (including without limitation rent, property taxes, or utilities) of expenses or payables that accrue over time, the Liabilities for such items shall be determined and included on the Closing Date Working Capital Calculation on the basis of the relative number of days before the Closing Date applicable to the item relative to the total number of days applicable to the item.

The Seller Representative shall have thirty (30) days after delivery to it of the Closing Date Working Capital Calculation (the "Review Period") to review the Closing Date Working Capital Calculation. If the Seller Representative does not agree with the amount of the Closing Net Working Capital and, as applicable, the Positive Net Working Capital or the Negative Net Working Capital as shown on the Closing Date Working Capital Calculation, the Seller Representative shall, within the Review Period, give the Purchaser a written notice (a "Dispute Notice") setting forth (i) the amount the Sellers believe to be the Closing Net Working Capital and, as applicable, the Positive Net Working Capital or the Negative Net Working Capital and showing the differences, category-by-category, and (ii) a reasonably detailed explanation of the basis of the Sellers' calculation of such amounts. If the Seller Representative indicates in writing that the Sellers do not object to the Closing Net Working Capital as shown on the Closing Date Working Capital Calculation, or if the Seller Representative fails to deliver a Dispute Notice to the Purchaser within the Review Period, the Closing Net Working Capital and, as applicable, the Positive Net Working Capital or the Negative Net Working Capital as shown on the Closing Date Working Capital Calculation shall be deemed to have been accepted by the Sellers in the form delivered by the Purchaser and shall be final, conclusive and binding upon the parties for all purposes and not subject to appeal on any ground and judgment on such amount of Closing Net Working Capital and, as applicable, the Positive Net Working Capital or the Negative Net Working Capital, and any resulting obligation of either the Purchaser or the Sellers to pay the other party any amount pursuant to Section 3.6 hereof may be enforced in any court having jurisdiction over the subject matter of the controversy.

If a Dispute Notice shall be timely delivered by the Seller Representative to the Purchaser, the Seller Representative and the Purchaser shall, within thirty
(30) days after such delivery, promptly and in good faith attempt to resolve the matters set forth therein and agree in writing upon the final amount of the Closing Net Working Capital and, as applicable, the Positive Net Working Capital or the Negative Net Working Capital. If the Seller Representative and the Purchaser are unable to resolve the matters in dispute within that 30-day resolution period, then the Accounting Firm shall be employed to resolve such matters as soon as reasonably practicable. Any resolution pursuant to this
Section 3.3(c) and Section 3.3(d) hereof shall be conducted in New York City, or by telephonic conference call if acceptable to the Accounting Firm. The Seller Representative, on behalf of the Sellers, and the Purchaser shall each execute and deliver such retention agreements as the Accounting Firm may reasonably require in connection with its services pursuant to this Section 3.3.

The Accounting Firm shall be instructed to promptly review the applicable provisions of this Agreement and shall only consider those items in the Purchaser's calculation of Closing Net Working Capital and, as applicable, the Positive Net Working Capital or the Negative Net Working Capital that are expressly identified as items of dispute in the Dispute Notice (and such matters that are necessarily connected therewith according to proper accounting rules and procedures). The Accounting Firm shall, as promptly as practicable, deliver to the Purchaser and the Seller Representative a report setting forth any adjustments to such disputed items necessary to make such items conform to the requirements of this Article III, and setting forth the amounts of the Closing Net Working Capital and, as applicable, the Positive Net Working Capital or the Negative Net Working Capital. The determination of the Accounting Firm with respect to such matters shall be final, conclusive and binding upon the parties and not subject to appeal on any ground, and judgment on the determination, and any resulting obligation of either the Purchaser or the Sellers to pay the other party any amount under Section 3.6, may be enforced in any court having jurisdiction over the subject matter of the controversy.

With respect to any dispute and/or resolution pursuant to this Article III hereof, (A) the Sellers, on the one hand, and the Purchaser, on the other hand, shall each pay and be responsible for their own respective costs and expenses, including, without limitation, the fees and expenses of their respective legal, accounting and other advisors, and (B) the fees and expenses of the Accounting Firm shall be paid as follows:

If the amount of the Final Closing Net Working Capital is equal to or less than the amount of the Closing Net Working Capital as set forth in the Closing Date Working Capital Calculation, then the entire amount of the fees and expenses of the Accounting Firm shall be payable from the Working Capital Escrow Fund pursuant to the Escrow Agreement (and the Purchaser shall have the right to so direct the Escrow Agent).

If the Final Closing Net Working Capital is greater than the amount of the Closing Net Working Capital as set forth in the Closing Date Working Capital Calculation, then the Working Capital Escrow Fund (it being understood that the Purchaser shall have the right to so direct the Escrow Agent) and the Purchaser shall pay the respective percentage of the fees and expenses of the Accounting Firm as shown in the applicable column set forth below:

        -------------------------------------------------------------------------------------------
        Percentage of Final Closing Net Working         Percentage Paid from     Percentage Paid
        Capital Compared with Purchaser Amount          Working Capital Escrow   by Purchaser

                                                        Fund

        -------------------------------------------------------------------------------------------
        More than 100% but not more than 101%           80%                      20%
        -------------------------------------------------------------------------------------------
        More than 101% but not more than 102%           60%                      40%
        -------------------------------------------------------------------------------------------
        More than 102% but not more than 103%           40%                       60%
        -------------------------------------------------------------------------------------------
        More than 103% but not more than 104%           20%                      80%
        -------------------------------------------------------------------------------------------
        More than 104%                                  0%                       100%
        -------------------------------------------------------------------------------------------


The foregoing notwithstanding, if after the payment of any Purchase Price Adjustment pursuant to Section 3.6 hereof, there are insufficient funds available from the "Percentage Paid from Working Capital Escrow Fund" to pay the fees and expenses of the Accounting Firm, then such amounts shall be paid by to the Accounting Firm from the Indemnity Escrow Fund.

Payment of Purchase Price Adjustment. Within ten (10) Business Days after the amounts of the Closing Net Working Capital and, as applicable, the Positive Net Working Capital or the Negative Net Working Capital become final and binding upon the parties in accordance with Section 3.5 hereof:

If the amount of the Final Closing Net Working Capital is greater than the Preliminary Working Capital Estimate and if the Closing Cash Payment pursuant to
Section 3.1 hereof was increased as a result of and in accordance with Section 3.4(b) hereof (the amount of such increase, the "Closing Cash Increase"), then the Purchaser shall pay the Seller Representative, for the account of the Sellers, the amount by which the Positive Net Working Capital, as finally determined, exceeds the amount of the Closing Cash Increase; or (as applicable)

If (A) the amount of the Final Closing Net Working Capital is greater than the Preliminary Working Capital Estimate and if the Closing Cash Payment pursuant to
Section 3.1 hereof was decreased as a result of and in accordance with Section 3.4(b) hereof, or (B) there was no change or adjustment to the Closing Cash Payment pursuant to Section 3.1 hereof as a result of and in accordance with
Section 3.4(b), then the Purchaser shall pay the Seller Representative, for the account of the Sellers, the amount by which the Final Closing Net Working Capital exceeds the Preliminary Working Capital Estimate; or, (as applicable)

If the amount of the Final Closing Net Working Capital is less than the Preliminary Working Capital Estimate, then the amount by which the Final Closing Net Working Capital is less than the Preliminary Working Capital Estimate shall be paid to the Purchaser from the Working Capital Escrow (and the Indemnity Escrow, but only to the extent necessary if sufficient funds are otherwise not available in the Working Capital Escrow) pursuant to the Escrow Agreement (and the Purchaser shall have the right to so direct the Escrow Agent).

Inventory Count. The Purchaser, if in its sole determination it so elects, may cause physical counts to be made of the inventory of the Sellers (if such physical count is before the Closing), or included within the Acquired Assets (if such physical count is after the Closing), located at any or all of the facilities of the Business as may be determined by the Purchaser in its sole determination (the "Inventory Count"), which may, at the Purchaser's option, be observed by an accounting firm or other representatives selected by the Purchaser. The Purchaser shall conduct the Inventory Count after the Closing, unless the Closing takes place after April 30, 2006, in which case the Purchaser may conduct the Inventory Count before the Closing on such date as near as practicable to the Closing as may be mutually agreed to by the parties to avoid unreasonable business disruptions. The Sellers shall cause all appropriate personnel of the Sellers to cooperate with the Purchaser in connection with the Inventory Count. The Sellers' representatives shall be entitled to attend and observe the taking of the Inventory Count. Each party shall bear the cost of its own personnel and its own accounting firm, to the extent such personnel attend and participate in the Inventory Count or finalize, summarize or review its results. If the Inventory Count is not performed as of the business day immediately prior to the Closing Date, the results of the Inventory Count for purposes of the Closing Date Working Capital Calculation shall be adjusted to reflect the Sellers' inventory at the close of business on the day immediately preceding the Closing Date using actual receipts and shipments.

Escrow.

At the Closing, the Purchaser and the Seller Representative shall enter into an Escrow Agreement in form and substance reasonably acceptable to the parties hereto in their good faith (the "Escrow Agreement") with an escrow agent reasonably acceptable to the Purchaser and the Seller Representative (the "Escrow Agent"). As provided in Section 3.2(ii)(A) and Section 3.2(ii)(B) hereof, the Working Capital Holdback Shares and the Indemnity Holdback Shares, and, as provided in Section 3.1(i)(B) hereof, the Working Capital Escrow Cash, will be delivered to the Escrow Agent to be held in escrow, and released in accordance with the terms of the Escrow Agreement.

Concurrently with the Closing, the parties hereto shall deposit with and deliver to the Escrow Agent all of the Working Capital Escrow Cash, Working Capital Holdback Shares and Indemnity Holdback Shares, to be held pursuant to terms of the Escrow Agreement and released only in accordance with the terms of the Escrow Agreement. The Working Capital Holdback Shares, Working Capital Cash, and all interest, dividends and other direct or indirect earnings thereon after the Closing, are collectively hereinafter referred to as the "Working Capital Escrow Fund." The Indemnity Holdback Shares, and all interest, dividends and other direct or indirect earnings thereon after the Closing, are collectively hereinafter referred to as the "Indemnity Escrow Fund."

The Purchaser and the Seller Representative shall direct the Escrow Agent to release the Working Capital Escrow Fund (and to the extent necessary, the Indemnity Escrow Fund) in payment of amounts required to be made to the Purchaser pursuant to Article III and any remainder to the Seller Representative on behalf of the Sellers promptly thereafter. The Seller Representative, and the Purchaser, in each case in the circumstances as provided in the Escrow Agreement, shall have the right to direct the Escrow Agent to sell any shares held in escrow in customary broker transactions in the principal market or exchange on which such shares trade.

The Escrow Agreement shall provide that (i) the Working Capital Escrow shall be available only for payments to be made pursuant to Article III hereof and that the parties shall direct the Escrow Agent to release the Working Capital Escrow in payment of amounts required to be made to the Purchaser pursuant to Article III and any remainder to the Seller Representative promptly thereafter; (ii) the Indemnity Escrow shall be available only for payments to be made pursuant to other provisions hereof (including Article XII) but not Article III hereof except as expressly provided therein. The Purchaser and the Seller Representative shall direct the Escrow Agent to release the Indemnity Escrow, in each case to the extent, and only to the extent, in excess of claims made thereon which have not been paid or otherwise resolved, to the Seller
Representative on behalf of the Sellers promptly at the following times (it being understood that for purposes of measuring the amounts released according to the following schedule the value of the shares held in escrow shall be measured using the same value as at the Closing hereunder): (A) $1,000,000 on the earlier of (x) the nine-month anniversary of the Closing hereunder or (y) November 30, 2006, (B) $1,000,000 on the first anniversary of the Closing hereunder and (C) the remainder on the second anniversary of the Closing hereunder. The Seller Representative, and the Purchaser, in each case in the circumstances as provided in the Escrow Agreement, shall have the right to direct the Escrow Agent to sell any shares held in escrow in customary broker transactions in the principal market or exchange on which such shares trade.

The parties acknowledge that to the extent any of the Escrow Fund remains held by the Escrow Agent (and not any portion of which that is released to the Sellers), the Purchaser shall be treated as the owner of such amount of the Escrow Fund for Tax purposes and shall be responsible for any Taxes attributable to income earned in respect such amount of the Escrow Fund. Any cash included in either the Inventory Escrow Fund or the Indemnity Escrow Fund shall be held in an interest-bearing account in accordance with the terms of the Escrow Agreement and the Purchaser will receive from the Escrow Fund on a quarterly basis a distribution equal to 45% of the interest and dividends earned by the Escrow Fund in order to reimburse the Purchaser for any Taxes attributable to income earned in respect of the Escrow Fund as further provided by the Escrow Agreement. The balance of the interest and dividends earned by the Escrow Fund shall be added to and become part of the Escrow Fund.

CLOSING AND TERMINATION

Closing Date. Subject to the satisfaction of the conditions set forth in Sections 9.1, 9.2 and 9.3 hereof (or the waiver thereof by the party entitled to waive each respective condition), the closing of the purchase and sale of the Acquired Assets provided for in Section 0 hereof (the "Closing") shall take place at the offices of Troutman Sanders LLP located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 (or at such other place as the parties may designate in writing) at 10:00 a.m. (New York time) on the date that is not more than five (5) Business Days following the satisfaction or waiver of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the Purchaser and the Seller Representative. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date." The Closing shall be deemed to take place immediately after the Determination Time.

Deliveries  by the Sellers.  At the Closing,  the Sellers  shall  deliver to the
Purchaser:

a Bill of Sale, Assignment and Assumption Agreement in form and substance reasonably acceptable to the parties hereto in their good faith, transferring to the Purchaser all of the Sellers' right, title and interest in and to the Acquired Assets (other than any Leased Real Property, the Leases, or the Sellers Intellectual Property) and under which the Purchaser assumes all of the Sellers' obligations and liabilities with respect to the Assumed Liabilities (collectively, the "Bill of Sale"), duly executed by the Sellers;

the assignments of each Lease in form and substance reasonably acceptable to the parties hereto in their good faith, with respect to each parcel of Leased Real Property, which such Lease assignment shall provide (A) an indemnity of the Purchaser and the Purchaser Indemnitees from the Sellers for all Liabilities under the Leases or Leased Real Property arising on or prior to the Closing (except to the extent any such Liability is included on the Closing Date Working Capital Calculation), and (B) an indemnity of the Sellers and the Seller Indemnitees from the Purchaser for all liabilities under the applicable Leases or the Leased Real Property arising after the Closing, duly executed by the applicable Seller;

an Assignment and Assumption Agreement in form and substance reasonably acceptable to the parties hereto in their good faith, with respect to all Trademarks with respect to the Business;

an Assignment and Assumption Agreement in form and substance reasonably acceptable to the parties hereto in their good faith, with respect to all Copyrights with respect to the Business;

an Assignment and Assumption Agreement in form and substance reasonably acceptable to the parties hereto in their good faith, with respect to all Patents with respect to the Business;

an Assignment and Assumption Agreement in form and substance reasonably acceptable to the parties hereto in their good faith, with respect to all Domain Names with respect to the Business;

an Assignment and Assumption Agreement in form and substance reasonably acceptable to the parties hereto in their good faith, with respect to all Intellectual Property Licenses;

such other deeds or assignments as may be necessary to evidence the transfer of title of the Acquired Assets to the Purchaser;

a certificate signed by each of the Sellers in form and substance reasonably acceptable to the parties hereto in their good faith, as required to be delivered pursuant to Sections 9.1(a) and 9.1(b) hereof;

the Escrow Agreement duly executed by the Seller Representative;

a Transition Services Agreement in form and substance reasonably acceptable to the parties hereto in their good faith, duly executed by each of the Sellers;

a certificate of non-foreign status in the form required by Section 1445 of the Code, duly executed by each of the Sellers;

any documents required by Section 7.11(b) hereof;

a certificate by the Secretary or Assistant Secretary of each of the Sellers, as to the incumbency and authority of each Person executing this Agreement and any document executed and delivered by or on behalf of each of them, and setting forth and certifying the resolutions or actions of the Board of Directors (or applicable governing body), shareholders (or applicable equity member) of such Seller, and of the holders of the Convertible Senior Notes of Syratech, authorizing or ratifying, as the case may be, and approving the negotiation and execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

a legal opinion of Weil, Gotshal & Manges LLP, counsel to the Sellers in form and substance reasonably acceptable to the parties hereto in their good faith, covering such matters as are customary in transactions of the type contemplated hereby, including the due authorization of this Agreement and the transactions contemplated hereby by Syratech's directors, stockholders and holders Convertible Senior Notes;

copies of any consents (or waivers in lieu thereof) to the performance by the Sellers required as provided in Section 9.1(e) hereof;

duly executed payoff letters with respect to the Indebtedness of the Companies, and releases of related Liens, as described in Section 9.1(i) hereof;

the 2005 Audited Financial Statements as described in Section 9.1(f), together with a certificate, duly executed by the Chief Financial Officer of Syratech and the Seller Representative, in form and substance reasonably acceptable to the parties hereto in their good faith;

a receipt for the Purchase Price, duly executed by the Sellers;

if the Closing occurs prior to May 18, 2006, a lock-up letter pursuant to which the Sellers agree not to transfer their shares prior to May 18, 2006, in form reasonably acceptable to the Purchaser's underwriters; and

such other documents, instruments and certificates as the Purchaser may reasonably request.

Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller Representative (or, where indicated, to the Escrow Agent):

to the Escrow Agent, the amounts of cash referred to in Section 3.1(i), in immediately available funds;

the Consideration Shares as set forth in Section 3.1(ii) hereof;

the officer's certificates required to be delivered pursuant to Sections 9.2(a)(ii) and 9.2(b)(ii) hereof;

the Escrow Agreement duly executed by the Purchaser;

the Transition Services Agreement, duly executed by the Purchaser;

the Guaranty, duly executed by Lifetime;

a certificate of the Secretary or Assistant Secretary of the Purchaser and a certificate of the Secretary or Assistant Secretary of Lifetime certifying the resolutions of the Board of Directors of the Purchaser and of Lifetime, respectively, authorizing or ratifying, as the case may be, and approving the execution and delivery of this Agreement and the transactions contemplated hereby and the incumbency and signatures of each officer executing this Agreement and with respect to the Purchaser, the Escrow Agreement;

a legal opinion of Troutman Sanders LLP, counsel to the Purchaser and to Lifetime, in form and substance reasonably acceptable to the parties hereto in their good faith;

such documents which are required to effect the obligations of the Purchaser pursuant to Section 7.14; and

such other documents, instruments and certificates as the Sellers may reasonably request.

Termination of Agreement.

This Agreement may be terminated prior to the Closing as follows:

by the Purchaser or the Seller Representative, if the Closing shall not have occurred by the close of business on the Termination Date; provided, however, that if the Closing shall not have occurred on or before the Termination Date due to a material breach of any representations, warranties, covenants or agreements contained in this Agreement by the Purchaser on the one hand, or any of the Sellers, on the other hand, then such party may not terminate this Agreement pursuant to this Section 4.4(a)(i); and provided further, however, that in the event that the Closing does not occur by the Termination Date due to an event, condition or circumstance as described in Section 9.1(h) hereof, the Termination Date shall be extended until such event, condition or circumstance ceases to exist, but not beyond May 31, 2006;

by mutual written consent of the Seller Representative and the Purchaser;

by the Purchaser, (A) if any of the Sellers shall have become the subject of a case under chapter 7 or 11 or title 11 of the U.S. Code or (B) if any of the conditions to the obligations of the Purchaser set forth in Section 9.1 or
Section 9.3 shall have become incapable of fulfillment other than as a result of a breach by the Purchaser of any covenant or agreement on its part contained in this Agreement, and such condition is not waived by the Purchaser; provided that if, in the Purchaser's reasonable opinion, actions taken by any of the Sellers could reasonably be expected to cause such condition to become capable of being fulfilled, the Purchaser shall give the Seller Representative notice of such circumstance and a reasonable opportunity to attempt, at the Sellers' sole expense, to cause such condition to be fulfilled; provided further, that if the breach has not been cured within twenty (20) Business Days after the giving of such written notice by the Purchaser, then the Purchaser may terminate this Agreement;

by the Seller Representative if any condition to the obligations of the Sellers set forth in Section 9.2 or Section 9.3 shall have become incapable of fulfillment other than as a result of a breach by any Seller of any covenant or agreement on its part contained in this Agreement, and such condition is not waived by the Seller Representative; provided that, if, in the Seller Representative's reasonable opinion, actions taken by the Purchaser could reasonably be expected to cause such condition to become capable of being fulfilled, the Seller Representative shall give the Purchaser notice of such circumstance and a reasonable opportunity to attempt to cause such condition to be fulfilled; provided further, that if the breach has not been cured within twenty (20) Business Days after the giving of such written notice by the Seller Representative, then the Seller Representative may terminate this Agreement;

by the Purchaser, if there shall be a breach by any of the Sellers of any representation or warranty (without regard to any supplementation or amendment to the Schedules hereto as provided by Section 7.10), or any covenant or agreement, of any of the Sellers, as applicable, contained in this Agreement that would result in a failure of a condition set forth in Section 9.1 or
Section 9.3 hereof and which breach cannot be cured or has not been cured by the earlier of (i) twenty (20) Business Days after the giving of written notice by the Purchaser to the Seller Representative of such breach and (ii) the Termination Date;

by the Purchaser in the event of the occurrence of either of the events described in clauses (B) or (C) of Section 4.5(a)(iii) hereof;

by the Seller Representative if there shall be a breach by the Purchaser of any representation or warranty, or any covenant or agreement, of the Purchaser contained in this Agreement that would result in a failure of a condition set forth in Section 9.1(n) or Section 9.3 hereof and which breach cannot be cured or has not been cured by the earlier of (i) twenty (20) Business Days after the giving of written notice by the Seller Representative to the Purchaser of such breach and (ii) the Termination Date; and

by the Seller Representative or the Purchaser, if any such party is required to divest or dispose of any of its assets, properties, divisions or businesses, or to take any other material action affecting its assets, properties, divisions or businesses in response to any investigation or inquiry under the HSR Act or any antitrust or other regulatory Laws.

In the event that either the Purchaser or the Seller Representative seek to and is entitled to terminate this Agreement pursuant to Section 0(a), written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall thereupon terminate, and the Acquisition Transactions shall be abandoned, without further action by the Purchaser or the Seller Representative. If this Agreement is terminated as provided herein each party shall redeliver or destroy all documents, work papers and other material of any other party relating or containing any Confidential Information of the other party, whether obtained before or after the execution hereof, to the party furnishing the same.

In the event that this Agreement is validly terminated as provided herein, no party hereto shall have any liability or further obligation to any other party relating to the Acquisition Transactions; provided, however, that no such termination shall relieve any party from liability to any other party for a prior breach of this Agreement.

Notwithstanding anything in Section 4.4(a) to the contrary, Sections 7.6, 13.1 and Article XII hereof, and paragraph 9 of the Confidentiality Agreement (to the extent provided in the following sentence) shall survive any termination of this Agreement. If this Agreement is terminated in accordance with this Section 4.4, the Purchaser agrees that the prohibition in the Confidentiality Agreement restricting the Purchaser's ability to solicit any employee of Syratech and its Affiliates to join the employ of the Purchaser or any if its Affiliates shall be extended for a period of two (2) years from the date of this Agreement.

Termination Fee.

If this Agreement is terminated and all three of the following three conditions are satisfied:

The termination is not pursuant to Section 4.4(a)(ii) hereof;

Lifetime and the Purchaser have not breached their obligation (subject to the conditions of Section 9.1 hereof) to consummate the Closing hereunder;



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

Either: (A) either or both of the Noteholder Conversion Consent and/or the Stockholder Approval shall not have occurred and, within 18 months after such termination, Syratech and/or one or more of its Subsidiaries or the holders of a majority of Syratech's outstanding common stock or the holders of a majority of Syratech's Convertible Senior Notes shall agree to a Business Combination with respect to Syratech; (B) (i) a Takeover Proposal shall have been made, (ii) a consent listed or required to be listed on Schedule 9.1(e) hereof shall not have been obtained as of the time of the termination of this Agreement, and (iii) within six months after such termination, Syratech and/or one or more of its Subsidiaries or the holders of a majority of Syratech's outstanding common stock or the holders of a majority of Syratech's Convertible Senior Notes shall agree to a Business Combination with respect to Syratech; (C) the Board of Directors of Syratech shall have withdrawn or modified the Board Recommendation or failed to approve this Agreement and the Acquisition Transactions, (D) the Board of Directors of Syratech shall have recommended, authorized or endorsed any Takeover Proposal, or (E) the Sellers shall have breached their obligation (subject to the conditions of Section 9.2 and Section 9.3hereof) to consummate the Closing hereunder;

then the Sellers shall pay Lifetime $5,000,000 (the "Termination Fee"), as promptly as practicable but in any event within two (2) Business Days after the occurrence of the event described in clause (A) or clause (B) of item (iii) above and within two (2) Business Days after termination of this Agreement in all other cases. The Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to the Seller Representative by Lifetime. For the avoidance of doubt, in no event shall the Sellers be required to pay more than one Termination Fee hereunder.

Syratech acknowledges that the agreements contained in this Section 4.5 are an integral part of the transactions contemplated in this Agreement, that the damages resulting from termination of this Agreement under circumstances where a Termination Fee is payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Section 4.5 are reasonable forecasts of the actual damages that may be incurred and constitute liquidated damages and not a penalty, and that, without the agreement set forth in this Section 4.5, Lifetime and the Purchaser would not enter into this Agreement; accordingly, if the Sellers fails to promptly pay the Termination Fee, and, in order to obtain such payment Lifetime commences a Legal Proceeding that results in a judgment against any or all of the Sellers for the Termination Fee, the Sellers shall pay to Lifetime its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such Legal Proceeding.

Termination Date; Extension. The "Termination Date" shall be April 30, 2006, unless extended as provided in the next following sentence. At any time prior to the termination of this Agreement in accordance with Section 4.4 hereof, (i) Lifetime may in its sole discretion extend the Termination Date until May 31, 2006 and (ii) Lifetime and the Seller Representative may jointly extend the Termination Date until June 15, 2006.

REPRESENTATIONS AND WARRANTIES
OF THE SELLERS

Each Seller hereby jointly and severally represents and warrants to the Purchaser and to Lifetime:

Organization and Good Standing. Each Seller is a corporation or company, as applicable, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was incorporated or formed and has all requisite power and authority to own, lease, use and operate the Properties (including any Acquired Assets) that it purports to own, lease, use and operate and to carry on the Business as now conducted and perform all of its obligations under the Material Contracts to which it is a party. The respective jurisdictions in which each Seller is licensed or qualified to conduct business as a foreign company are listed on Schedule 5.1 attached hereto. Each Seller is duly qualified and in good standing under the laws of each jurisdiction in which it owns or leases real property and each jurisdiction in which the conduct of the Business or the ownership of its Properties requires such qualification or authorization except where such failure to be so qualified would not have a Seller Material Adverse Effect. The Sellers have delivered to the Purchaser true and complete copies of (i) the Certificate of Incorporation, Articles of Incorporation, or comparable organizational documents, as applicable, and all amendments thereto, of each Seller, certified by the Secretary of State, or comparable official, of its State, or country, as applicable, of incorporation as of a date reasonably acceptable to the Purchaser; and (ii) the Bylaws of each Seller, as in effect, certified as of the date hereof as true and correct by the Secretary or Assistant Secretary of such Seller, all of which instruments remain in full force and effect, unchanged since their respective dates of certification.

Subsidiaries. Other than the companies identified on Schedule 5.2 attached hereto, no Seller has any direct or indirect Subsidiaries and there are no corporations, partnerships, joint ventures, associations or other entities in which any Seller owns, of record or beneficially, any direct or indirect equity or other interest or any rights (contingent or otherwise) to acquire the same. No Seller (i) is a member of (nor is any part of its business conducted through) any partnership or limited liability company, (ii) is a participant in, or conducts any aspect of the Business through, any joint venture or similar arrangement.

Authorization of Agreement. Each of the Sellers has all requisite power and authority and legal capacity to execute and deliver this Agreement and, subject to Syratech obtaining the Noteholder Conversion Consent and the conversion of the Convertible Senior Notes as provided by Section 9.3(c) and subject to the Stockholder Approval, each other agreement, instrument, certificate or document required by this Agreement to be executed or delivered by it in connection with the consummation of the Acquisition Transactions and the other transactions contemplated of it hereby and thereby (collectively, the "Seller Documents"), to perform its obligations hereunder and thereunder and to consummate the Acquisition Transactions and each other transaction contemplated of it hereby and thereby. The execution and delivery of this Agreement and the Seller Documents, subject to Syratech obtaining the Noteholder Conversion Consent and the conversion of the Convertible Senior Notes as provided by Section 9.3(c) and subject to the Stockholder Approval, and the consummation of the Acquisition Transactions and each other transaction contemplated of each of the Sellers hereby and thereby have been duly authorized or approved by all requisite action on the part of each of the Sellers, including (i) the approval of the Board of Directors of Syratech of this Agreement and the Acquisition Transactions and the recommendation by the Board of Directors of Syratech to the holders of the Convertible Senior Notes of the Noteholder Conversion Consent and the recommendation by the Board of Directors of Syratech to the Common Stockholders of the Stockholder Approval (alone or in connection with the dissolution and winding up of Syratech) and (ii) the approval of the board of directors (or comparable governing body) of each of the other Sellers of this Agreement and the Acquisition Transactions and (iii) the approval of Syratech as the sole shareholder (or holder of other equity) of each of the other Sellers of this Agreement and the Acquisition Transactions. The Sellers have, or prior to the Closing will have, delivered to the Purchaser true, correct and complete copies of each such approval or authorization. This Agreement has been, and the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by each of the Sellers and (assuming the due authorization, execution and delivery by the Purchaser and any other parties thereto other than the Sellers) this Agreement constitutes, and the Seller Documents



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

when so executed and delivered will constitute, legal, valid and binding obligations of the Sellers, enforceable against each of them it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); provided, however, that nothing in the foregoing shall in any way diminish, impair or in any way limit the representations and warranties given by Syratech in Section 5.31.

Conflicts; Permits; Consents of Third Parties. Except for compliance with the requirements as set forth on Schedule 5.4 attached hereto, none of the execution and delivery by any Seller of this Agreement or any of the Seller Documents, the consummation of the transactions contemplated of it hereby or thereby, or compliance by any of the Sellers with any of the provisions hereof or thereof will (with or without notice or lapse of time, or both) conflict with, contravene, or result in any violation of or default under, or give rise to a right of termination, acceleration or cancellation under, or give any Person the right to modify the terms, conditions or provisions or excuse the performance under, or result in the creation of any Liens pursuant to, (i) the Certificate of Incorporation and By-Laws or comparable organizational documents of each of the Sellers, each as amended to date; (ii) the Plan; (iii) any Material Contract, Real Property Lease, lease of any personal property, Intellectual Property License, or Permit to which any of the Sellers is a party or by which any of the Properties of any of the Sellers are bound; (iv) any Order of any Governmental Body applicable to any of the Sellers or by which any of the Properties of any of the Sellers are bound or are subject to as of the date hereof; or (v) any applicable Law. Subject to the conversion of the Convertible Senior Notes as provided by Section 9.3(c) and to the approval of Syratech's stockholders as provided by Section 9.3(c) and except as set forth on Schedule 5.4, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any of the Sellers in connection with the execution and delivery of this Agreement or the Seller Documents, the compliance by any of the Sellers with any of the provisions hereof or thereof, the consummation of the Acquisition Transactions or the taking by any of the Sellers of any action contemplated of it hereby or thereby.

Capitalization.

The authorized capital stock of each of the Sellers is set forth on Schedule 5.5 attached hereto. The shares of Common Stock of each of the Sellers that are issued and outstanding are also set forth on Schedule 5.5, and as of the date hereof, all of such outstanding shares of Common Stock of each of the Sellers, and any and all outstanding Options (including, but not limited to, the Convertible Senior Notes) to acquire, directly or indirectly, any shares of Common Stock of any of the Sellers, are held by the parties and in the amounts indicated on Schedule 5.5(a) attached hereto. All of the outstanding equity securities and other securities of each Seller are owned of record and beneficially by one or more of the Sellers, free and clear of all Liens. All of the issued and outstanding shares of Common Stock of Syratech were duly authorized for issuance and are validly issued, fully paid and non-assessable, were not issued in violation of any preemptive rights created by statute, the certificate of incorporation or comparable organizational documents, or by-laws or other governing documents, as applicable, of any Seller or any Contract, are not subject to any preemptive right and have been issued in compliance with all applicable Laws, including all federal and state corporate and securities Laws. No Person has claimed, or has any reasonable basis for claiming, any remedy or recourse against any Seller under applicable securities Laws. No legend (other than one referring to the Stockholder Agreement or transferability under the securities Laws) or other reference to any purported Lien appears upon any certificate representing equity securities of any Seller.

Except for the Convertible Senior Notes, the New Warrants A and the New Warrants B, there is no existing Option to which any Seller is a party requiring the issuance of any shares of capital stock or equity of any of the Sellers, and at the time of the Closing there will be no Options to which any of the Sellers is a party requiring the issuance of any shares of capital stock or equity of any of the Sellers. Except as described on Schedule 5.5(b) attached hereto, none of the Sellers is a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of any shares of its capital stock or other equity interests therein.

The stock and equity records and minute books of the Sellers that have been made available to the Purchaser fully reflect all minutes of meetings, resolutions and other material actions and proceedings of the Sellers' stockholders and boards of directors and all material actions of committees thereof, all issuances, transfers and redemptions of such entity's capital stock or limited liability company interests, as applicable, and contain true, correct and complete copies of such entity's certificate of incorporation or comparable organizational documents and by-laws or other governing documents, as applicable, and all amendments thereto, in each case through the date hereof.

 Financial Statements, Etc.

Schedule 5.6(a) attached hereto contains true and complete copies of the consolidated audited balance sheet of Syratech and its Subsidiaries, as of December 31, 2004 and the related audited consolidated statements of income and changes in stockholders' equity and cash flows for the year then ended, including all notes prepared in connection therewith (the "2004 Audited Financial Statements").

Schedule 5.6(b) attached hereto contains true and complete copies of the consolidated unaudited balance sheet of Syratech and it Subsidiaries, as of December 31, 2005 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended including the notes prepared in connection therewith (the "Unaudited Year-End Financial Statements" and together with the 2004 Audited Financial Statements, the "Financial Statements").

The 2004  Audited  Financial  Statements  (i) are  complete  and  correct in all material respects, (ii) were prepared in accordance with GAAP, (iii) are consistent with the books and records of Syratech and its Subsidiaries and (iv) present fairly in all material respects the consolidated financial condition and results of operations and cash flows of Syratech and its consolidated Subsidiaries as of the date and for the period specified therein. The Unaudited Year-End Financial Statements (i) are complete and correct in all material respects, (ii) were prepared in the Ordinary Course of Business by the management of Syratech based on the books and records of Syratech and its Subsidiaries applying GAAP consistent with the application thereof in the 2004 Audited Financial Statements (subject to the utilization of fresh start accounting in the Unaudited Year-End Financial Statements, in accordance with
GAAP) and (iii) except for the absence of all the footnotes thereto as would be required by GAAP, present fairly in all material respects the consolidated financial condition and results of operations and cash flows of Syratech and its consolidated Subsidiaries as of the date and for the period specified therein, subject to normal year-end audit adjustments and certain fresh-start accounting adjustments.

None of the Sellers has engaged in any material monetary transaction, maintained any bank account or used any corporate funds except for such monetary transactions, bank accounts or funds that have been and are reflected in the books and records of such entity.

The Acquired Assets include, and the Sellers collectively own, all right, title and interest in, free and clear of all Liens (except for Permitted Exceptions), all material interests in real and personal (tangible and intangible) property necessary to conduct the Business and to carry on the operations of the Sellers in a manner consistent with past practice (including, without limitation,
Inventory, floor samples, sales and promotional products and materials, tradeshow booths, signage, literature and brochures, prepaid expenses, real property and real property leases, fixed assets and fixes assets leases, vehicles and supplies), except for cash and cash equivalents and except for Acquired Assets acquired or disposed of since the applicable balance sheet date in the Ordinary Course of Business. No Properties that are used in the Business are owned or held by any shareholder or other Affiliate of the Sellers or any other Person other than the Sellers, other than Properties that are leased or licensed to the Sellers pursuant to leases or licenses disclosed on Schedule
5.15 hereof.

The books and records of the Sellers are maintained in reasonably good order to permit the Purchaser, using reasonable diligence, to satisfy its obligation to prepare and deliver the balance sheet and other materials contemplated by
Section 3.2(a) hereof.

No Undisclosed Liabilities. Except as described on Schedule 5.7 attached hereto, none of the Sellers has any material liabilities or obligations or commitments of any nature (whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due) except for liabilities and obligations
(i) reflected or reserved for on the Unaudited Year-End Financial Statements (December 31, 2005 being herein referred to as the "Balance Sheet Date") or (ii) that have arisen since the Balance Sheet Date in the Ordinary Course of Business (all of which are liabilities similar in type to those on the Unaudited Year-End Financial Statements). All accounts payable of each of the Sellers that were reflected in the Unaudited Year-End Financial Statements or that are reflected in the accounting records of any Seller as of the Closing Date (collectively, the "Accounts Payable") are a result of bona fide transactions arising in the Ordinary Course of Business and have been paid or are not yet due and payable, except for those being contested in good faith by appropriate proceedings in the Ordinary Course of Business; provided, that any such contested claims are not, in the aggregate, material.

Accounts Receivable. All accounts receivable of each of the Sellers that were reflected in the Unaudited Year-End Financial Statements or that are reflected in the accounting records of any Seller as of the Determination Time (collectively, the "Accounts Receivable") represented or will represent valid obligations by third parties owed to the Sellers arising from sales actually made or services actually performed in the Ordinary Course of Business to or for (as applicable) Persons other than the Sellers or any of their respective Affiliates. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Determination Time current and collectible net of the respective reserves shown on the Unaudited Year-End Financial Statements or on the accounting records of the Sellers as of the Determination Time (which reserves are adequate and calculated in the Ordinary Course of Business and in compliance with GAAP). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in the Ordinary Course of Business, in full, without any set-off. There is no dispute, contest, claim, or right of set-off, other than returns, disputes, contests, claims, or rights of set-off in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. The Accounts Receivable are not subject to reduction for returns, credit losses, marketing and advertising allowances, credits, mark-downs, reimbursements or costs or the like, other than in the Ordinary Course of Business and in each case for which adequate reserves are established in the books, records and Financial Statements of the Sellers in accordance with GAAP. To the Knowledge of the Sellers, no fact or circumstance exists that would cause the reserves for disputes, contests, claims, or rights of set-off, returns, credit losses, marketing and advertising allowances, credits, mark-downs, reimbursements or costs or the like, bad debt and doubtful accounts set forth in the Unaudited Year-End Financial Statements to be inadequate in the aggregate.

Inventory.

Schedule 5.9(a) attached hereto contains a complete and accurate list of all finished-goods Inventory of the Sellers as of December 31, 2005, including the location of all of such Inventory, and the value (not including reserves) of such Inventory as shown on the books and records of the respective Seller. All Inventory of the Sellers is of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, slow-moving, unmarketable, returned or rejected materials or items and items of below-standard quality, including damaged goods, all of which have been written off or written down, or reserved against, in the Ordinary Course of Business and in compliance with GAAP, so that such Inventory was or is stated at the lower of cost or market, determined on a first in, first out method.

Except as set forth on Schedule 5.9(b) attached hereto, no Inventory is held on consignment by any Seller, as consignor or consignee.

The current backlog (being any sales order, whether verbal or written, entered into Syratech's ERP System through telesales, written sales order or EDI transmission) for all accepted and unfulfilled orders for the sale of Inventory by any Seller as of December 31, 2005 is included on Schedule 5.9(c) attached hereto. There is no general understanding that merchandise in the hands of any customer would be returnable to any of the Sellers except as disclosed on
Schedule 5.9(c), and in each case for which adequate reserves are established in the books, records and Financial Statements of the Sellers. To the Knowledge of the Sellers, there is no reason why any Seller's future returns practices and experience would be materially different from its prior practices and experiences.

Absence of Certain Changes or Events. Since the Balance Sheet Date, except as disclosed on Schedule 5.10 attached hereto, there has not occurred any event or circumstance that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Sellers Material Adverse Effect and, to the best Knowledge of the Sellers, no fact or condition exists which might cause a Sellers Material Adverse Effect in the future. Since the Balance Sheet Date, the Business has been conducted in the Ordinary Course of Business. As amplification and not limitation of the foregoing, since the Balance Sheet Date, except as set forth on Schedule 5.10, none of the Sellers has:

created, incurred, assumed or granted, or permitted or allowed any of the Acquired Assets of such Seller to be subject to any Lien of any kind (other than Permitted Exceptions), except in the Ordinary Course of Business;

made any change in any method of accounting or accounting practice, principle or policy, other than such changes required by GAAP including revaluing any of its Properties or writing off any notes or accounts receivable or Inventory;

except for (A) in the Ordinary Course of Business, or (B) the settlement of claims under and pursuant to the Plan; amended, terminated, canceled, or compromised any claims of such Seller, canceled, forgave or discharged any debt owed to such Seller, or waived any other rights of value to such Seller;

other than as specifically permitted in Section 7.16 hereof, sold, transferred, leased, subleased, licensed, assigned, or otherwise disposed of any material Acquired Assets of such Seller or any portion of the Business or any interest therein, whether real, personal or mixed, other than the sale of Inventory and the disposition of obsolete Tangible Personal Property (which is either not needed or has been replaced) in the Ordinary Course of Business;

made any capital expenditures or commitment for any capital expenditure in excess of ten thousand dollars ($10,000) separately, or fifty thousand dollars ($50,000) in the aggregate, except for capital expenditures (A) made for tooling in the Ordinary Course of Business and (B) directly related to the launch of the Kenneth Cole line which, taken together, do not exceed $500,000 dollars in the aggregate;

made any changes in the customary methods of operations of the Business;

except as set forth on Schedule 5.10(vii) attached hereto, merged or consolidated or effected any capital reorganization with any Person, acquired control or, except for the purchase of Inventory and supplies in the Ordinary Course of Business, acquired directly or indirectly, by redemption or otherwise, any business or Properties or any capital stock or other securities or other equity interests of any other Person, or took steps incident to or in furtherance of any such actions whether by entering into an agreement providing therefor or otherwise;

entered into any employment agreement or became liable for any bonus, profit-sharing or incentive payment to any of its officers or directors, except pursuant to existing plans, arrangements or agreements disclosed herein or in a Schedule hereto, other than ordinary course hiring of employees under at-will employment arrangements (in the United States) or without written employment agreements (outside the United States);

committed a breach under, or amended or terminated, any Material Contract or any Intellectual Property License or other right of such Seller;

incurred any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting such Seller, the Business or such Seller's assets or Properties;

other than borrowings under the CapitalSource Facility in the Ordinary Course of Business, incurred any Indebtedness for borrowed money, obligation or liability (including any guaranty, indemnity, make-whole agreement for or with respect to any Indebtedness, obligation or liability of another Person), or made any commitment to borrow money, or paid, satisfied or discharged any Indebtedness, obligation or liability prior to the due date or maturity thereof;

effected any change in such Seller's business policies or practices, including accounting methods, elections with respect to Taxes, conventions, principles or assumptions or any change in the nature of the business relationships with its clients, or effected any transaction not in the Ordinary Course of Business;

taken any action  that would  prevent or reduce its  ability to (i)  conduct the
Business diligently and in the ordinary course, (ii) preserve intact the Business and its marketing organization, (iii) retain in its employ all of its key Employees, and (iv) preserve its relationships and goodwill with its suppliers, customers, sales representatives, and others having business relations with it;

amended, cancelled or terminated any Contract to which it is a party or entered into or become a party to any Material Contract or other contract, license or other instrument under which the reasonably anticipated costs and expenses will exceed the reasonably anticipated revenues or which would materially and adversely affect the Business or the Properties of such Seller;

failed to continue in full force and effect all of its insurance policies, as described in Schedule 5.22(a);

other than in the Ordinary Course of Business (i) increased the compensation payable or to become payable by any Seller to any of their respective officers, employees or agencies

(collectively, "Personnel") whose total compensation for services rendered to such Seller is currently at an annual rate of more than $100,000 (except for normal periodic increases or increases associated with promotions, in each case, in the Ordinary Course of Business), (ii) paid any bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel (except under pre-existing Employee Benefits Plans and arrangements as disclosed on
Schedule 5.17(b)), (iii) modified, made or agreed to any employee welfare, pension, retirement, profit-sharing, insurance or similar payment or arrangement by a Seller for any Personnel except pursuant to a Seller Employee Benefit Plan or required by applicable Law or (iv) entered into, modified or agreed to be bound by any employment, collective bargaining (other than those required by applicable Law), severance, change in control or similar agreement (except as disclosed on Schedule 5.17(b));

except as disclosed on Schedule 5.12(b) attached hereto, entered into any new lease, or any renewal of an existing Real Property Lease, for any space on for or on behalf of such Seller;

declared, set aside, made or paid any dividend or other distribution in respect of any shares of capital stock of any Seller;

transferred, issued, sold or disposed of any shares of capital stock or other securities of any Seller or granted Options to purchase or otherwise acquire shares of the capital stock or other securities of any Seller;

effected  any   recapitalization,   reclassification   or  like  change  in  the
capitalization of any Seller;

amended the certificate of incorporation or by-laws or comparable organizational documents of any Seller;

entered into or made any Contract to do any of the foregoing.

 Taxes. Except as set forth on Schedule 5.11 attached hereto:

No deficiencies for any material Taxes have been proposed, asserted or assessed in writing against the Sellers that are still pending. No requests for waivers of the time to assess any Taxes of the Sellers have been made that are still pending. The Federal income Tax Returns of Syratech and the Sellers consolidated in such returns have not been examined for any year after December 31, 2003.

All material Tax Returns required to be filed by or with respect to the Sellers or any of their income, properties or operations have been duly filed within the times and within the manner prescribed by law (taking into account all extensions of due dates). All such Tax Returns are true, complete and correct in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and payable by the Sellers have been paid in full other than to the extent contested in good faith. Since December 31, 2001, no claim has been made in writing by an authority in a jurisdiction where any of the Sellers does not file Tax Returns that any of the Sellers is or may be subject to taxation by that jurisdiction.

each of the Sellers has withheld from its employees, customers and any other applicable payees (and timely paid to the appropriate governmental authority) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws, including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States persons.

Real Property.

Schedule 5.12(a) attached hereto contains a complete and accurate list of all real property interests owned by any of the Sellers (the "Owned Real Property"). Attached to Schedule 5.12(a) is a true and correct copy of the deed and other instruments (as recorded) by which any of the Sellers acquired such Owned Real Property. Each of the Sellers has good, marketable and insurable title in fee simple to the Owned Real Property it purports to own (including, but not limited to, that reflected on the Unaudited Year-End Financial Statements) free and clear of all Liens, deeds of trust, adverse claims, encumbrances, mortgages, pledges, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachment, leases, subleases, options, rights of first refusal, survey defect, limitation or other documents of record and other burdens, except as specifically set forth on Schedule 5.12(a). For purposes of this Section, insurable title is deemed to be such title as Lawyers Title Insurance or any other national reputable title company will approve and insure at standard rates, subject only to the Permitted Exceptions which do not interfere with or diminish good, marketable and insurable title.

Schedule 5.12(b) attached hereto sets forth a complete list of all real property and interests in real property leased by any Seller (as lessor) (the "Leased Real Property"). The Sellers have made available to the Purchaser true and complete copies of all Contracts providing for the lease of any Leased Real Property listed in Schedule 5.12(b) and any and all material ancillary documents pertaining thereto, and in each case, all amendments and modifications thereto (individually, a "Real Property Lease" and collectively, the "Real Property Leases"). Each Real Property Lease is legal, valid, binding, enforceable and in full force and effect, except as enforceability may be limited by applicable bankruptcy and insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally, and, except as disclosed on
Schedule 5.12(b), such Real Property Lease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the Acquisition Transactions, nor will the consummation of the Acquisition Transactions constitute a breach or default under such Real Property Lease or otherwise give the landlord a right to terminate such Real Property Lease. Except as disclosed on Schedule 5.12(b), none of the Sellers has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by any Seller under any of the Real Property Leases.

Each of the Sellers is in possession of and quietly enjoys the Leased Real Property in which it has an interest. The zoning classification of each parcel of Leased Real Property permits all of the uses of and operations on each such parcel of Leased Real Property by the Sellers, and the Sellers possess a valid and enforceable leasehold interest therein and hold all necessary Permits relating to such Leased Real Property (including, but not limited to, duly issued certificates of occupancy, where required) for the use and occupancy of each parcel of Leased Real Property by the Sellers. There has been no alteration, improvement or change in use of any Leased Real Property that would require replacements of or amendments to the existing Permits. To the Knowledge of the Sellers, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against any Leased Real Property.

Except as set forth on Schedule 5.12(d) attached hereto, the rental payment set forth in each Real Property Lease is the actual rent being paid, and there are no separate agreements or understandings with respect to the same. Each Real Property Lease is entered into with an unaffiliated third party or on arm's-length basis. All rent and other charges under each Real Property Lease due on or before the date of this Agreement and on or before the Closing Date shall have been paid in full.

Each Real Property Lease represents the entire agreement between one or more of the Sellers, as applicable, and the applicable landlord with respect to the applicable parcel of Leased Real Property. None of the Sellers has entered into any assignment, hypothecation or transfer of any Real Property Lease or any interest therein. None of the Sellers has entered into any sublease of all or any portion of any parcel of Leased Real Property and no Person (other than a Seller) has any right or option to occupy any Leased Real Property or any portion thereof or to terminate any of the rights of any Seller currently appurtenant to the Leased Real Properties. The commencement date, expiration date, current fixed rent, current amount of each component of additional rent, the dates fixed rent and additional rent have been paid through and all renewal options and renewal option rents for each Real Property Lease as well as the provider of the water, gas and electricity utility services to each parcel of Leased Real Property are set forth on Schedule 5.12(e) attached hereto.

Except as set forth on Schedule 5.12(f) attached hereto, there has been no service, material or other work provided or supplied to any Leased Real Property that has not been paid for in full. The any Leased Real Properties and their continued use, occupancy and operation as currently used, occupied or operated do not violate any applicable Laws.

As of the date hereof, each Leased Real Property, and the building systems and equipment serving such Leased Real Property, including the plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, are operational and none of the Sellers has written any landlord with respect to any proposed deficiency therein. As of the date hereof, electricity, water, gas and telephone service to the each Leased Real Property are installed, operating and have been adequate for the conduct of the Business in the Ordinary Course of Business.

None of the Sellers has received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any owner, lessor, sublessor, or mortgagee requesting the performance of any work or alteration to any Leased Real Property, and there are no outstanding requirements or recommendations from any of the foregoing.

Each parcel of Owned Real Property is assessed as one or more separate tax lots and no part of each such property is part of a tax lot which includes other property not owned by a Seller.

There is no real property of any kind whatsoever used in the Business as currently conducted, except for the Owned Real Property and the Leased Real Property and the Owned Real Property and the Leased Real Property constitutes all of the real property necessary to conduct the Business as currently conducted.

No commitments have been or will be made to any Governmental Body or agency, or to any other organization, group or individual, relating to the Leased Real Property which would impose an obligation upon the Purchaser or its successors or assigns to make any contributions or dedication of money or land or to construct, install or maintain any improvements of a public or private nature.

Except as set forth on Schedule 5.15(c), no consent, notice, waiver, approval, authorization, license, action, filing or notification of or to any Person (including any Governmental Authority) is required as to any Seller in connection with the execution and delivery of this Agreement, or the consummation of the Acquisition Transactions hereunder.

There has been no material damage to any portion of any Leased Real Property caused by fire or other casualty that has not been completely repaired or restored.

Except as set forth on Schedule 5.12(p) attached hereto, there are no brokerage commissions due and payable by any Seller with respect to the Seller Properties or with respect to any Real Property Leases.

Tangible Personal Property.

Schedule 5.13(a) attached hereto contains a list of all items of Furniture and Equipment, as of December 31, 2005 owned by any Seller and having a net book value in excess of $50,000 and, separately, all leases of Furniture or Equipment by any Seller involving annual payments in excess of $50,000. Syratech has delivered to the Purchaser true and complete copies of the capital asset ledger of each of the Sellers. Except as described in Schedule 5.13(a), none of the Sellers has received any written notice of any default or event that with notice or lapse of time or both would constitute a default by any Seller under any of the tangible personal property leases of any Seller. Except as set forth on
Schedule 5.13(a), no Furniture and Equipment is owned by, in the possession of, or located on the premises of any customer or supplier of any Seller.

Schedule 5.13(b) attached hereto includes all a list of all Vehicles used by any of the Sellers and the current registration information with respect to each such Vehicle (except for any current registration information with respect to forklifts and other Vehicles which are used solely within the confines of Leased Real Property). Syratech has made available to the Purchaser true and complete copies of all such Vehicle registrations, as well as all leases and subleases for Tangible Personal Property (including Vehicles) as to which the Sellers are required to make payments of $100,000 or more per annum and any and all material ancillary documents pertaining thereto. Except as set forth in Schedule 5.13(b), each such Vehicle registration, lease or sublease is legal, valid, binding, enforceable and in full force and effect, except as enforceability may be limited by applicable bankruptcy and insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and such registration, lease or sublease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the Acquisition Transactions, nor will the consummation of the Acquisition Transactions constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease. Except as disclosed on Schedule 5.13(b), none of the Sellers has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by any Seller under any such registration, lease or sublease.

Except as set forth on Schedule 5.13(c) attached hereto, the rental payment set forth in each lease or sublease with respect to Tangible Personal Property of the Sellers is the actual amount being paid thereunder, and there are no separate agreements or understandings with respect to the same. Each lease or sublease with respect to the Tangible Personal Property of the Sellers is entered into with an unaffiliated third party or on arm's-length basis. All lease payments and other charges under each such lease or sublease due on or before the date of this Agreement, and on or before the Closing Date shall have been paid in full.

Intellectual Property.

Schedule 5.14 attached hereto identifies each Trademark, Copyright, Patent, Software, Domain Name and each other material item of Seller Intellectual Property. If any item of Seller Intellectual Property is not owned by a Seller,
Schedule 5.14 identifies the Intellectual Property License or other agreement under which it is used by any Seller.

For each item of Seller Intellectual Property that is registered with or issued by a U.S. Governmental Body, or for each item of Seller Intellectual Property that is subject to a pending application for registration or issuance by a U.S. Governmental Body, Schedule 5.14 identifies the jurisdiction where such item is so registered or issued, or where such application is pending and the registration number, patent number, application number or other identifying designation.

For each item of Seller Intellectual Property that is registered with or issued by a foreign Governmental Body, or for each item of Seller Intellectual Property that is subject to a pending application for registration or issuance by a foreign Governmental Body, Schedule 5.14 identifies the jurisdiction where such item is so registered or issued, or where such application is pending and the registration number, patent number, application number or other identifying designation.

All of the registrations for any Seller Intellectual Property owned by any Seller are currently in compliance in all material respects with the applicable Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications and payment of any filing, examination and maintenance fees) and are valid, subsisting and enforceable.

Except as set forth on Schedule 5.14(e) attached hereto, no registered Seller Intellectual Property owned by any Seller is the subject of any cancellation, interference, reissue, reexamination or opposition proceeding. Except as described on Schedule 5.14(e), the Sellers own or have a valid Intellectual Property License to use all Seller Intellectual Property used by them with respect to the Business.

Except as described in Schedule 5.14(f) attached hereto, to the Knowledge of the Sellers, (i) the Seller Intellectual Property is not the subject of any claim of infringement received by any Seller in writing, (ii) none of the Sellers has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any Intellectual Property License to which any of the Sellers is a party or by which it is bound,
(iii) no third Person is infringing any Seller Intellectual Property, and (iv) all former and current employees have executed written agreements that assigned to any of the Sellers any or all rights to the Seller Intellectual Property that are necessary for the operation of the Business.

Except as described on Schedule 5.14(g) attached hereto, none of the Sellers has
(i) granted to any Person any exclusive right or license to any of the Seller Intellectual Property or (ii) granted to any Person any nonexclusive right or license to any of the Seller Intellectual Property.

The Seller Intellectual Property constitutes all of the intellectual property necessary to conduct the Business in the Ordinary Course of Business as conducted as of the date hereof.

Material Contracts.

Schedule 5.15(a) attached hereto sets forth all of the following Contracts to which any Seller is a party or by which any Seller or any of the Acquired Assets is bound (collectively, the "Material Contracts"):

Contracts with any Affiliate or current or former stockholder, holder of Convertible Senior Notes, or director, employee or consultant of any Seller;

Contracts for the sale of any of the Properties, other than the sale of Inventory and the disposition of obsolete Tangible Personal Property (which is not needed or has been replaced) in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any such Properties;

Except for the purchase of Inventory and supplies in the Ordinary Course of Business, Contracts not yet substantially performed as of the date hereof relating to the acquisition by any Seller of any operating business, Properties, or the capital stock of any other Person;

Contracts providing for the extension by any Seller of credit to any Person or Persons in excess of $25,000 individually or in the aggregate (other than normal credit terms granted to customers and distributors in the Ordinary Course of Business);

Contracts which involve the expenditure of more than $100,000 per annum or require performance by any party more than one year from the date hereof;

Contracts that are not terminable by any Seller a party thereto without penalty, liability or premium on fewer than ninety (90) days' notice;

Real Property Leases, and any other Contracts for the lease, rental or occupancy of any property, or the license, installment or conditional sale or other arrangement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property and, in the case of personal property, involving base rental payments in excess of $50,000 per annum;

Intellectual Property Licenses and Contracts for the licensing, endorsement, participation, royalty or other arrangements with respect to any Seller
Intellectual Property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any Seller Intellectual Property; Joint venture agreements, partnership agreements, or limited liability company agreements or other Contracts (however named) involving a sharing of profits, losses, costs or liabilities by any Seller with any other Person;

Powers of attorney that are currently effective and outstanding;

Any Contract with salaried or non-salaried Employees;

Contracts of any Seller or Affiliate of any Seller containing covenants which in any way purport to restrict the business activity of any Seller or purport to limit the freedom of any Seller to engage in any line of business or to compete with any Person;

Contracts with any Person to sell, distribute or otherwise market any Products of any Seller and any material variations therefrom in a Contract or other agreement, including any Contracts with customers, distributors or suppliers for the rebating of charges, allowances, mark-downs or other similar arrangements, pursuant to which more than $100,000 has or may by its terms be made;

Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party;

Contracts under which any Seller agrees to indemnify any party against tax liability with respect to the Business;

Contracts relating to the borrowing of money, other than those not in excess of $10,000;

Contracts with any Governmental Body including procurement or acquisition agreements, development agreements, special development or business district agreements, subsidy or reimbursement agreements, agreements with respect to governmental loans and/or assistance or payments in lieu of Taxes, industrial revenue bonds or leases.

Any other Contract material to the Business or the operations of any Seller; and

Amendments, supplements and modifications in writing in respect of any of the foregoing.

There are no oral arrangements or understandings to which any Seller is a party which if in writing would be a Material Contract hereunder except as disclosed on Schedule 5.15 hereof.

Except as set forth on Schedule 5.15(c) attached hereto, each of the Contracts listed on Schedule 5.15(a): (i) is in full force and effect, (ii) represents the legal, valid and binding obligations of the

Seller(s) a party thereto and is enforceable against such Seller(s) in accordance with its terms, and (iii) to the Knowledge of the Sellers, represent the legal, valid and binding obligations of the other parties thereto and are enforceable against such parties in accordance with their terms, except as enforceability may be limited by applicable bankruptcy and insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. Except as described on Schedule 5.15(c), none of the Sellers has received any written notice of any default or event that with notice or lapse of time or both would constitute a default by any Seller under any Material Contract.

Except as specifically noted on Schedule 5.4 or Schedule 5.15(c) attached hereto, no notice, consent or approval of any party to any Contract is required in connection with the consummation of the Acquisition Transactions.

Acquired Assets.

Except as disclosed in Schedule 5.16 attached hereto, the Sellers own, lease or have the legal right to use all the material Properties used in the conduct of the Business or otherwise owned, leased or used by them and, with respect to contract rights, are a party to and enjoy the right to the benefits of all contracts (including all Contracts), agreements and other arrangements used by them (i) in or relating to the conduct of Business and (ii) as reflected on the consolidated Unaudited Year-End Financial Statements.

The Sellers have, and at the Closing will have, good and marketable title to the Acquired Assets, free and clear of all Liens, except for (i) Permitted
Exceptions  (including  such  permitted  exceptions  as set  forth  in  Schedule
5.12(a)) (ii) inventories sold since the Balance Sheet Date in the Ordinary Course of Business and (iii) as disclosed in Schedule 5.16. At the Closing, the Purchaser will obtain good and marketable title to all of the Acquired Assets.

Subject  to  the  applicable  reserves  in  the  Unaudited  Year  End  Financial
Statements, each of the Acquired Assets (including each article of Tangible Personal Property) is in good operating order, condition and repair and in a good state of maintenance and repair, reasonable wear and tear excepted, and are suitable for the continued conduct of the Business in the manner conducted since December 31, 2004 and as proposed to be conducted.

Except as disclosed in Schedule 5.16, the Acquired Assets constitute all such Properties of every kind other than cash or cash equivalents whatsoever as are necessary in the conduct of the Business.

Immediately following the Closing, the Purchaser shall have access to all documents, books, records, agreements and financial data of any sort used by the Sellers in the conduct of the Business.

Employee Benefits.

Schedule 5.17 attached hereto identifies: (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit arrangements or payroll practices, including, where applicable, retirement, defined contribution, defined benefit, employment, profit-sharing bonus, individual independent contractor, bonus, retention, change in control protection, consulting or other compensation agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock option or stock purchase, severance or termination pay, sick leave, vacation pay, salary continuation, disability, hospitalization or other medical supplemental unemployment, medical insurance, life insurance, accident insurance, post-retirement insurance or other welfare benefit agreements, arrangements, plans, policies or programs, maintained by any Seller or to which any Seller contributes or is obligated to contribute for current or former employees, officers, directors, consultants, or independent contractors of any Seller and (ii) all "employee pension plans," as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, maintained by any Seller and any trade or business (whether or not incorporated) which are or have in the past six (6) years been under common control, or which are or have in the past six (6) years been treated as a "single employer", with any Seller under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which any Seller and any ERISA Affiliate in the past six (6) years contributed or has in the past six (6) years been obligated to contribute thereunder (the "Plans," together with the arrangements described in clause (i) above, the "Employee Benefit Plans"). None of the Sellers contributes or in the past six (6) years has contributed to an Employee Benefit Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and none of the Sellers has and, no ERISA Affiliate has, at any time in the prior six (6) years, withdrawn from a multiemployer plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of a Seller, nor has any of the Sellers paid or been obligated to pay withdrawal liability in connection with any multiemployer plan at any time in the past six (6) years that has not been satisfied in full.

Except as disclosed on Schedule 5.17(b) attached hereto, (i) each Employee Benefit Plan that is maintained, contributed to, or required to be contributed to by a Seller (each a "Seller Employee Benefit Plan") that is intended to be tax qualified under Section 401(a) of the Code has been determined to be so qualified and its related trust is exempt from taxation under Section 501(a) of the Code, and (ii) to the Knowledge of the Sellers, no event has occurred since the date of the most recent IRS determination letter or application therefor relating to any such Seller Employee Benefit Plan that would reasonably be expected to adversely affect the qualification of such plan. Syratech has made available to the Purchaser a correct and complete copy of the most recent determination letter received with respect to each such Seller Employee Benefit Plan or with respect to such plan to which such determination letter has not yet been received, a correct and complete copy of each pending application for a determination letter, if any.

Except as disclosed on Schedule 5.17(c) attached hereto, (i) all Seller Employee Benefit Plans have been administered, in all material respects, in accordance with their terms and with ERISA, the Code and other applicable Law; and (ii) all contributions, premiums and benefit payments owing under or in connection with the Seller Employee Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Seller Employee Benefit Plans have been timely made or have been reflected on the books and records of the Sellers.

With respect to each Seller Employee Benefit Plan (excluding any multiemployer plan as defined in Section 3(37) of ERISA), Syratech has made available to the Purchaser a current, accurate and complete copy (including any amendments) of:
(i) the plan (or, to the extent no such copy  exists,  an accurate  description)
(ii) any related trust agreement or other funding instrument, including, but not limited to an annuity contract or insurance contract; (iii) any summary plan description and any summary of material modifications provided under a Seller Employee Benefit Plan; (iv)for the three (3) most recent years if applicable (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports; and (v) all documents and correspondence received from or provided to the IRS (including the most recent determination letter), the Department of Labor or the Pension Benefit Guaranty Corporation (the "PBGC").

None of the Sellers nor any ERISA Affiliates have contributed to or maintained an "employee pension plan" as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA and Section 412 of the Code within the past six (6) years.

Except as disclosed on Schedule 5.17(f) attached hereto, (i) no Seller Employee Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of any Seller for periods extending beyond their retirement or other termination of service other than (A) coverage mandated by law, and (B) benefits the full cost of which is borne by the current or former employee (or his beneficiary); (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; and (iii) the Sellers have complied in all material respects with the requirements of Section 4980B of the Code ("COBRA").

Except as disclosed on Schedule 5.17(g), none of the Sellers has announced any plan or legally binding commitment to create any additional Seller Employee
Benefit  Plans or to  materially  amend or modify any existing  Seller  Employee
Benefit Plan except as may be required under the terms of the Seller Employee Benefit Plans or required by applicable Law.

Except as disclosed on Schedule 5.17(h) attached hereto, with respect to any Seller Employee Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Sellers, threatened with respect to any Seller Employee Benefit Plan or against any of the Properties of any Seller Employee Benefit Plan, (ii) no facts or circumstances exist under which any Seller could, reasonably be expected to incur any liability under ERISA, the Code or otherwise (other than routine claims for benefits in the ordinary course) under such actions, suits or claims, (iii) no written communication has been received from the PBGC in respect of any plan subject to Title IV of ERISA or Section 412 of the Code concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the Acquisition Transactions,
(iv) to the Knowledge of the Sellers, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the IRS or other governmental agencies are pending, to the Knowledge of the Sellers threatened, or in progress (including, without limitation, any routine requests for information from the PBGC); and (v) no "prohibited transaction" (as defined in Section 406 of ERISA or in Section 4975 of the Code) has occurred. None of the Sellers, and no Subsidiary has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Employee Benefit Plan or has incurred any civil penalty under Section 502(l) of ERISA which could reasonably be expected to result in a material liability to any Seller or any Subsidiary of a Seller.

Except as disclosed on Schedule 5.17(i) attached hereto, no Seller Employee Benefit Plan exists that, as a result of the execution and delivery by any Seller of this Agreement or the consummation of the Acquisition Transactions (whether alone or in connection with any subsequent event(s)), will entitle any Employee to (i) the payment of any money or other property, (ii) the provision of any benefits or other rights or (iii) the increase, acceleration or provision of any payments, benefits or other rights.

Each employee benefit plan which is a nonqualified deferred compensation plan, within the meaning of Section 409A of the Code, maintained by any of the Sellers on or after January 1, 2005, has been operated in good faith compliance with the requirements of Section 409A of the Code (or an available exemption therefrom).

The current Syratech "Severance & Continued Benefit Coverage Determination Procedures," which was formally adopted as a written policy in January 2006 and which was amended as of March 2006, has been the policy followed by Syratech with respect to employee severance since prior to January 1, 2005.

Employees.

None of the Sellers is a party to any labor or collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to Employees of any Seller.

Except as described in Schedule 5.18(b) attached hereto, there are no (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of the Sellers, threatened against or involving any Seller, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Sellers, threatened by or on behalf of any Employee or group of Employees of any Seller. Syratech is not aware of any employee in any Seller's senior management who intends to terminate his or her employment relationship with such Seller, either as a result of the transactions contemplated hereby or otherwise.

Schedule 5.18(c) attached hereto contains a complete list of all Employees of the Sellers ("Employees") as of as of February 8, 2006 including such Employee's name, current annual salary, bonus and title.

Except as set forth in Schedule 5.18(d) attached hereto, (i) since December 31, 2002, no labor organization or group of employees of any Seller has made in writing a pending demand for recognition or certification to represent any group of employees of any Seller, and (ii) during the past five (5) years there have been no representation proceedings or petitions seeking a representation proceeding pending or threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal. Syratech has made available for inspection to the Purchaser or its counsel true and complete copies of any labor and collective bargaining agreements to which any Seller is party or by which any of them is otherwise bound.

There are no written employment contracts, severance agreements, retention agreements or incentive plans with any Employees of any Seller and no written personnel policies, rules, practices or procedures applicable to any Employees of any Seller, including, but not limited to, with respect to the vacation and sick leave policies of such Seller, other than those set forth on Schedule 5.18(e) attached hereto, true and correct copies of which have heretofore been made available to the Purchaser (except as noted on Schedule 5.18 hereof). Any United States Employee of any of the Sellers who is not a party to an employment contract is an employee "at will" pursuant to applicable Law.

Without limitation of Section 5.20 hereof, the Sellers are in compliance in all material respects with all applicable Laws respecting immigration, employment and employment practices, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and occupational health and safety, and are not engaged in any unfair labor practices as defined in the national Labor Relations Act or any other applicable Law, ordinance or regulation.

The Sellers comply in all material respects with the Fair Labor Standards Act in the United States and with all comparable requirements under applicable local Laws in their operations outside the United States.

Litigation. Except as identified on Schedule 5.19 attached hereto and except for matters identified on Schedule 5.17, there are no Legal Proceedings or investigations pending or, to the Knowledge of the Sellers, threatened against any Seller before any Governmental Body and to the Knowledge of the Sellers, there is no basis for any such Legal Proceeding. Except as set forth on Schedule 5.19, there is no unsatisfied judgment, order or decree or any open injunction binding upon any Seller. During the three (3) years preceding the date of this Agreement, none of the Sellers has conducted any material internal investigation for which it engaged outside counsel concerning any actual or alleged violation of Law or Order of any Governmental Body on the part of or with respect to any Seller or any of their respective officers, directors, employees or agents. The amounts included as accrued liabilities on the Unaudited Year-End Financial Statements with respect to litigations and legal claims is sufficient to cover all Liabilities that will be incurred in respect of the foregoing items.

Compliance with Laws; Permits.

Each of the Sellers is in compliance and at all times has been in compliance, in all material respects, with all Laws and Orders of any Governmental Authority applicable to the Business. Except as described in Schedule 5.20(a) attached hereto, none of the Sellers has received any written notice of or been charged with any material violation of any Law or Order or received written notice materially restricting or in any material way limiting the operation of the Business.

No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by any Seller of, or a failure on the part of any Seller to be in material compliance with, any Law or Order or (B) may give rise to any material obligation on the part of any Seller to undertake, or to bear all or any portion of the cost of, any Remedial Action of any nature.

Each of the Sellers currently has all material Permits which are required for the operation of the Business as presently conducted, a list of which is attached hereto as Schedule 5.20(c). All such Permits are valid and in full force and effect, and none of the Sellers is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of, or has received any notice threatening to revoke, any material Permit to which it is a party.

Environmental Matters. Without limitation of Section 5.20 hereof, except as described on Schedule 5.21 attached hereto:

the operations of each of the Sellers are in compliance all material respects with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

each of the Sellers has obtained all appropriate Permits required under all applicable Environmental Laws necessary to operate the Business and to use any Hazardous Materials used by it in the operation of the Business;

none of the Sellers is the subject of, or party to, any pending or outstanding Legal Proceeding, Liability, Order or Contract with any Governmental Body or other Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Release or threatened Environmental Release of a Hazardous Material and to the Knowledge of the Sellers, none have been threatened;

since December 31, 2002, none of the Sellers has received any written notice from any Governmental Body or any third party alleging that such Seller may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law or may be liable for any Remedial Action;

none of the Sellers nor any Affiliate thereof, nor, to the Knowledge of the Sellers, no prior owner, operator or lessee of any Leased Real Property has used, generated, manufactured, treated, stored, disposed of on, under or about any Leased Real Property, arranged for or permitted the disposal of, transported to or from or released (and there has been no Environmental Release of) any Hazardous Material in a manner or location that has given rise to, or that is reasonably likely to give rise to, Legal Proceedings or Liabilities under Environmental Laws for Remedial Action, or damages or injuries to Persons, property or natural resources;

to the Knowledge of the Sellers, there are no pending or threatened Legal Proceedings or investigations related to the Business, or to currently or previously owned, operated or leased property of any Seller which would reasonably be expected to result in the imposition of any material Liability or Remedial Action pursuant to any Environmental Law; and

none of the Sellers is currently engaged or participating in, or contributing to, any clean-up, investigation or Remedial Action with respect to the Business, pursuant to any Environmental Law.

 Insurance.

Schedule 5.22 attached hereto identifies each policy of fire, liability, workers' compensation and other forms of insurance maintained by any Seller, including name of the insurer and the insured, policy number, type of insurance, coverage limits, deductibles, current premium, expiration dates and any special conditions applicable thereto, and any pending applications for policies of insurance and, as applicable, the expiration date thereof. Except as described in Schedule 5.22, each such policy:

is currently in full force and effect;

is issued by an insurer that is financially sound and reputable; and

are sufficient for compliance with all applicable Laws and Contracts to which any Seller is a party or by which any of them is bound.

All premiums due with respect to each policy described on Schedule 5.22 have been paid or accrued and each of the Sellers has performed all of its respective obligations under each policy to which any Seller is a party or that provides coverage to any Seller or director thereof. Schedule 5.22 also identifies such policy of insurance maintained on behalf of any Seller by Affiliates of any Seller and, as pertinent, the expiration date thereof; and

None of the Sellers has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. The Sellers have given notice to each insurer of all claims as of the Closing Date that may be insured thereby.

Schedule 5.22(d) sets forth, by year, for the current policy year prior to the loss run date specified and each of the two preceding years, a summary of the loss experience under each policy.

Any risk or liability with respect to which any of the Sellers self-insure is set forth on Schedule 5.22(e).

 Affiliated Transactions. Except as set forth in Schedule 5.23 attached hereto and except for payments under an individual's compensation arrangements as an Employee with any Seller, none of the Sellers, holders of Convertible Senior Notes, officers, directors, associates or agents or other Affiliates of any Seller or members of their families is a party to any agreement (including any lease (for real property or otherwise), contract for employment or contract for the furnishing of services), understanding, indebtedness or proposed transaction with any Seller or is directly or indirectly interested in any Material Contract with any Seller. None of the Sellers has guaranteed or assumed any obligations of their respective officers, directors or other Affiliates or members of any of their families.

 Accounts; Lockboxes; Safe Deposit Boxes.

Schedule 5.24 is a true and complete list of:

the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which any Seller has an account, including cash contribution accounts, and the names of all Persons authorized to draw thereon or have access thereto; and

the location of all lockboxes and safe deposit boxes of any Seller; and

the names of all Persons, if any, holding powers of attorney from any Seller and a summary statement of the terms thereof.

At the time of the Closing, without the prior written consent of the Purchaser, none of the Sellers shall have any account, lockbox or safe deposit box other than those listed in Schedule 5.24, nor shall any additional Person have been authorized, from the date of this Agreement, to draw thereon or have access thereto or to hold any power of attorney relating to any Seller or from any Seller. Syratech has not commingled monies or accounts of any Seller with other monies or accounts of Syratech or relating to their other businesses nor has Syratech transferred monies or accounts of any Seller other than to an account of any Seller. At the time of the Closing, all monies and accounts of any Seller shall be held by, and be accessible only to, the respective Seller.

Seller Disclosure. Except as set forth in Schedule 5.25 attached hereto, to the Knowledge of the Sellers:

no representation or warranty or statement of any Seller in this Agreement (including the Schedules hereto) or in any of the Seller Documents or in any other document furnished, or to be furnished to the Purchaser hereunder or thereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts herein or therein not misleading; and

no notice given pursuant to Section 7.9 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement not misleading.

 Financial Advisors. Except as described on Schedule 5.26 attached hereto, no Person has acted, directly or indirectly, as a broker, finder, intermediary or financial advisor for any Seller in connection with the Acquisition Transactions (any such Person, a "Broker") and no Person is entitled to any fee or commission or like payment from any party in respect thereof.

 Certain Payments. None of the Sellers nor any director, officer, agent, or employee of any of the Sellers, nor any other Person associated with or acting for or on behalf of any of the Sellers, has directly or indirectly: (a) made any contribution, gift, bribe, payoff, rebate, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any of the Sellers, or (iv) in violation of any Law, (b) established or maintained any fund or asset that has not been recorded in the Books and Records of any of the Sellers.

 Product Warranties. Set forth on Schedule 5.28 attached hereto is a general description of each warranty, guarantee or other similar undertaking with respect to contractual performance extended by any of the Sellers with respect to the Products it has manufactured or sold since December 31, 2002. None of the Sellers makes any other warranties with respect to any of the Products that any of them manufacture or sell. Except as set forth in Schedule 5.28: (i) since December 31, 2004, none of the Sellers has received any notice of any claim based on any such warranty (except claims outstanding as of December 31, 2005, not exceeding $10,000 in the aggregate); and (ii) no Seller knows of, and has no reasonable grounds to know of, any claim

(actual or threatened) based on any warranty with respect to any Product of which any Seller has received notice.

 Suppliers, Distributors and Customers. Schedule 5.29 attached hereto lists, by dollar volume for the year ending on the Balance Sheet Date, (i) the ten (10) largest suppliers of the Sellers, (ii) the top ten (10) by volume manufacturer's representatives of the Sellers, and (iii) the ten (10) largest direct purchasers of the Sellers' Products. Except as disclosed on Schedule 5.29, since December 31, 2004, no such supplier or distributor or customer of any Seller has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with such Seller or has, since December 31, 2004, decreased materially, or threatened in writing to decrease or limit materially, its services, supplies or materials to such Seller or its usage or purchase of the services or Products of such Seller, either as a result of the Acquisition Transactions or otherwise.

 No Defective or Unsafe Products. Except as set forth on Schedule 5.30 attached hereto (i) there are no written statements, citations or decisions by any Governmental Body stating that any Product sold by any Seller is defective or unsafe or fails to meet any standards promulgated by any Governmental Body,
 (ii) there have been no recalls ordered by any Governmental Body with respect to any such Product; and (iii) there is no (A) fact relating to any Product of any Seller that may impose upon such Seller a duty to recall any such Product or a duty to warn customers of a defect in any such Product, (B) design, manufacturing or other defect in any such Product, (C) material liability for warranty claims, returns or servicing with respect to any such Product not fully reflected on the Unaudited Year-End Financial Statements (D) Proposition 65 (in California) claims for lead-based products.

Compliance with the Plan.

Since June 5, 2005, Syratech and all of its Subsidiaries have been in full compliance with the terms and requirements of the Plan that is or was applicable to it, and no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute a violation of the Plan, or a failure on the part of any Seller to comply with the Plan.

None of the Sellers has received, at any time since June 5, 2005, any written notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or provision of the Plan.

There are no executory obligations, payments, escrows, Tax adjustments or other obligations of any company outstanding under the Plan except as disclosed in
Schedule 5.31(c) attached hereto.

Other than as contemplated by Section 7.4 hereof, no consent is required of any Governmental Body, creditor, holder of an administrative expense under 11 U.S.C. ss. 503, or committee of creditors or equity security holders under 11 U.S.C. ss. 1102 to consummate the Acquisition Transactions.

Since June 5, 2005, there have been no amendments, revisions, changes or modifications to the Plan.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND LIFETIME

         The Purchaser and Lifetime hereby jointly and severally represent and warrant to each of the Sellers that:

Organization and Good Standing. Each of the Purchaser and Lifetime is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Authorization of Agreement. The Purchaser and Lifetime each have full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate required by this Agreement to be executed or delivered by it in connection with the consummation of the Acquisition Transactions and the other transactions contemplated of it hereby and thereby (the "Purchaser Documents"), and to consummate the Acquisition Transactions and the other transactions contemplated of it hereby and other thereby. The execution, delivery and performance by the Purchaser and Lifetime of this Agreement and each Purchaser Document to which it is a party have been duly authorized by all necessary corporate action on behalf of the Purchaser and Lifetime, as applicable. This Agreement has been, and each Purchaser Document to which either the Purchaser and/or Lifetime is a party will be at or prior to the Closing, duly executed and delivered by the Purchaser and/or Lifetime, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document to which the Purchaser and/or Lifetime is a party when so executed and delivered will constitute, the legal, valid and binding obligations of the
Purchaser and/or Lifetime, as applicable, enforceable against the Purchaser and/or Lifetime, as applicable, in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Conflicts; Permits, Consents of Third Parties. Except for compliance with the requirements as set forth on Schedule 6.3 attached hereto, none of the execution and delivery by the Purchaser and Lifetime of this Agreement or the Purchaser Documents to which the Purchaser and/or Lifetime is a party, the consummation of the transactions contemplated of it hereby or thereby, or the compliance by the Purchaser and Lifetime with any of the provisions hereof or thereof will conflict with, or result in any violation of or default under, or give rise to a right of termination, acceleration or cancellation, or give any Person the right to modify the terms, conditions or provisions or excuse the performance under
(i) the Certificate of Incorporation  and By-Laws of the Purchaser and Lifetime;
(ii) any Contract, lease or Permit to which the Purchaser and Lifetime is a party or by which the Purchaser and Lifetime or any of their respective Properties are bound; (iii) any Order of any Governmental Body applicable to the Purchaser and Lifetime or by which any of the Properties of the Purchaser and Lifetime respectively are bound; or (iv) any applicable Law. Except as set forth on Schedule 6.3, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser and/or Lifetime in connection with the execution and delivery of this Agreement or the Purchaser Documents to which either the Purchaser or Lifetime is a party, the compliance by the Purchaser and Lifetime, as applicable, with any of the provisions hereof or thereof, the consummation by it of the transactions or the taking by it of any other action contemplated hereby or thereby.

Litigation. There are no Legal Proceedings pending or, to the Knowledge of the Purchaser and Lifetime, threatened against either the Purchaser or Lifetime, or to which either the Purchaser or Lifetime is otherwise a party before any Governmental Body, which, if adversely determined, would reasonably be expected to have a Purchaser Material Adverse Effect. Neither the Purchaser nor Lifetime is subject to any Order of any Governmental Body except to the extent the same would not reasonably be expected to have a Purchaser Material Adverse Effect.

SEC Reports of Lifetime. The most recent annual report of Lifetime on Form 10-K filed by Lifetime with the Securities and Exchange Commission (the "SEC"), and each of the quarterly reports on Form 10-Q filed by Lifetime with the SEC since the filing of such annual report, in each case, including, without limitation, any financial statements or schedules included or incorporated by reference therein and any documents filed as exhibits thereto (as any such reports may have been amended since the time of its filing, collectively, the "SEC Reports"), complied in all material respects with the requirements of the Exchange Act applicable thereto, and when filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Consideration Shares. Upon consummation of the Acquisition Transactions at the Closing as contemplated hereby, all of the Consideration Shares to be delivered to the Sellers (i) will have been duly authorized for issuance and will be validly issued, fully paid and non-assessable, will not have been issued in violation of any preemptive rights created by statute, the Certificate of Incorporation or By-laws of Lifetime or any Contract, will not be subject to any preemptive right and will have been issued in compliance with all applicable Laws, including all federal and state corporate and securities Laws and (ii) will, pending registration of such shares pursuant to the arrangements referred to in Section 7.17 hereof, bear a customary legend with respect to restrictions on transferability of such shares due to their status as "restricted shares" for purposes of applicable securities Laws.

Available Financing. Lifetime has a credit facility with current availability sufficient to permit Lifetime to borrow any cash needed for the Purchaser to make the Closing Cash Payment contemplated by Section 3.1(i) hereof, subject only to approval of the Acquisition Transactions by the syndicate of banks party thereto. Lifetime shall promptly (and in any event, not later than three (3) days before Closing) notify the Seller Representative upon receipt of such bank approval.

COVENANTS

Access to Information.

From the date hereof until the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, plants and other facilities, businesses and operations of the Sellers and such examination of the books and records Contracts, Licenses, corporate and stock transfer records, regulatory filings, certificates of authority and applications therefore related to the Sellers or relevant to the Acquisition Transactions, as it reasonably requests in order to permit the Purchaser to make such inspection and examination of the Business and affairs of the Sellers as the Purchaser shall require and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to any restrictions under applicable Law. The Sellers shall provide access to, and cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Sellers who have any Knowledge or information the Purchaser requires about the Sellers to cooperate with the Purchaser and the Purchaser's representatives in connection with such investigation and examination, and the Purchaser and its representatives shall cooperate with Sellers and their representatives in conducting their investigation, and use their reasonable efforts, so as to minimize any disruption to the Business resulting therefrom.

As soon as practicable, Syratech will deliver to the Purchaser the 2005 Audited Financial Statements.

 Conduct of the Business Pending the Closing.

From the date hereof until the Closing (or the termination of this Agreement in accordance with Section 4.4), except (1) as required by applicable Law, or (2) as otherwise expressly contemplated by this Agreement, the Sellers shall conduct the Business only in the Ordinary Course of Business (including, without limitation, maintain the level of inventory that Sellers would maintain in the Ordinary Course of Business) and the Sellers shall not, without the prior written consent of the Purchaser (which consent shall be in the Purchaser's sole discretion):

engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Sellers to be materially untrue or result in a material breach of any covenant or agreement made by the Sellers in this Agreement;

take, permit to be taken, or suffer to occur any of the actions set forth in items (i) through (xxii) of Section 5.10;

declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of any Seller or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, any Seller;

transfer, issue, sell or dispose of any shares of capital stock or other securities of any Seller or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of any Seller;

effect   any   recapitalization,   reclassification   or  like   change  in  the
capitalization of any Seller;

amend the certificate of incorporation or by-laws or comparable organizational documents of any Seller;

(A) except in each case as required by applicable Law from time to time in effect or by any of the Employee Benefit Plans or plans subject to Title IV of ERISA or Section 412 of the Code or as required pursuant to a Contract in effect on the date hereof, (1) materially increase the annual level of compensation of any Employee, (2) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any Employee, or (3) materially increase the coverage or benefits available under any (or create any new) Employee Benefit Plan, or (B) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which any Seller is a party or involving an Employee of any Seller;

(A) make or change any election in respect of Taxes that would materially affect the Acquired Assets after the Closing; (B) enter into any agreement with respect to Taxes that would be binding on the Purchaser after the Closing; or (C) settle or compromise any claim, notice, audit report or assessment in respect of Taxes that would materially affect the Acquired Assets after the Closing; provided, that (A) through (C) shall not apply to any such action or omission that will not individually or in the aggregate result in the payment by any Seller at any time after the Closing of more than $25,000 and, in each case, exclusive of any such amount of Tax reflected in the Final Closing Net Working Capital;

subject to any Lien any of the Properties (whether tangible or intangible) of any Seller, except for Permitted Exceptions;

acquire any material Properties or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material Properties of any Seller (except pursuant to Section 7.16 hereof, or pursuant to an existing Contract that has been disclosed to the Purchaser prior to the date hereof for fair consideration in the Ordinary Course of Business or for the purpose of disposing of obsolete or worthless assets) or grant an exclusive license to any of the Intellectual Property Rights;

cancel or compromise any material debt or claim or waive or release any material right of any Seller;

make any capital expenditures or commitment for any capital expenditure that, when combined with all such other items since the Balance Sheet Date, do not exceed ten thousand dollars ($10,000) separately, or fifty thousand dollars ($50,000) in the aggregate, except for capital expenditures (A) made for tooling in the Ordinary Course of Business and (B) directly related to the launch of the Kenneth Cole line which, taken together with all such other items since the Balance Sheet Date, do not exceed $500,000 dollars in the aggregate;

enter into, modify or terminate any labor or collective bargaining agreement of any Seller or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization;

prior to the Closing (or the termination of this Agreement in accordance with Section 4.4), cause or permit any Seller to commence a case under chapter 7 or 11 of Title 11 of the U.S. Code;

permit any Seller to enter into or agree to enter into any merger or consolidation with any corporation or other entity, or acquire the assets, business, operations, licenses, debts, obligations or securities of any other Person;

enter into, modify, amend or terminate any Contract, Intellectual Property Right, Permit or Real Property Lease of any Seller or, through negotiation or otherwise, make any commitment to do so; or

agree to do anything prohibited by this Section 7.2.

Regulatory Approvals. If necessary, subject to the terms and conditions hereof, the Purchaser and each of the Sellers shall make or cause to be made all filings with any Governmental Body required of each of them or any of their respective Subsidiaries or Affiliates with respect to the Acquisition Transactions pursuant to any applicable Law. The Purchaser and each of the Sellers shall use their best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the Acquisition Transactions. The Purchaser and each of the Sellers shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings before any Governmental Body.

Consents and Permits.

Subject to the following sentences of this Section 7.4(a), Syratech shall use its commercially reasonable efforts to obtain as soon as practicable (i) the consent of sufficient holders of the Convertible Senior Notes to cause the conversion immediately before the Closing of all the Convertible Senior Notes to shares of Common Stock of Syratech in accordance with the provisions of the Indenture relating thereto (the "Noteholder Conversion Consent") and (ii) the approvals of the Acquisition Transactions, alone or in connection with the dissolution and winding up of Syratech, required by the General Corporation Law of the State of Delaware (the "DGCL") and, if and to the extent required, the Certificate of Incorporation and By-Laws of Syratech and the Stockholders Agreement dated June 2, 2005 among the stockholders of Syratech (the "Stockholder Approval").

The Purchaser and each of the Sellers shall use its commercially reasonable efforts to obtain, and to cause the other Sellers to obtain, at the earliest practicable date and at the sole expense of the Sellers, all consents, approvals and Permits of, and to give any notices to, any Persons, including any Governmental Bodies, required to be obtained or given by it in order for it to consummate the Acquisition Transactions (including the consents, approvals and notices of the Sellers referred to in Schedule 5.4 and the consents, approvals, Permits and notices of the Purchaser referred to in Schedule 6.3).

Further Assurances. Subject to the terms and conditions hereof, between the date hereof and the Closing Date, each of the Sellers shall use its commercially reasonable efforts to take or to cause to be taken all actions and execute and deliver all such documents, instruments and other papers, as in each case may be necessary or appropriate, proper or advisable under applicable Laws or reasonably required in order to cause the fulfillment at the earliest practicable date of all of the conditions set forth in Section 9.1 and Section
9.3 and to consummate the Acquisition Transactions. Subject to the terms and conditions hereof, between the date hereof and the Closing Date, the Purchaser will use its commercially reasonable efforts to take or to cause to be taken all actions and execute and deliver all such documents, instruments and other papers, as in each case may be necessary or appropriate to cause the fulfillment at the earliest practicable date of all of the conditions set forth in Section
9.2 and Section 9.3 and to consummate the Acquisition Transactions. If at any time after the Closing further action is reasonably necessary to carry out the purposes of this Agreement or any provision thereof, the proper officers and directors of the parties hereto shall take all such necessary action. Without limiting the generality of the foregoing, the Sellers shall cooperate with the Purchaser in the Purchaser's continued investigation in connection with Syratech's subsidiaries and the determination whether to acquire the assets or stock of such subsidiaries, including without limitation by contacting local taxing authorities. Notwithstanding the foregoing, the Purchaser is not authorized to contact or have any communication with any taxing authority in a manner reasonably likely to result in the imposition or incurrence of any Tax by Syratech (or any of its Affiliates).

Confidentiality.

Between the date of this Agreement and the Closing Date, each party to this Agreement will, and will cause its respective directors, officers, employees, agents, and advisors (including attorneys and accountants) and Affiliates to, maintain in confidence, and not disclose or communicate, directly or indirectly, to any Person, or use to the detriment of another party (or any of its
Affiliates) or for the benefit of any other Person, any "Confidential Information" disclosed by another party or an Affiliate thereof in connection with this Agreement or the Acquisition Transactions.

For purposes of this Section 7.6, "Confidential Information" shall mean any private or confidential information of a party that is not generally known by or readily ascertainable by or available to, on a legal or authorized basis, the general public, whether prepared or provided either before or after the date of this Agreement, and includes methods of operation, strategies, customers, customer lists, prices, fees, costs, charges, trade secrets, intellectual property and know-how, operating procedures and methods of doing business, Technology, Software, styles, designs, design libraries, product development plans, research and development plans, trade secrets, inventions, marketing methods, plans, personnel, suppliers, competitors, markets, economic or financial or other specialized information or proprietary matters and all notes, analyses, compilations, studies, summaries and all other material prepared by any party hereto or its Affiliates (or its, or its Affiliates' representatives) containing or based, in whole or in part, on any information included in any of the foregoing.

Confidential Information shall not include any information that: (i) is or was in the public domain at the time of its receipt, or subsequently came into the public domain through no fault of any party hereto; or (ii) is independently acquired or developed by any party without violating any obligation of such party under this Agreement.

Notwithstanding the foregoing, (i) any party may disclose another party's Confidential Information to the extent such disclosure is required under applicable Law (including as may be reasonably necessary to obtain the approval of any Governmental Body to consummate the Acquisition Transactions); (ii) Syratech may disclose the existence of this Agreement and the proposed terms hereof to each shareholder and/or holder of Convertible Senior Notes in connection with Syratech's obtaining such Person's consent to the consummation of the Acquisition Transactions; provided, that in connection with such disclosure each such Person is advised of the obligations and restrictions applicable to it under relevant securities laws; and (ii) the Purchaser may disclose another party's Confidential Information to its lenders or financial advisors in connection with its obtaining financing to consummate the Acquisition Transactions.

The provisions of this Section 7.6 shall survive (including survival of any termination of this Agreement) for a period equal to two (2) years after the date of this Agreement. If this Agreement is terminated prior to Closing, then each party shall return to the relevant disclosing party, as soon as practicable, all originals and copies of written or recorded information constituting the Confidential Information of such other Party. If the Closing occurs, then notwithstanding anything herein to the contrary, the Purchaser shall not be restricted in any manner whatsoever in its use or disclosure of any information that constitutes an asset of any Seller. Except as otherwise provided in Section 4.4(d) hereof, the provisions of this Section 7.6 supersede the provisions of the Confidentiality Agreement, which is hereby made null and void.

Publicity. None of the Sellers, on the one hand, nor the Purchaser, on the other hand, shall issue any press release or public announcement concerning this Agreement or the Acquisition Transactions without obtaining the prior written approval of the other (which in the case of the Sellers, may be given by the Seller Representative), which approval will not be unreasonably withheld or delayed; provided that any party (or its Affiliates or representatives) may make a public announcement concerning the existence of this Agreement or the Acquisition Transactions if in such party's reasonable judgment such public announcement is required by U.S. federal or foreign securities Laws, Governmental Body or applicable stock exchange rules; provided, further, however, that no such public announcement will be made unless the other parties have been advised of the announcing party's intent to make such public announcement and the other parties have had a reasonable opportunity to review the content of such public announcement and discuss such public announcement with the announcing party.

 No Shop; No Transfer of Equity Interests.

Subject to the provisions of Section 7.8(c) hereof, during the period (the "No-Shop Period") from the date of this Agreement until the Closing, or the termination of this Agreement as provided by Section 4.4, the Sellers shall not, and shall not permit any Affiliate of any of the Sellers (or authorize or permit any of their respective Representatives) to, (i) take any action, directly or indirectly, to initiate, solicit, encourage (including, without limitation, by way of furnishing non-public information) or accept any offer or inquiry from any Person or (ii) subject to the provisions of Section 7.8(c), assist, receive, participate or negotiate (A) to engage in any Business Combination with any of the Sellers (other than one involving the disposition of Excluded Assets which in any case would not interfere with or render less likely the consummation of the Closing hereunder), (B) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or to engage in any discussions or negotiations with respect to, or otherwise attempt to consummate, any Business Combination with any of the Sellers, or (C) to furnish or cause to be furnished any information with respect to any of the Sellers to any Person (other than as contemplated by Section 7.1, 7.3 or 7.8(d) hereof) which any of the Sellers or any such Affiliate or Representative knows or has reason to believe is in the process of considering any such Business Combination with any of the Sellers.

Each Seller shall immediately terminate (in writing, with a copy to the Purchaser) any and all discussions or negotiations of any type restricted by
Section 7.8(a) hereof that is being engaged in on the date of this Agreement. If, during the No-Shop Period, any of the Sellers receives or becomes aware that any Seller or Affiliate thereof (or any Representative) has received from any Person (other than the Purchaser) any offer, inquiry or informational request that the Sellers are prohibited from pursuing pursuant to Section 7.8(a) hereof , the Sellers shall promptly advise such Person, by written notice, of the terms of Section 7.8(a) hereof and shall promptly, orally and in writing, advise the Purchaser of such offer, inquiry or request and deliver a copy of such notice to the Purchaser.

During the No-Shop Period, and provided that no Seller nor any Affiliate of any Seller has been violated the provisions of Section 7.8(a) or Section 7.8(b) hereof, (i) Syratech and its Representatives may have discussions with any Person in order to (A) clarify and understand the terms and conditions of any inquiry or proposal made by such Person and to determine whether such inquiry or proposal constitutes a Superior Proposal and (B) notify such Person of the provisions of this Agreement, and (ii) if the Board of Directors of Syratech receives a Takeover Proposal that the Board of Directors of Syratech in the exercise of its fiduciary duties determines constitutes a Superior Proposal, then Syratech may furnish any information with respect to the Sellers to the Person making such Takeover Proposal and participate in discussions and negotiations with such Person regarding such Takeover Proposal. For purposes of this Agreement: (i) a "Takeover Proposal" means any inquiry, proposal or offer from any Person (other than Purchaser) to effect a Business Combination with the Sellers, other than the Acquisition Transactions or the dissolution and winding up of the Sellers contemplated by Section 7.4(a) hereof, and (ii) a "Superior Proposal" means a Business Combination proposal made by a third party, which the Board of Directors of Syratech after reasonable opportunity for negotiation determines in its good faith and reasonable judgment (after consultation with a financial advisor) to be more favorable to the holders of the Convertible Senior Notes or Syratech's Common Stockholders than the Acquisition Transactions.

In seeking to obtain the Noteholder Conversion Consent and the Stockholder Approval, except as expressly permitted by the foregoing provisions of this
Section 7.8, the Board of Directors of Syratech shall not (i)(A) withdraw or modify, in a manner adverse to the obtaining the Noteholder Conversion Consent or the Stockholder Approval, the recommendation made by such Board of Directors that the holders of the Convertible Senior Notes provide the Noteholder Conversion Consent and that the stockholders of Syratech provide the Stockholder Approval (the "Board Recommendation") or (B) recommend to the holders of the Convertible Senior Notes or the stockholders of Syratech any strategic transaction by Syratech alternative to the Acquisition Transactions (an "Alternative Transaction"); provided, however, that, subject always to the provisions of Section 7.8(a), Section 7.8(b) and Section 7.8(c) hereof, the Board of Directors of Syratech may withdraw or modify the Board Recommendation, or recommend to the holders of the Convertible Senior Notes or the stockholders of Syratech any Alternative Transaction, if such Board determines in its business judgment, after consultation with legal counsel, that such action is necessary in order for the Board of Directors of Syratech to comply with its fiduciary duties under applicable Law; provided further, that in such event, the Purchaser shall have five (5) Business Days to notify the Seller Representative of its intent to match the terms and conditions of such Alternative Transaction and if the Purchaser so notifies the Seller Representative, then this Agreement shall be deemed to be modified to conform to such Alternative Transaction and shall otherwise remain in full force and effect, with no further action required by the parties.

that, in the event that this Agreement is terminated as a result of such action by the Board of Directors as described in Section 7.8(d) hereof, then the Seller shall be required to pay the Termination Fee as provided in Section 4.5 hereof.

 Notifications.

Between the date hereof and the Closing Date, each Seller shall promptly notify the Purchaser in writing if it becomes aware of (i) any fact, circumstance or condition that causes or constitutes a breach of any of the representations, warranties and covenants of the Sellers contained in this Agreement, or (ii) the occurrence after the date of this Agreement of any fact or condition that could (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation, warranty or covenant had such representation, warranty or covenant been made as of the time of occurrence or discovery of such fact or condition, and (iii) any other material developments affecting the Business or the Properties, financial condition, operations, results of operations, customer or supplier relations, Employee relations, projections or prospects of any of the Sellers. During the same period, the Sellers will promptly notify the Purchaser of the occurrence of any event that may make the satisfaction of the conditions in Article IX impossible or unlikely.

Between the date hereof and the Closing Date, the Purchaser shall promptly notify the Seller Representative in writing if it becomes aware of (i) any fact or condition that causes or constitutes a breach of any of the representations, warranties and covenants of the Purchaser contained in this Agreement, or (ii) the occurrence after the date of this Agreement of any fact or condition that could (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation, warranty or covenant been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Purchaser will promptly notify the Seller Representative of the occurrence of any event that may make the satisfaction of the conditions in Article IX impossible or unlikely.

Supplementation and Amendment of Schedules. Each Seller may, at its option, include in the Schedules provided by it pursuant hereto items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. Until the Closing, each of the Sellers shall have the continuing obligation promptly to supplement or amend the Schedules it has provided the Purchaser hereunder with respect to any matter hereafter arising or discovered after the delivery of the Schedules pursuant to this Agreement necessary in order to make the Schedules accurate as of the date hereof; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended Schedule by any Seller shall not be deemed to have been disclosed unless accepted in writing by the Purchaser; provided, that the Purchaser shall not unreasonably withhold its consent for the correction of certain errata, typographical errors or other missing information which is not, in the aggregate, material. Any supplement or amendment to any Schedule provided by any Seller shall not be considered to have amended or otherwise changed any representation or warranty for purpose of determining whether any Seller has breached any of the representations and warranties in Article V hereof.

Releases. Subject to consummation of the Acquisition Transactions, Syratech shall satisfy, and shall cause each Seller to satisfy, irrevocably, unconditionally and completely, as of the Closing Date, any obligation any Seller has to any Person (regardless of whether a current or former Employee) under the Incentive Plan (which may be done by obtaining a release of any such obligations) and shall provide to the Purchaser evidence thereof reasonably satisfactory to Purchaser.

Tax Returns; Taxes. From the date of this Agreement through the Closing Date, each Seller shall (i) timely file all Tax Returns required to be filed by such Seller that would adversely affect the Acquired Assets on a basis consistent with prior Tax Returns except to the extent otherwise required under applicable Law, (ii) timely pay all Taxes required to be paid by it in accordance with each such Tax Return, and (iv) promptly forward to the Purchaser a copy of all written, non-ordinary course communications received by it from any Taxing authority that would adversely affect the Acquired Assets.

No Solicitation of Employees, Suppliers or Customers. No Seller shall, and each Seller shall cause its Representative not to, from and after the Closing Date, and for a period of two (2) thereafter, directly or indirectly, for itself or on behalf of any other Person, knowingly offer or solicit the employment, engagement or retention of any Person who at any time during the preceding twelve (12)-month period shall have been an employee of a Seller or the Purchaser, or knowingly solicit any supplier or customer of any Seller or Purchaser for the purpose of diverting any such supplier or customer from doing business with any Seller or with the Purchaser in favor of any competitor of any Seller or the Purchaser.

Letters of Credit, Collateral, Etc. The Sellers have certain letters of credit outstanding in connection with the operation of their business, a true, correct and compete list of which is set forth on Schedule 7.14(a) attached hereto. As of the Closing, the Purchaser shall cause such letters of credit, or the collateral securing such letters of credit, to be replaced, or shall deliver back-up letters of credit to the party that has issued the initial outstanding letter of credit so that the Sellers are released from their obligations to pledge the collateral represented by such letters of credit. Notwithstanding anything herein to the contrary, in no event shall Purchaser assume any liability or obligation with respect to any letters of credit or collateral securing any letters of credit with respect to any of the Excluded Assets or the Excluded Liabilities.

Cooperation by the Sellers. Each of the Sellers shall cooperate with the Purchaser in connection with the obligations of the Purchaser to file with the SEC the financial statements and pro forma financial information required to be included by it in the Purchaser's periodic reports and other filings (i.e., Forms 8-K, 10-K and 10-Q and registration statements filed under the Securities Act of 1933, as amended) by:

making available to the Purchaser the relevant financial statements and records, documents, representations and information of each Seller and each Seller's employees as have knowledge thereof as may reasonably be requested by the Purchaser;

instructing the independent accountants of the Party requesting cooperation to provide such opinions, consents and comfort letters with respect to such financial statements and pro forma financial information that may be required or reasonably necessary; and providing to the independent accountants of the Purchaser such information, records and representations as they may request for purposes of the foregoing.

All  fees  and  expenses   (including  the  fees  and  expenses  of  independent
accountants) in connection with any of the foregoing  provisions in this Section
7.15 shall be paid by the Purchaser and not the Sellers.

Registration of Consideration Shares. As promptly as practicable, and in any event not later than the tenth (10th) Business Day after the later to occur of
(i) the Closing and (ii) the date on which the Purchaser files its annual report on Form 10-K with the SEC for the fiscal year ended December 31, 2005, the Purchaser shall file a registration statement with the SEC, on Form S-3 or other appropriate Form, with respect to the registration of the Consideration Shares for public sale by the Sellers. The terms and conditions of such registration shall be as set forth on Exhibit 7.16 attached hereto.

Possible Acquisition of Stock of Subsidiary. The Purchaser may at any time prior to the Closing hereunder elect, by written notice to the Seller Representative, to purchase from Syratech all of the outstanding capital stock of any of Seller other than Syratech, notwithstanding the fact that this Agreement presently contemplates that the Acquired Assets that are owned by such Seller shall be sold directly to the Purchaser. If the Purchaser makes the foregoing election, all of the outstanding capital stock of such Seller shall be deemed to be an Acquired Asset to be sold and delivered to the Purchaser at the Closing hereunder. From and after such purchase of the outstanding capital stock of such Seller, such Seller shall not have any obligation whatsoever to indemnify any of the Purchaser Indemnitees under this Agreement (including this Article XII) or any of the Seller Documents, and shall have no obligation whatsoever to any of the Sellers to make any contribution, cross-indemnify or otherwise participate in any indemnification obligation of the Sellers hereunder; provided, however, that this sentence shall not otherwise affect the limitation provided in Section 12.4(d) hereof.

Accounts Receivable Received by a Party. In the event that any of the Sellers shall receive payment of any of the accounts receivable or any other payment belonging to the Purchaser after the Closing Date, the same shall be deemed to have been received by such Seller in trust for the Purchaser, and such Seller shall immediately deliver all such payments to the Purchaser in the form received by such Seller.

Delivery of Inventory. Title and all risk of loss of Inventory located at any of the Leased Real Property on the Closing Date shall pass from the Sellers to the Purchaser at the Closing. With respect to all Inventory not located at the Leased Real Property on the Closing Date, upon the Closing, or as soon thereafter as commercially practicable, the Sellers shall deliver (at the Sellers' cost) any and all such Inventory to the Purchaser.

Bulk Sales Law. The Sellers shall indemnify the Purchaser for lack of compliance with any bulk sales law that may be applicable to the transactions contemplated hereby under Article 6 of the Uniform Commercial Code. Each Party shall cooperate with the other Party in connection with the obligations of such Party to file any bulk sales notification under the Tax Law of any applicable state.

Lifetime Guaranty. Lifetime hereby agrees to cause the Purchaser to perform all of its agreements, covenants and obligations under this Agreement and the other Purchaser Documents to which the Purchaser is a party. Such guaranty shall be unconditional and shall be a guaranty of performance and not of collection. Lifetime's obligations hereunder shall be no greater than the Purchaser, and to the extent that Purchaser is afforded conditions to its obligations, defenses, offsets, cure periods, notice periods, remedies and rights under this Agreement, Lifetime shall be entitled to the benefit of the same. With respect to any notification and/or approval required of the Purchaser under this Agreement, the Sellers may rely on any such notification and/or approval given or granted by Lifetime to be the same as if such notification and/or approval were given or granted by the Purchaser.

Winding Up Expenses. The Purchaser hereby agrees to bear equally with the Sellers, subject to a cap of $200,000 on the part of the Purchaser, all reasonable and demonstrable costs and expenses attributable to the corporate dissolution, foreign withdrawal and other regulatory filings of the Sellers after the Closing.

EMPLOYEES

Continuing Employees.

The agreements of this Agreement (including this Article VIII) are between the Purchaser, Lifetime and the Sellers, and are not intended to create or be deemed to create any third party beneficiary rights in any Employee of any of the Sellers.

The Purchaser shall offer employment with the Purchaser or its Affiliates to all of the Employees of the Sellers who are not a party to an employment agreement with any Seller on the date of this Agreement, with such employment with the Purchaser or its Affiliates to begin on the Closing Date, with the terms of such employment to provide for, for a period of not less than one (1) year after the commencement of such employment (i) at least the same salary, wages, and bonus opportunities as were provided to such Employee immediately prior to the Closing and (ii) the Purchaser's, or Lifetime's corporation group, standard employee benefit plans; provided, however, that with respect to severance obligations, the provisions of Section 8.3 hereof shall apply. All such Employees accepting such offer of employment and all such Employees who are a party to a Purchased Contract are hereinafter referred to as the "Continuing Employees."

To the extent any Seller becomes subject to any Liabilities under the WARN Act or any comparable state or local Law in connection with the termination of the employment by the Purchaser or its Affiliates (or any successor thereto) of any Continuing Employee after the Closing Date, the Purchaser shall be responsible therefor and shall indemnify each Seller and its directors, officers and employees against such Liability in accordance with the provisions of Article XII hereof. Without limiting the effect of the foregoing sentence, the Purchaser shall be solely responsible for giving any notice to Continuing Employees required by the WARN Act or any comparable state or local Law to be given after the Closing Date.

To the extent permitted by Law, as soon as reasonably practicable following the date hereof, the Sellers shall provide to the Purchaser the necessary employee data, including personnel and benefit information, maintained with respect to the Continuing Employees by the Sellers or by its independent contractors, such as insurance companies and actuaries, in order to facilitate benefits and payroll transition for the Continuing Employees.

The Purchaser shall offer to enter into a new employment agreement with each Employee of any of the Sellers who is a party to an employment agreement with a Seller as of the date of this Agreement (other than the Employees named on
Schedule 9.1(j) hereof, who shall be offered employment agreements to be negotiated directly by the Purchaser with such Employees); provided, that (i) the terms of such new employment agreement shall provide the Employee with substantially the same compensation and medical benefits as are provided under the Employee's current employment agreement, (ii) the title, position, responsibilities and authority of the



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

Employee shall be appropriate in the context of the employer being a part of Lifetime's consolidated group of companies, (iii) such new employment agreement shall contain severance provisions comparable to the current severance provisions contained in such Employee's employment agreement, and (iv) such new employment agreement shall not contain any change in control or parachute payment provision (and the Sellers, and not the Purchaser, shall be responsible for any such obligations existing in such current employment agreements), and
(v) in no event shall any such Employee be deemed a Continuing Employee hereunder.

Employment Benefits. In the event that the Purchaser or its Affiliates elects to have any Continuing Employee receive employee benefits under any employee benefit plan or arrangement sponsored or maintained by the Purchaser or its Affiliates, to the extent permitted under such benefit plan, each such Continuing Employee will be credited for service with the Sellers under such plan or arrangement for purposes of eligibility and vesting, provided that such credit does not result in any duplication of benefits. The Purchaser or its Affiliates shall, to the extent possible under the applicable benefit plans, (i) waive, or cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to the Continuing Employees under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which is made available to the Continuing Employees and (ii) provide credit to the Continuing Employees for any co-payments, deductibles and out-of-pocket expenses paid by such employees under the applicable Employee Benefit Plans during the portion of the relevant plan year including the Closing Date.

Employee Severance.

With respect to any Continuing Employee who does not have an employment agreement with the Seller and with respect to any Employee who enters into an employment agreement with the Purchaser that does not include a severance provision, the Purchaser will provide, for a period of not less than one (1) year, such Continuing Employee with severance policies substantially equivalent to the severance policies of the Sellers in effect and applicable to such Continuing Employee, or as applicable, such Employee, immediately prior to the Closing. After such one (1) year period, the Purchaser reserves the right to modify any such policies in its sole discretion.

Anything in this Agreement to the contrary notwithstanding, the Purchaser will not be obligated to pay severance to any Continuing Employees (regardless of whether or not such Continuing Employee is a party to any employment agreement with any of the Sellers as of the date of the Closing), either before or after the Closing, if the severance policies of the Sellers with respect to such Continuing Employee would deem that such Continuing Employee was terminated as a result of the Acquisition Transactions or the transition to employment from the Sellers to the Purchaser or any of its Affiliates and entitled to severance benefits thereunder.

With respect to any Employee with whom the Purchaser enters into a new employment agreement (including an amendment of an existing employment agreement that the Purchaser may elect to enter into either prior to or after the Closing), the Purchaser will honor any severance provisions in such new or amended employment agreement.

Anything in this Agreement to the contrary notwithstanding, in no event shall the Purchaser or any Affiliate of the Purchaser assume any Liability with respect to or be obligated to honor any change of control (or "parachute" payment) obligation under any employment agreement existing on the date of this Agreement, whether relating to Purchaser's acquisition of the Acquired Assets or relating to any other transaction of Syratech or any other Seller occurring either prior to or after the date of this Agreement.



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

Alternate Procedure. With respect to the Continuing Employees in the United States, pursuant to the "Alternate Procedure For Predecessors and Successors" provided in Section 5 of Revenue Procedure 2004-53, 2004-34 I.R.B. 320: (i) Sellers and Purchaser shall report on a predecessor/successor basis as set forth therein, (ii) Sellers will be relieved from filing a Form W-2 with respect to the Continuing Employees and (iii) Purchaser (or its Affiliate) will undertake to file (or cause to be filed) a Form W-2 for each Continuing Employee for the calendar year that includes the Closing Date (including the portion of such year that such employee was employed by Sellers). Sellers will provide Purchaser (or its Affiliate) on a timely basis with all payroll and employment-related information with respect to each Continuing Employee necessary to satisfy these obligations, including, without limitation, copies of all Forms 941 filed with respect to employee compensation paid by Syratech in 2006 and with respect to each such Form 941 a schedule setting forth for each Form 941 all relevant information to enable Purchaser to complete Schedule D, therefore, including, without limitation, (i) as to each of the Continuing Employees such employees name, address, social security number, gross wages, FICA Wages, Medicare Wages, federal income tax withholding, FICA withholding, Medicare Tax withholding, state wages, local wages, State Tax withholding state and local tax withholding and Syratech's share of FICA and Medicare Tax; (ii) a copy of Syratech's Schedule D (Form 941) or reasonable substitute therefore, to explain the discrepancies (between the Forms W-2 (Copy A) to be filed by Syratech with respect to the Employees who are not Continuing Employees and the Forms 941 filed by Syratech for any calendar quarters in 2006 ending on or before the Closing or during which the Closing shall occur, with respect to the in the totals of social security wages, Medicare wages and tips, social security tips, federal income tax withheld, and advance earned income credit (EIC) payments) and a similar schedule setting forth such information with respect to state and local wages and withholding; (iii) evidence of remittance of withholding taxes and employer payroll taxes paid by Syratech in 2006 on account of the Continuing Employees for the period January 1, 2006 through the Closing; and (iv) all current Forms W-4 and Forms W-5 that were provided to the predecessor by the acquired employees and any written notices received from the IRS under Treasury Regulation ss. 31.3402(f)(2)-1(g)(5), together with equivalent state tax forms.



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

CONDITIONS TO CLOSING

Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to consummate the Acquisition Transactions is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable Law); provided; that the Purchaser's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement contained herein:

The representations and warranties of the Sellers set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and at of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); and the Purchaser shall have received a certificate signed by each of the Sellers, dated the Closing Date.

Each of the Sellers shall have performed and complied in all material respects with all covenants and all other obligations and agreements required in this Agreement to be performed or complied with by them prior to the Closing Date; and the Purchaser shall have received a certificate signed by each of the Sellers, dated the Closing Date, to the foregoing effect in respect of the covenants, obligations and agreements required in this Agreement to be performed or complied with by such Seller.

The amount of cash necessary to repay in full all of the Indebtedness of Syratech as of the Closing, together with all accrued but unpaid interest, and all premiums, penalties and interest thereon, shall not be more than the sum of
(A) Thirty Seven Million Dollars ($37,000,000) and (B) such additional amount of cash as the Sellers shall be ready, willing and able to fund, and do fund, as of the Closing in payment of such Indebtedness.

The Sellers and the Seller Representative shall have delivered, or caused to be delivered, to the Purchaser all of the items required by Section 0.hereof.

All consents (or waivers in lieu thereof) to the performance by the Sellers of their obligations under this Agreement and the Acquisition Documents and to the consummation of the transactions contemplated hereby and thereby without violating any Law or breaching (or giving rise to a right of any party to terminate) any Purchased Contract as set forth on Schedule 9.1(e) attached hereto: (i) shall have been obtained at the Sellers' sole expense, (ii) shall be in form and substance reasonably satisfactory to the Purchaser, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect.

The Purchaser shall have received from Syratech the consolidated audited balance sheet of Syratech and its consolidated Subsidiaries, as of December 31, 2005 and the related audited consolidated statements of income and changes in stockholders' equity and cash flows for the year then ended, including all the notes prepared in connection therewith, together with the report thereon by Vitale, Caturano & Company, certified public accountants (the "2005 Audited Financial Statements").

No event or events shall have occurred between the date hereof and the Closing Date that, individually or in the aggregate, have, or are reasonably likely to have, a Sellers Material Adverse

Effect on the Business or any of the Sellers or any of the Acquired Assets, businesses, operations, financial condition or prospects.

None of the following shall have occurred: (i) trading in the Lifetime Common Stock shall have been suspended by the SEC or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or terrorist event which shall have had, in the judgment of the Purchaser, a material adverse impact on the securities markets or the economy in general.

The Sellers shall have delivered to the Purchaser duly executed payoff letters in customary form, which shall be reasonably acceptable to the Purchaser, that all Indebtedness of Syratech and its Subsidiaries (including any Indebtedness of Syratech or its Subsidiaries that is not shown on the balance sheets of such entities or that is not otherwise reflected in the books and records thereof) shall have been fully paid, and documentation reasonably acceptable to the Purchaser releasing any Liens securing such Indebtedness.

The Purchaser shall have entered into written employment agreements with the individuals named on Schedule 9.1(j) hereof, and the form and substance of such employment agreements shall be on terms and conditions satisfactory to the Purchaser, and the Purchaser shall have no reasonable basis to believe that any party to any such employment agreement does not intend to honor his obligations thereunder after the Closing.

The Purchaser shall have available sufficient cash from its financing sources to pay the cash portion of the Purchase Price in accordance with Section 2.5, any adjustment to the Purchase Price in accordance with Section 3.4, and any other amounts necessary for the Purchaser to consummate the Acquisition Transactions.

Without limiting any of the foregoing, there shall not have occurred any material damage, destruction, fire, flood, hurricane, tornado, explosion or similar event affecting any Leased Real Property which shall render such Leased Real Property inoperable or unusable.

Conditions Precedent to Obligations of the Sellers. The obligations of the Sellers to consummate the Acquisition Transactions are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable Law); provided, that each Sellers' participation in the Closing shall not in any way be deemed to be a waiver of a claim it may have hereunder for a breach of any representation, warranty, covenant or agreement contained herein:

The representations and warranties of the Purchaser and Lifetime, as applicable, set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Seller Representative shall have received, for the benefit of the Sellers, a certificate signed by an authorized officer of the Purchaser, dated the Closing Date, to the foregoing effect.

The Purchaser and Lifetime, as applicable, shall have performed and complied in all material respects with all covenants and all other obligations and agreements required by this Agreement to be performed or complied with by the Purchaser or Lifetime, as applicable, on or prior to the Closing Date, and the Seller Representative shall have received, for the benefit of the Sellers, a certificate signed by an authorized officer of the Purchaser and of Lifetime, as applicable, dated the Closing Date, to the foregoing effect.

The Purchaser shall have delivered, or caused to be delivered, to the Seller Representative all of the items set forth in Section 0 hereof.

No Purchaser Material Adverse Effect shall have occurred since the date of this Agreement that might materially impair the performance of obligations and covenants of the Purchaser in favor of the Sellers.

Conditions Precedent to Obligations of the Purchaser and the Sellers. Subject to
Section 9.4 below, the respective obligations of the Purchaser and the Sellers to consummate the Acquisition Transactions are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser and the Seller Representative in whole or in part to the extent permitted by applicable Law):

All filings and other actions to or with respect to any Governmental Body necessary to permit the consummation of the Acquisition Transactions shall have been made and accepted, and all waiting periods prescribed by applicable Law shall have expired or been terminated in accordance with applicable Law;

All consents and approvals by any Governmental Body necessary to permit the consummation of the Acquisition Transactions, shall have been obtained, without material qualification or condition reasonably found objectionable by a party hereto, none of which approvals shall have been rescinded in any respect and all of which shall have remained in full force and effect through the Closing Date;

There must not have been commenced or threatened to be commenced by a Government Body against any party hereto or any Affiliate of any party hereto, any Legal Proceeding or proceeding involving an Order of any Governmental Body (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Acquisition Transactions, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Acquisition Transactions.

The Noteholder Conversion Consent shall have been obtained and be in effect and a sufficient number of Convertible Senior Notes shall have been converted into shares of Common Stock in Syratech so that, in accordance with the terms of the Indenture pertaining to the Convertible Senior Notes, all Convertible Senior Notes shall be converted into such shares; and the Stockholder Approval shall have been obtained and be in effect.

The Escrow Agreement shall have been executed prior to the Closing by the Seller Representative on behalf of the Sellers, and the Purchaser, and shall be in full force and effect as of the Closing, and shall be in form and substance reasonably acceptable to the Purchaser and the Seller Representative.

Frustration of Closing Conditions. Neither the Sellers nor the Purchaser may rely on the failure of any condition set forth in Sections 9.1, 0 or 0, as the case may be, if such failure was caused by such party's failure to comply with any provision of this Agreement.

TAXES

Preparation of Tax Returns. The Sellers shall continue to prepare and timely file (or shall cause to be prepared and timely filed) all Tax Returns for the Sellers for all periods. The Sellers shall pay all Taxes on income or profits arising from the sales contemplated hereunder and all other Taxes of the Sellers, other than the Purchaser's share of Transfer Taxes. Except to the extent otherwise required by law, such Returns shall be prepared on a basis consistent with the past practices of such entities.

Allocation of Taxes for Straddle Periods. For purposes of this Agreement, in the case of any Taxes that are payable for a Straddle Period, the portion of such Tax that relates to the Pre-Closing Tax Period shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of all other Taxes, be deemed equal to the amount which would by payable as computed on a "closing-of-the-books" basis if the relevant Tax period ended on the Closing Date. For any such period, the portion of such Tax that relates to the Post-Closing Tax Period shall be the total amount of Tax for such period less the amount attributable to the Pre-Closing Tax Period, as determined under the preceding sentence.

Contests and Cooperation. The Sellers shall have the right to control the conduct of, and shall have sole discretion in handling, any audit or other proceeding with respect to any Taxes of the Sellers. The Purchaser, the Sellers and their respective Affiliates (each a "Party") shall cooperate in both (i) the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information and (ii) any subsequent audits, claims, contests, litigation or other proceedings with respect to Taxes of any of the Sellers (collectively, "Tax Proceedings"). Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to a Seller illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns or participating in Tax Proceedings, as is relevant to the preparation of such Tax Returns or the conduct of such Tax Proceedings, respectively. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable governmental authority which relate to any of the Sellers, and providing copies of all relevant Tax Returns to the extent related to any of the Sellers, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by any governmental authority and records concerning the ownership and tax basis of property, which the requested Party may possess. The Parties and their respective affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

Transfer Taxes. All sales, use, transfer, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the Acquisition Transactions ("Transfer Taxes") shall be equally borne by the Purchaser and the Sellers.

Successors. For purposes of this Article 0, references to any of the Purchaser or any Seller shall include the successors thereof.

Tax Treatment of Indemnity Payments. The Purchaser and the Sellers agree that any indemnification payments made under this Agreement shall be treated as an adjustment to the Purchase Price for all Tax purposes.

Survival. The covenants and agreements of the parties contained in this Article X shall survive the Closing and shall remain in full force and effect until the expiration of any applicable statute of limitations.

SELLER REPRESENTATIVE

The Seller Representative.

Each of the Sellers hereby irrevocably designates and appoints Syratech or the Liquidating Trust as the successor thereto as the case may be, as its, his or her agent and attorney-in-fact, for and on behalf of each Seller (the "Seller Representative"), with full power and authority to represent such Seller and its, his or her successors and assigns with respect to all matters arising under this Agreement.

Each and every notice, delivery, statement, agreement or other action taken by the Seller Representative hereunder shall be binding upon each Seller and its, his or her successors and assigns as if expressly done by, and ratified and confirmed in writing by, such Seller. The Purchaser shall be entitled to rely on, and each Seller shall be bound by, each and every notice, delivery, statement, agreement or other action made by the Seller Representative on behalf of the Sellers, or any of them, in accordance with this Agreement. Where any notice, delivery, statement, agreement or other action is required, permitted or contemplated in this Agreement to be made by the Seller Representative, no such notice, delivery, statement, agreement or other action shall be effective unless made in writing and signed by the Seller Representative.

Without limiting the generality of the foregoing, the Seller Representative shall have full power and authority, in the name of and on behalf of each Sellers and its, his or her successors and assigns, to (i) interpret all the terms and provisions of this Agreement, (ii) waive any condition on behalf of any or all members of the Sellers under Section 9.2 hereof, (iii) dispute or fail to dispute or expressly agree to any claims of Losses or damages made by any Purchaser Indemnitee, (iv) assert claims of Losses or damages against any indemnifying party, (v) negotiate, compromise and settle any dispute (including, but not limited to, any dispute relating to Losses or damages) that may arise under this Agreement, (vi) sign any releases or other documents with respect to any such dispute, (vii) authorize payment or delivery of any part of the Escrow Fund pursuant to the Escrow Agreement or any other payments to be made with respect thereto and (viii) take all other actions that are either (A) necessary or appropriate in the judgment of the Seller Representative for the accomplishment of the foregoing or (B) specifically mandated by the terms of this Agreement.

Each notice required to be given to the Sellers pursuant to the Agreement shall be deemed to have been given to all of the Sellers on the date given to the Seller Representative.

A decision, act, consent or instruction of the Seller Representative, including an extension or waiver of this Agreement, as applicable, shall constitute a decision of the Sellers and shall be final, binding and conclusive upon the Sellers; the Purchaser may rely upon any such decision, act, consent or instruction of the Seller Representative as being the decision, act, consent or instruction of all the Sellers. The Purchaser and the Sellers are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Seller Representative.

The Sellers shall be solely responsible for the fees and expenses of the Seller Representative and the Seller Representative shall not seek any payment therefor from the Purchaser or from the Escrow Fund.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION

Limited Survival of Representations and Warranties.

Notwithstanding any right of the Purchaser or of Lifetime to fully investigate the affairs of the Sellers and notwithstanding any Knowledge of facts determined or determinable by the Purchaser or by Lifetime pursuant to such investigation or right of investigation, each of the Purchaser and Lifetime shall have the right to rely fully upon the representations and warranties of the Sellers contained in this Agreement, the Schedules hereto and in any of the Seller Documents. Except as provided in the immediately following sentence, all such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date, and the liability of the Sellers in respect of any inaccuracy in any such representation or warranty shall terminate on the second anniversary of the Closing Date, except for liability with respect to which an Indemnification Notice shall have been given in accordance herewith to the Seller representative on or prior to such date. The foregoing notwithstanding, the obligation of the Sellers to indemnify pursuant to this Agreement with respect to representations and warranties contained in Section 5.16(b) hereof (regarding title to Acquired Assets), shall survive until all liability relating thereto is barred by all applicable statutes of limitation (including any extensions or waivers thereof).

Notwithstanding any right of the Sellers to fully investigate the affairs of the Purchaser or of Lifetime and notwithstanding any Knowledge of facts determined or determinable by the Sellers pursuant to such investigation or right of investigation, the Sellers have the right to rely fully upon the representations and warranties of the Purchaser and of Lifetime contained in this Agreement, the Schedules hereto and in any of the Purchaser Documents. Except as provided in the immediately following sentence, all such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date, and the liability of the Purchaser and of Lifetime in respect of any inaccuracy in any such representation or warranty shall terminate on the second anniversary of the Closing Date, except for liability with respect to which an Indemnification Notice shall have been given in accordance herewith to the Seller representative on or prior to such date. The foregoing notwithstanding, the obligation of the Purchaser and of Lifetime to indemnify pursuant to this Agreement with respect to matters arising from fraud shall survive the Closing, and the liability of the Purchaser and of Lifetime in respect of any inaccuracy therein shall continue until all liability relating thereto is barred by all applicable statutes of limitation (including any extensions or waivers thereof).

Notwithstanding anything to the contrary in this Agreement, a claim for indemnification with respect to Section 12.2(ii) and Section 12.3(ii) may be made at any time after the Closing until barred by all applicable statutes of limitations (including any extensions or waivers thereof).

Indemnification by the Sellers. Each of the Sellers, jointly and severally, shall indemnify and defend the Purchaser and Lifetime and each of their respective officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Purchaser Indemnitee") from and against, and hold each Purchaser Indemnitee harmless from and against, any and all Losses that any Purchaser Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

any breach of or inaccuracy in any representation or warranty made by any of the Sellers or the Seller Representative contained in this Agreement or in any of the Seller Documents or in respect of any claim made by a third party based upon alleged facts that if true could constitute any such breach or inaccuracy; and any breach of or failure to perform or to comply with any covenant, obligation or other agreement required to be performed or complied with by any of the Sellers or the Seller Representative contained in this Agreement or in any of the Seller Documents.

Indemnification by the Purchaser. The Purchaser and Lifetime, jointly and severally, shall indemnify and defend the Sellers and each of their agents, advisors or representatives (each, a "Seller Indemnitee") from and against, and hold each Seller Indemnitee harmless from and against, any and all Losses that such Seller Indemnitee may suffer or incur arising from, related to or in connection with any of the following (whether or not in connection with any third party claim):

any breach of or inaccuracy in any representation or warranty made by the Purchaser or Lifetime contained in this Agreement or in any Purchaser Document or in respect of any claim made by a third party based upon alleged facts that if true could constitute any such breach or inaccuracy; and

the Purchaser's or Lifetime's breach of or failure to perform or to comply with any covenant, obligation or other agreement required to be performed or complied with by the Purchaser or Lifetime, respectively, contained in this Agreement or in any of the Purchaser Document.

 Limitations on Indemnification.

Except in the case of claims for fraudulent conduct, the Purchaser Indemnified Parties shall not be entitled to indemnity under this Article XII unless and until the amount of the Losses sustained by all the Purchaser Indemnified Parties who have given Indemnification Notices as to which they have been finally determined to be entitled to indemnity hereunder exceed, in the aggregate, $100,000. If the Purchaser Indemnified Parties incur Losses in excess of $100,000, they shall be entitled to recover (in accordance with the provisions of this Section 12.4) all of such Losses, including the first Dollar thereof. Except in the case of claims for fraudulent conduct, the Seller Indemnitees shall not be entitled to indemnity under this Article XII unless and until the amount of the Losses sustained by all Seller Indemnitees who have given Indemnification Notices as to which they have been finally determined to be entitled to indemnity hereunder exceed, in the aggregate, $100,000. If the Seller Indemnitees incur Losses in excess of $100,000, they shall be entitled to recover (in accordance with the provisions of this Section 12.4) all of such Losses, including the first Dollar thereof.

Solely for the purposes of determining Losses pursuant to this Section 12.4, any requirement in a representation or warranty that an event or fact be material or result in a Seller Material Adverse Effect, or any reference to a "Material" Contract (as opposed to a Contract), which is a condition to such event or fact constituting an inaccuracy or breach of such representation or warranty, shall be ignored and any and all Losses arising out of the inaccuracy or breach of such representation or warranty shall be taken into account for purposes of determining the rights of the parties to indemnification pursuant to this
Section 12.4. For the avoidance of doubt, the adjustments of the Purchase Price under Article III shall not be limited by the foregoing.

Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person, by indemnity hereunder or otherwise, for any consequential, special or punitive damages of such other Person; provided, however, that the foregoing exclusion of consequential damages shall not prevent any Purchaser Indemnitee from recovering Losses due to diminution in value of the Acquired Assets from the value reasonably expected based on the representations and warranties of Article V hereof.

Anything to the contrary in this Agreement (including without limitation anything in this Article XII) notwithstanding, except as expressly set forth below in this Section 12.4(d), the Escrow Fund shall be the sole source for the payment of any liability of the Sellers to the Purchaser or any other Purchaser Indemnitee under this Agreement (including without limitation under this Article
XII), and then only in accordance with the Escrow Agreement and for that purpose neither the Purchaser nor any of the other Purchaser Indemnitees shall have any recourse to any of the other assets of the Sellers, except:

                      (i) with respect to the matters relating to the Net Working Capital determination pursuant to Article III hereof;

                      (ii) with  respect to the  obligations  of the  Sellers to sell, assign, transfer and deliver the Acquired Assets pursuant to Section 2.1 hereof;

                      (iii) in the event of any breach by any of the  Sellers of any of its obligations pursuant to Section 11.1(f) hereof or any of its obligations pursuant to Section
                           13.1 hereof; and

                      (iv) in the event of fraud of any of the Sellers;

provided, however, that any Purchaser Indemnitee may at its option seek to recover Losses with respect to any matter referred to in the foregoing clauses
(i), (ii), (iii) and (iv) of this Section 12.4(d) from any cash or other property held in escrow pursuant to the Escrow Agreement. At such time as any portion of the Escrow Fund may have been released to the Sellers in accordance with the terms and provisions of this Agreement and the Escrow Agreement, the Purchaser and the other Purchaser Indemnitees shall have no further recourse under this Agreement (including without limitation under this Article XII) to such released portion, except with respect to any of the matters referred to in the foregoing clauses (i), (ii), (iii) and (iv) of this Section 12.4(d).

 Indemnification Notices; Third Party Claims.

The Purchaser or Lifetime, as applicable, on behalf of a Purchaser Indemnified Party, or the Seller Representative on its own behalf or on behalf of the Sellers, as the case may be, shall give notice (an "Indemnification Notice") to the other of any claim of breach of a representation, warranty or covenant referred to in Section 12.2 or Section 12.3, as applicable, and the Loss it incurred as a result thereof (which, if not exactly determinable, may be an estimate), which such Indemnification Notice shall include (i) the facts or circumstances leading to such Loss and estimate of such Loss, in each case, in reasonable detail, and (ii) in the case indemnity is sought against a Loss resulting from any Legal Proceeding asserted by a third party, an Indemnification Claim (as defined below). Any claim for indemnification hereunder of which an Indemnification Notice has not been given on or prior to the second anniversary of the Closing Date will be irrevocably and unconditionally released and waived, it being agreed that in all cases the indemnified party shall provide an Indemnification Notice as promptly as practicable, although failure to provide such notice shall not release the indemnifying party except to the extent prejudiced as a result of such failure; provided that with respect to claims involving fraud, an Indemnification Notice may be given at any time. Except with respect to claims arising from fraud, the Indemnity Escrow Fund shall be the sole source of funds with respect to any right of indemnification of a Purchaser Indemnitee pursuant to this Article XII.

In the event that any Legal Proceedings shall be instituted or that any demand or claim shall be asserted by any third party against a Person in respect of which indemnity may be sought hereunder by any Person hereunder (an "Indemnification Claim"), such Person (the "indemnified person") shall promptly cause written notice of the incurrence by it of a Loss or the assertion of any such Legal Proceeding, demand or claim of which it has knowledge and which it believes is covered by indemnity hereunder to be forwarded to the party that it believes is responsible hereunder to provide indemnification hereunder (the "indemnifying party"). The indemnifying party shall have the right, at its sole option and expense, to assume the response to and defense of such
Indemnification Claim represented by counsel of its choice, which must be reasonably satisfactory to the indemnified person, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, it shall within fifteen (15) days of notice of the claim from the indemnified party (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified person of its intent to do so, and upon giving such notice, the indemnifying party shall diligently and in good faith defend against, negotiate, settle and or otherwise deal with such Indemnification Claim consistent with the other provisions of this Section
12.5. Anything in the foregoing to the contrary notwithstanding, to the extent that the Purchaser has assumed any Liabilities with respect to any Legal Proceeding against any of the Sellers pursuant to the terms and conditions of this Agreement, the Purchaser shall have the right to elect to defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnifying party elects not to assume the defense of an Indemnification Claim, or if the Purchaser has elected to defend against, negotiate, settle or otherwise deal with any Indemnification Claim with respect to any Liabilities with respect to Legal Proceedings against any of the Sellers assumed by the Purchaser pursuant to the terms and conditions of this Agreement, the indemnified party (or the Sellers, with respect to any defense so elected by the Purchaser) may at the sole cost and expense of the indemnifying party (or Sellers) pursuant to the provisions herein defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnifying party shall assume the defense of any Indemnification Claim, or if the Purchaser has elected to defend against, negotiate, settle or otherwise deal with any Indemnification Claim with respect to any Liabilities with respect to Legal Proceedings against any of the Sellers assumed by the Purchaser pursuant to the terms and conditions of this Agreement, the indemnified person (or the Sellers, as applicable) may participate, at his, her or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party (or the Sellers, as applicable) shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party (or at the expense of the Sellers, as applicable) if (i) so requested by the indemnifying party (or the Purchaser) to participate or (ii) in the reasonable opinion of counsel to the indemnified party (the Sellers) a conflict or potential conflict exists between the indemnified party (or the Sellers) and the indemnifying party (or the Purchaser) that would make such separate representation advisable; and provided, further, that the indemnifying party (or the Purchaser) shall not be required to pay for more than one such counsel for all indemnified parties (or Sellers) in connection with any Indemnification Claim arising out of the same facts and circumstances.

The parties hereto agree to cooperate fully with each other (and any other indemnified person as a condition to indemnity hereunder must likewise do so) in connection with the defense, negotiation or settlement of any Indemnification Claim. Notwithstanding anything in this Article XII to the contrary, neither the indemnifying party nor the indemnified person shall, without the written consent of the other, settle or compromise any Indemnification Claim or consent to entry of any judgment thereon unless (i) such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or plaintiff of an unqualified release from all liability in respect of the Indemnification Claim and (ii) the sole relief provided thereunder is money damages that are paid in full by the indemnifying party. After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified person and the indemnifying party shall have arrived at a mutually binding



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

agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

The Sellers and the Purchaser and Lifetime, respectively, agree that each of them shall preserve and keep any records in its possession or control and relating to the Business, and shall make such records and personnel available to the other, as the other may reasonably request in connection with, among other things, any insurance claims by, Legal Proceedings or tax audits against or governmental investigations pertaining to the Business in respect of which the other has any obligation to indemnify it pursuant to this Section 12.2 or
Section 12.3 as the case may be. If after the sixth anniversary of the Closing Date, any of the Sellers or the Purchaser or Lifetime wishes to destroy any records referred to in this paragraph before the time when such indemnification obligation is finally resolved, such party shall first give sixty (60) days' prior written notice to the other and the other shall have the right at its option and expense, upon prior written notice given to such party within such sixty (60) day period, to take possession of the records within one hundred twenty (120) days after the date of such notice.

MISCELLANEOUS

Expenses. Except as otherwise provided in this Agreement, the Purchaser shall bear its own costs and expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplate hereby and thereby. Except as otherwise provided in this Agreement, the Sellers shall bear all costs and expenses incurred by any of them and the Seller Representative in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. By way of illustration, and not limitation, the Sellers shall bear all costs and expenses of (i) third party consents required hereunder, (ii) any severance, change of control or similar obligation, (iii) all bankruptcy related settlements of Syratech or any of the Sellers, (iv) any Employee bonus or payments or obligations related to the Incentive Plan, (v) the Seller Representative, (vi) any professional advisors (including financial, legal and accounting) advisors of any of the Sellers and (vi) all Transfer Taxes.

Submission to Jurisdiction; Consent to Service of Process.

The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the Acquisition Transactions and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 13.6.



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

Waiver of Right to Trial by Jury. Each party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

Entire Agreement; Amendments and Waivers. This Agreement (including the Schedules and Exhibits hereto) together with the certificates specifically referred to herein or required to be delivered pursuant to the terms hereof, and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto or thereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the principles, policies or provisions thereof concerning choice or conflict of laws.

Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

               If to the Seller Representative, to:

               Syratech Corporation
               175 McClellan Hwy
               E. Boston, MA  02128-9114
               Fax:        617-568-8178
               Attention: Mr. Greg Hunt

               With a copy (which shall not constitute notice) to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY 10153
               Facsimile: (212) 310-8007
               Attention:  Robert L. Messineo, Esq.

               If to the Purchaser, to:

               Syratech Acquisition Corp.
               One Merrick Avenue
               Westbury, NY 11590
               Facsimile: (516) 683-6006
               Attention: President



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

               With a copy (which shall not constitute notice) to:

               Troutman Sanders LLP
               The Chrysler Building
               405 Lexington Avenue
               New York, NY 10174
               Facsimile: (516) 683-6006

               Attention:  Lawrence M. Levinson, Esq. and
                           Timothy I. Kahler, Esq.

               If to the Lifetime, to:

               Lifetime Brands, Inc.
               One Merrick Avenue
               Westbury, NY 11590
               Facsimile: (516) 683-6006

               Attention: Ronald Shiftan, Vice Chairman and Chief
`                         Operating Officer

               With a copy (which shall not constitute notice) to:

               Troutman Sanders LLP
               The Chrysler Building
               405 Lexington Avenue
               New York, NY 10174
               Facsimile: (516) 683-6006

               Attention:  Lawrence M. Levinson, Esq. and
                           Timothy I. Kahler, Esq.

Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Acquisition Transactions are consummated as originally contemplated to the greatest extent possible.

Binding Effect; Assignment.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement except as provided below. Except as set forth below, no assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties



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

hereto of any such obligations. Notwithstanding the foregoing, the Purchaser may, without the consent of any other party hereto, (i) assign its rights under this Agreement to any Affiliate of the Purchaser or (ii) following the Closing, to any successor in interest to the Purchaser who acquires all or substantially all of the Business or (iii) make a collateral assignment of its rights under this Agreement for the benefit of its lenders, and each of the Sellers agrees to execute acknowledgments of any collateral assignment(s) pursuant to this Section
13.8 in such forms as the Purchaser or the Purchaser's lender(s) may from time to time reasonably request; provided that no such assignment or collateral assignment shall release the Purchaser from any of its obligations hereunder or shall hinder or delay the consummation of the Acquisition Transactions. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires. Notwithstanding the foregoing, following Closing each of the Sellers may, without the consent of any other party hereto, upon its dissolution, assign its rights and obligations under this Agreement to a liquidating trust established under a plan of dissolution, liquidation and winding up of the Seller (all such trusts for the Sellers, collectively, the "Liquidating Trust"); provided, that such Seller shall provide the Purchaser with a written instrument duly executed by the applicable Liquidating Trust evidencing such assignment and pursuant to which such Liquidating Trust agrees to be bound by all of the terms and conditions of this Agreement applicable to the liquidating Seller; provided further, that any such assignment shall in no way limit or otherwise restrict the obligations of such Seller hereunder or benefits to the Purchaser hereunder. Upon any such permitted assignment, the references in this Agreement to the Sellers will apply to the Liquidating Trust unless the context otherwise requires.

Non-Recourse. All representations, warranties and covenants contained herein are made and undertaken only by the parties hereto and no past, present or future director, officer, employee, incorporator, member, partner or equity holder of any party that is not itself a party hereto shall have any liability for any obligations or liabilities of any party under this Agreement or the Seller Documents or the Purchaser Documents or any other instrument, certificate or document to be delivered in connection herewith or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. Nothing contained herein shall, however, relieve any person of liability for any act of fraud.

Remedies. In the event of any actual or prospective breach or default by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at Law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



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

[Signature Page One of Two
to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                               SYRATECH CORPORATION


                                By: /s/ Gregory W. Hunt
                                    -------------------------------------------
                                    Name:    Gregory W. Hunt
                                    Title:   Co-CEO/CFO

                               WALLACE INTERNATIONAL DE P.R., INC.


                               By: /s/ Gregory W. Hunt
                                    -------------------------------------------
                                   Name:    Gregory W. Hunt
                                   Title:   CEO

                               SYRATECH (H.K.) LIMITED


                               By: /s/ Gregory W. Hunt
                                    -------------------------------------------
                                   Name:    Gregory W. Hunt
                                   Title:   CEO/Director

                               CHI INTERNATIONAL, INC.


                               By: /s/ Gregory W. Hunt
                                    -------------------------------------------
                                   Name:    Gregory W. Hunt
                                   Title:   CEO



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


[Signature Page Two of Two
to Asset Purchase Agreement]


                               SYRATECH ACQUISITION CORPORATION

                               By:  /s/ Jeffrey Siegel
                                    -------------------------------------------
                                    Name:    Jeffrey Siegel
                                    Title:   President and Chief Executive
                                                 Officer

                              LIFETIME BRANDS, INC.


                              By:  /s/ Jeffrey Siegel
                                    -------------------------------------------
                                   Name: Jeffrey Siegel
                                   Title:  President and Chief Executive
                                     Officer

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned in its capacity as the Seller Representative pursuant to
Article XI hereof, and the undersigned hereby agrees to act in such capacity.


                               SYRATECH CORPORATION


                               By: /s/ Gregory W. Hunt
                                    -------------------------------------------
                                   Name:    Gregory W. Hunt
                                   Title: CEO/Director



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